AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 10, 2002
                                                 REGISTRATION NO. 333-__________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                ----------------
                                 RXBAZAAR, INC.
                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)

              DELAWARE                                        38-3506266
   (STATE OR OTHER JURISDICTION                           (I.R.S. EMPLOYER
 OF INCORPORATION OR ORGANIZATION)                      IDENTIFICATION NUMBER)

                                      6770
                          (PRIMARY STANDARD INDUSTRIAL
                           CLASSIFICATION CODE NUMBER)

                            1385 KEMPER MEADOW DRIVE
                             CINCINNATI, OHIO 45240
                                 (513) 851-3600
              (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE
                    OFFICES AND PRINCIPAL PLACE OF BUSINESS)

                                C. ROBERT CUSICK
                                 RXBAZAAR, INC.
                         200 HIGHLAND AVENUE, SUITE 301
                                NEEDHAM, MA 02494
                                 (781) 449-4962
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                                   COPIES TO:
                            GERARD P. O'CONNOR, ESQ.
                                 FOLEY HOAG LLP
                              155 SEAPORT BOULEVARD
                                BOSTON, MA 02210
                                 (617) 832-1249
                                ----------------

     APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

==================================================================================================================================
                                                                           PROPOSED             PROPOSED
                                                      AMOUNT               MAXIMUM              MAXIMUM
                 TITLE OF EACH CLASS OF                TO BE            OFFERING PRICE          AGGREGATE            AMOUNT OF
               SECURITIES TO BE REGISTERED          REGISTERED (1)       PER SHARE (2)      OFFERING PRICE(2)    REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value......................   3,021,361             $2.00              $6,042,722            $555.93
==================================================================================================================================

(1) This number includes 2,432,833 shares issuable upon conversion of all outstanding shares of Series A Preferred Stock and Series B Preferred Stock, as well as shares issued and issuable in payment of dividends thereon.
(2) Estimated solely for the purposes of determining the registration fee in accordance with Rule 457(a) under the Securities Act of 1933.

      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

                  SUBJECT TO COMPLETION, DATED SEPTEMBER 10, 2002

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                                 RXBAZAAR, INC.

                                3,021,361 SHARES

                     COMMON STOCK, $.001 PAR VALUE PER SHARE

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. IT IS ILLEGAL FOR ANYONE TO TELL YOU OTHERWISE.

     THIS OFFERING INVOLVES A SPECULATIVE INVESTMENT AND A HIGH DEGREE OF RISK. THIS INVESTMENT IS SUITABLE ONLY FOR PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE THE SECTION TITLED "RISK FACTORS" BEGINNING ON PAGE 7.

                  This prospectus is dated September ___, 2002.

                            _______________________

                              OFFERING INFORMATION

                                TABLE OF CONTENTS


WHERE YOU CAN FIND MORE INFORMATION...........................................2
PROSPECTUS SUMMARY............................................................3
SELECTED FINANCIAL DATA.......................................................5
RISK FACTORS..................................................................7
FORWARD-LOOKING STATEMENTS...................................................13
CAPITALIZATION...............................................................13
USE OF PROCEEDS..............................................................14
DIVIDEND POLICY..............................................................14
MANAGEMENT'S DISCUSSION AND ANALYSIS/PLAN OF OPERATION.......................15
BUSINESS.....................................................................21
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT...............29
SELLING STOCKHOLDERS.........................................................32
PLAN OF DISTRIBUTION.........................................................35
MANAGEMENT...................................................................36
EXECUTIVE COMPENSATION.......................................................37
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS...............................41
LEGAL PROCEEDINGS............................................................42
MARKET FOR OUR COMMON STOCK..................................................43
DESCRIPTION OF SECURITIES....................................................44
SHARES ELIGIBLE FOR FUTURE RESALE............................................46
LEGAL MATTERS................................................................46
EXPERTS......................................................................46
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES
  ACT LIABILITIES............................................................46



     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. WE ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, SHARES OF COMMON STOCK ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE ONLY AS OF THE DATE OF THIS PROSPECTUS, REGARDLESS OF THE TIME OF DELIVERY OF THIS PROSPECTUS OR OF ANY SALE OF OUR COMMON STOCK.

                       WHERE YOU CAN FIND MORE INFORMATION

     We file public reports under the reporting requirements of the Exchange Act of 1934, as amended. We filed a registration statement with the Securities and Exchange Commission on Form SB-2 to register the offer and sale of our shares by the selling stockholders. This prospectus is part of that registration statement, and, as permitted by the Securities and Exchange Commission's rules, does not contain all of the information in the registration statement. For further information about us and the shares offered under this prospectus, you may refer to the registration statement and to the exhibits and schedules filed as a part of the registration statement. You can review the registration statement and its exhibits and schedules, and other public reports we have filed, at the public reference facility maintained by the Securities and Exchange Commission at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference room. The registration statement is also available electronically on the World Wide Web at http://www.sec.gov.

                               PROSPECTUS SUMMARY

     Because this is only a summary, it does not contain all the information that may be important to you. You should read the entire prospectus carefully before you decide whether to purchase any shares of common stock being offered by this prospectus. You should also carefully consider the information provided in this prospectus under the heading "Risk Factors."

RXBAZAAR'S BUSINESS

     We are a distributor of brand and generic pharmaceutical and medical products, as well as other related products aimed at our target market of independent pharmacies. We sell our products to distributors, wholesalers, pharmacies and other customers and organizations licensed to purchase pharmaceutical products. On February 23, 2001, RxBazaar acquired FPP Distribution, Inc. (formerly known as Superior Pharmaceutical Company). We conduct business in all fifty U.S. states as well as Puerto Rico.

     We conduct our business not only through traditional distribution channels, such as telemarketing through our call center, but also through the anonymous on-line marketplace that we operate at our website, www.rxbazaar.com. We developed and wrote the website internally, and completed development in April 2000. RxBazaar.com is aimed at creating an anonymous on-line marketplace for the buying and selling of branded and generic pharmaceutical and medical products, with the target buyers being independent pharmacies. We believe that we have developed an innovative approach to this target market, based on the following elements:

     o We bring purchasing opportunities, both on- and off-line, closer to the local pharmacy. We enable independent pharmacies to access products at reduced costs that were previously unavailable to them.

     o We enable drug manufacturers, distributors, wholesalers, pharmacists and others to buy and sell products on-line efficiently and on a confidential basis. We enable wholesalers to increase sales and manage inventory, expanding their channels of distribution beyond traditional boundaries, and we can also help our customers achieve improved margins by eliminating multiple intermediaries when we act as the single intermediary between, but not limited to, manufacturers, drug wholesalers and independent pharmacies.

     o Because we allow multiple manufacturers, wholesalers and other qualified sellers to post products for sale on a confidential basis, we have the capacity to offer our customers a broad range of products.

     o We sell inventory for our own account, which generally results in higher margins than we realize for our services as an intermediary.

     Our goal is to enable our target market of independent and small-chain pharmacies access to the alternate source market for pharmaceutical products, where such pharmacies may be able to obtain products at prices lower than those available through traditional channels. We believe that until we introduced our on-line marketplace, our target market of independent pharmacies had relatively little access to discounts available to buyers in the alternate source market. The independent pharmacies that make up our target market account for the purchase of approximately $53 billion of pharmaceutical products annually.

MERGER TRANSACTION WITH SB MERGER CORP.

     SB Merger Corp. was incorporated on January 3, 2000 under the laws of the State of Delaware. Other than issuing shares to its stockholders, it did not engage in any operational activities; rather, it was a "blank check" company the sole purpose of which was to locate and consummate a merger or acquisition with a private entity. In May 2001, SB Merger completed an initial public offering of 125,000 shares of its common stock at a price of $1.00 per share.

     SB Merger and its wholly-owned subsidiary entered into a merger agreement with RxBazaar, Inc. on February 1, 2002, and completed the transaction on July 26, 2002. In the merger, SB Merger became obligated to issue to the former holders of RxBazaar approximately:

     o 3,333,969 shares of common stock, 345,333 shares of Series A Preferred Stock and 2,087,500 shares of Series B Preferred Stock;
     o up to 1,834,653 shares of common stock issuable upon exercise of outstanding options and warrants to purchase RxBazaar common stock; and
     o up to 2,363,118 additional shares of common stock, if the merged company meets earnings targets in the first or second year after the merger as described in the merger agreement.

     In connection with the merger, SB Merger adopted the name "RxBazaar, Inc." and all of the officers and directors of RxBazaar prior to the merger became officers and directors of the newly-named RxBazaar, Inc.

     The business combination was a "reverse merger," so termed because immediately after the merger, stockholders of the former RxBazaar held approximately 93% of the outstanding shares of RxBazaar, Inc., formerly known as SB Merger Corp. For that reason, except where specifically noted, the financial and other information in this prospectus is presented for the operations of the former RxBazaar, Inc. since its inception in October 1999. Also, because the merger was accounted for as an acquisition of SB Merger by RxBazaar and a recapitalization of RxBazaar, our financial statements for periods ending after the date of the merger will consist of the historical financial statements of the former RxBazaar, Inc.

OUR ADDRESS: Our corporate headquarters is located at 1385 Kemper Meadow Drive, Cincinnati, OH 45240. The telephone number at our corporate office is (513) 851-3600, and the facsimile number is (513) 742-6474.

RISK FACTORS: An investment in our common stock involves substantial risks. In the section of this prospectus entitled "Risk Factors," beginning on page 7, we have described several matters which we believe are significant and which you should consider very carefully before you decide to invest in the common stock.

                                  THE OFFERING

COMMON STOCK OFFERED: The selling stockholders are selling all of the 3,021,361 shares offered by this prospectus. 823,174 shares may be offered by a selling stockholder that holds shares of common stock originally acquired in October 1999 and shares of Series A Preferred Stock that it acquired in a private transaction in March 2001, and 2,198,187 shares may be offered by selling stockholders that hold shares of Series B Preferred Stock which they acquired in private investment transactions in April and May 2002. The shares offered include shares issued or issuable as dividends on the Series A Preferred Stock and Series B Preferred Stock. The shares of Series B Preferred Stock will automatically convert into shares of common stock upon the effectiveness of the registration statement of which this prospectus forms a part.

USE OF PROCEEDS: We will not receive any of the proceeds from sales of shares by the selling stockholders.








                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                             SELECTED FINANCIAL DATA

     The following selected financial data is derived from our financial statements, including the historical financial statements of RxBazaar, Inc. (formerly SB Merger Corp.) and RxB, Inc. (formerly RxBazaar, Inc.). This data is qualified by reference to, and should be read in conjunction with, the financial statements beginning on page F-1 of this prospectus.

                                 RXBAZAAR, INC.
                           (FORMERLY SB MERGER CORP.)


                                              SIX MONTHS ENDED                   JANUARY 3, 2000   JANUARY 3, 2000
                                                 JUNE 30,           YEAR ENDED   (INCEPTION) TO    (INCEPTION) TO
                                          ----------------------    DECEMBER 31,   DECEMBER 31,       JUNE 30,
                                             2002        2001          2001           2000              2002
                                          ----------  ----------    ----------     ----------        ----------
STATEMENT OF LOSS DATA:

   Revenues                               $      --   $      --     $      --      $      --         $      --
   Operating expenses                         74,031       5,553        11,010         22,264           107,305
                                          ----------  ----------    ----------     ----------        ----------
   Net loss                               $  (74,031) $   (5,553)   $  (11,010)    $  (22,264)       $ (107,305)
                                          ==========  ==========    ==========     ==========        ==========
   Net loss per share-basic               $     (.18) $     (.02)   $     (.03)    $     (.11)
                                          ==========  ==========    ==========     ==========
   Weighted average shares outstanding       404,967     266,667       326,575        200,000
                                          ==========  ==========    ==========     ==========

                                                              DECEMBER 31,
                                           JUNE 30,     ----------------------
                                             2002           2001       2000
                                          ----------    ----------  ----------
BALANCE SHEET DATA:
     Total assets                         $  128,465    $  125,381  $    9,699
     Total liabilities                        80,770         7,405       1,963
     Stockholders' equity                     47,695       117,976       7,736



                                    RXB, INC.
                            (FORMERLY RXBAZAAR, INC.)


                                                                                                         OCTOBER 25, 1999
                                                 SIX MONTHS ENDED                   YEARS ENDED           (INCEPTION) TO
                                                     JUNE 30,                       DECEMBER 31,           DECEMBER 31,
                                           ----------------------------    ----------------------------    ------------
                                               2002            2001            2001            2000            1999
                                           ------------    ------------    ------------    ------------    ------------
STATEMENTS OF LOSS DATA:
     Sales, net                            $  9,159,122    $  7,256,308    $ 17,244,283    $    734,493    $        --
     Cost of sales                            7,945,833       6,060,586      14,479,743         726,273             --
                                           ------------    ------------    ------------    ------------    ------------
     Gross profit                             1,213,289       1,195,722       2,764,540           8,220             --
     Operating expenses                       3,777,283       3,639,266       8,584,401       3,158,803          50,452
                                           ------------    ------------    ------------    ------------    ------------
     Operating loss                          (2,563,994)     (2,443,544)     (5,819,861)     (3,150,583)        (50,452)
     Other income (expense), net               (306,214)       (221,465)       (717,432)        (57,645)            --
                                           ------------    ------------    ------------    ------------    ------------
     Net loss                                (2,870,208)     (2,665,009)     (6,537,293)     (3,208,228)        (50,452)
     Dividends on preferred stock               226,869         109,682         257,682             --              --
                                           ------------    ------------    ------------    ------------    ------------
     Net loss applicable to common stock   $ (3,097,077)   $ (2,774,691)   $ (6,794,975)   $ (3,208,228)   $    (50,452)
                                           ============    ============    ============    ============    ============
     Net loss per share - basic                  $(0.93)         $(1.00)         $(2.28)         $(1.17)         $(0.02)
                                           ============    ============    ============    ============    ============
     Weighted average shares outstanding      3,333,969       2,788,352       2,984,890       2,749,858       2,800,000
                                           ============    ============    ============    ============    ============

                                                                          DECEMBER 31,
                                             JUNE 30,      ------------------------------------------
                                               2002            2001           2000           1999
                                           ------------    ------------   ------------   ------------
BALANCE SHEET DATA:
      Current assets                       $  5,975,844    $  5,878,706   $  1,525,498   $     56,964
      Total assets                            8,489,660       8,714,793      2,259,440         59,405
      Current liabilities                     5,717,531       7,024,979      2,245,145         27,857
      Long-term debt                          2,250,000       2,250,000            --             --
      Total liabilities                       7,967,531       9,274,979      2,245,145         27,857
      Stockholders' equity (deficit)            522,129        (560,186)        14,295         31,548
      Working capital (deficit)                 258,313      (1,146,273)      (719,647)        29,107

                                  RISK FACTORS

     THE SECURITIES OFFERED HEREBY ARE HIGHLY SPECULATIVE IN NATURE, INVOLVE A HIGH DEGREE OF RISK AND SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. ACCORDINGLY, YOU SHOULD CAREFULLY CONSIDER, ALONG WITH OTHER MATTERS REFERRED TO IN THIS PROSPECTUS, THE FOLLOWING RISK FACTORS IN EVALUATING THIS OFFERING AS WELL AS RXBAZAAR AND OUR BUSINESS.

IF WE DO NOT OBTAIN A SUBSTANTIAL AMOUNT OF ADDITIONAL FINANCING, YOU COULD LOSE YOUR ENTIRE INVESTMENT.

     We will require substantial additional financing in order to fund our operations and to carry out our business plan. We can give no assurance, however, that we will be able to obtain such financing or that such financing will be available on satisfactory terms. To raise additional financing, we intend to pursue various possible financing options, including one or more public offerings or private placements of debt or equity securities. Future financing transactions, if we are able to complete any, could be completed at a lower valuation than the price at which you purchase our shares, causing our shares to be diluted and lose value. If we are unable to obtain additional financing we may have to curtail or suspend operations, and you could lose your entire investment.

IF WE CONTINUE TO LOSE MONEY ON OUR OPERATIONS, YOU COULD LOSE YOUR ENTIRE INVESTMENT.

     We are not profitable. In the year ended December 31, 2001 we incurred a net loss of $(6,537,293) and as of December 31, 2001, we had an accumulated deficit of $(10,053,655). In the six months ended June 30, 2002, we incurred a net loss of $(2,870,208) and as of June 30, 2002, we had an accumulated deficit of $(13,150,732). We anticipate future losses and negative cash flow to continue for the foreseeable future. Because of our history of operating losses and working capital deficit, our independent auditors have expressed doubt as to our ability to continue as a going concern.

     We can give no assurance that we will be able to operate profitably or produce a positive cash flow. In general, our ability to become profitable depends on our ability to generate and sustain substantially higher revenues while maintaining reasonable expense levels. If we were to achieve profitability, we cannot give any assurance that we would be able to sustain or increase profitability on a quarterly or annual basis in the future. As a result, you may lose your entire investment.

     Our efforts to operate profitably will depend on, among other things:

     o developing the RxBazaar brand, through marketing and other promotional activities;
     o expanding our product offerings, including the number of products available for sale;
     o developing marketing and distribution relationships with strategic business partners;
     o expanding general and administrative functions to support any growth that may occur; and
     o establishing and developing relationships in the healthcare industry, particularly with manufacturers of prescription and over the counter drug products.

POTENTIAL INVESTORS' PERCEPTION OF RXBAZAAR AS A "DOT-COM" COMPANY COULD HINDER OUR ABILITY TO RAISE CAPITAL SUFFICIENT TO ENACT OUR BUSINESS PLAN.

     In the past several years, many entrepreneurs and business analysts voiced expectations that the internet and the World Wide Web would become widely used by consumers and businesses to effect transactions. Many business enterprises were organized to address business opportunities perceived to have arisen because of this trend toward "e-commerce." In many cases, though, hoped-for business opportunities failed to materialize as anticipated or the enterprises formed to address the opportunities failed to do so successfully. Many investors in failed "dot-com" companies, so termed because of their common reliance on internet-based business methods, lost significant amounts.

     RxBazaar was originally incorporated under the name "RxBazaar.com, Inc.," and we maintain our on-line marketplace at www.rxbazaar.com. We later changed our name to "RxBazaar, Inc." in order to more accurately reflect our business model of integrating traditional and on-line business methods. Our success, however, does depend on our ability to successfully integrate internet-based methods. Therefore, we risk being seen by potential investors as a "dot-com" company. In the current business climate, we believe that this perception could impose additional obstacles to our raising sufficient capital to carry out our business plan. If that happens, you could lose your entire investment.

BECAUSE THE PRICE YOU PAY FOR OUR COMMON STOCK DOES NOT NECESSARILY RELATE TO THE VALUE OF OUR ASSETS OR OTHER OBJECTIVE CRITERIA OF VALUE, IF AN ACTIVE TRADING MARKET WERE TO DEVELOP FOR OUR COMMON STOCK THE MARKET PRICE COULD BE BELOW THE PRICE YOU PAID IN THIS OFFERING.

     Investors should not consider the price they paid for our common stock to be any objective indication of our actual value. The market price is not necessarily related to our net worth, our assets, earnings, book value or any other objective financial statement criteria of value. The price you pay should not be regarded as an indication of any future market price of any of our securities. If an active trading market were to develop for our common stock, the market price could be below the price of the common stock sold in this offering, and is likely to be highly volatile.

ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK WILL RESULT IN SUBSTANTIAL ADDITIONAL DILUTION.

     Our amended and restated certificate of incorporation authorizes the board of directors to issue 75,000,000 shares of our common stock, $.001 par value. In this offering, the selling stockholders are offering up to 2,783,361 shares of common stock, issuable upon conversion of Series A Preferred Stock and Series B Preferred Stock and including shares issued or issuable in payment of dividends on the preferred stock. We are also obligated to issue up to 1,834,653 shares of our common stock upon exercise of outstanding options and warrants to purchase common stock; and we may become obligated to issue up to 2,363,118 additional shares of our common stock to former stockholders of RxBazaar if we meet earnings targets in the first or second year after the merger, as set forth in the February 2002 merger agreement among SB Merger Corp., its wholly-owned subsidiary and RxBazaar.

     Issuance of the above shares, or of additional shares of common stock that we may issue in future transactions, could cause substantial dilution in the percentage of the common stock held by purchasers in this offering.

BECAUSE THERE HAS BEEN NO ACTIVE PUBLIC TRADING MARKET FOR OUR STOCK, INVESTORS MAY NOT BE ABLE TO SELL THEIR SHARES OR ACHIEVE LIQUIDITY IN THEIR INVESTMENT.

     There has not been an active trading market for our securities. If a regular trading market for our shares does not develop then you will likely not be able to sell your shares.

     If an active trading market for our securities were to develop, we could give no assurance that such a market could be sustained, or that our securities purchased by the public in the offering could be resold at their original offering price or at any other price. Any market for our securities that may develop could be a limited one. While we intend to continue to timely file periodic reports under the Securities Exchange Act of 1934 for so long as we may be required to do so, we can give no assurances that we will continue to file these reports on a voluntary basis. In any event, if our securities traded at a low price, many brokerage firms may choose not to engage in market making activities or effect transactions in our securities. Purchasers of our securities may have difficulties in reselling them and many banks may not grant loans using our securities as collateral.

OUR PREFERRED STOCK HAS RIGHTS SUPERIOR TO THOSE OF OUR COMMON STOCK, AND FUTURE ISSUANCES OF PREFERRED STOCK COULD FURTHER DILUTE EXISTING HOLDERS' INTERESTS AND IMPEDE OR DELAY A TAKEOVER ATTEMPT.

     We have issued and outstanding 345,333 shares of Series A Preferred Stock and 2,087,500 shares of Series B Preferred Stock. These shares are entitled to preferential dividends and preferential treatment upon liquidation, as well as other advantages over our common stock. Also, our amended and restated certificate of incorporation authorizes our board of directors to designate and to issue, without stockholder approval, series of preferred stock with voting, conversion and other rights and preferences that could differentially and adversely affect the voting power or other rights of the holders of our common stock. The board of directors could issue preferred stock that adversely affects the rights of holders of common stock by, among other things, establishing preferential dividends, liquidation rights and/or voting power. The issuance of preferred stock or of rights to purchase preferred stock could also be used to discourage an unsolicited acquisition proposal. Although we have no present intention to issue additional shares of preferred stock, the issuance of such shares might render more difficult, and therefore discourage, an unsolicited takeover proposal such as a tender offer, a proxy contest or an attempt to remove incumbent management, even if such actions would be in the best interest of our stockholders. See "Description of Securities."

WE HAVE A LIMITED OPERATING HISTORY; THEREFORE, WE MAY NOT BE ABLE TO ACCURATELY FORECAST FUTURE RESULTS AND OPERATING LOSSES IN FUTURE PERIODS COULD BE GREATER THAN EXPECTED.

     RxB, Inc. was incorporated on October 25, 1999 and it acquired FPP Distribution, Inc., formerly known as Superior Pharmaceutical Company, in February 2001. Before acquiring FPP Distribution, our activities consisted primarily of developing our website and creating recognition for the RxBazaar.com website. Furthermore, we conduct our distribution business through traditional telemarketing activities as well as our newer and relatively unproven, on-line market. Thus, we have a limited operating history. As a result, it is difficult to accurately forecast our revenues and we lack meaningful historical financial data upon which to base planned operating expenses. Our revenues and operating results are difficult to forecast in particular because:

     o we lack working capital sufficient to obtain a steady and sufficient supply of products to sell;
     o    we operate on a short sales cycle with substantially no backlog; and
     o while we have achieved some sales increases, we have not been able to predict accurately the rate of growth.

     As a result, we may be unable to adjust our spending in a timely enough manner to compensate for any unexpected revenue shortfall. Conversely, we might not be able to respond effectively to an unexpected increase in sales activities, should one occur. This inability could cause our net losses in a given quarter to be greater than expected.

IF WE FAIL TO ESTABLISH THE RXBAZAAR BRAND OR TO ATTRACT REPEAT CUSTOMERS, WE MAY NOT BE ABLE TO INCREASE OUR REVENUES SUFFICIENTLY TO FUND OUR OPERATIONS.

     We believe that we must develop and strengthen the RxBazaar brand, particularly because of the early stage of our development and the highly competitive nature of our business. If we fail to establish the RxBazaar brand quickly, we will remain at a competitive disadvantage and may lose the opportunity to obtain a sufficient number of customers. The development of the RxBazaar brand will depend largely on the success of our marketing efforts and our ability to provide consistent, high quality customer experiences. We cannot be certain that we will be able to afford to conduct brand promotion activities sufficient to build awareness, or that such activities, if any, will be successful or will result in increased revenues. If we do achieve increased revenues, we can give no assurance that these revenues will be sufficient to offset the expenditures incurred in building our brand.

INTENSE COMPETITION IN THE DRUG DISTRIBUTION MARKET MAY PREVENT US FROM GENERATING MARGINS OR ACHIEVING MARKET SHARE NECESSARY FOR US TO OPERATE PROFITABLY.

     We do business in a market that is highly competitive, and we expect competition in the drug distribution market to intensify in the future. Increased competition is likely to result in price reductions, reduced gross margins and loss of market share, any of which could harm our net revenue and results of operations. We compete or will potentially compete with a variety of companies, many of which have significantly greater financial, technical, marketing and other resources. Our competitors include:

     o    on-line businesses that sell prescription drugs;
     o    national wholesalers; and
     o    national and regional distributors.

     Nationally, five major distributors whose aggregate annual sales exceeded $79 billion in 2000 dominate the wholesale drug distribution business. These companies and many of our other competitors and potential competitors have operated for a longer period of time than we have, have greater financial resources, have established marketing relationships with leading manufacturers and advertisers and have a secured presence in distribution channels. Some of these companies may also commence or expand their presence on the internet. Finally, we are aware of other similar entrepreneurial companies that are focusing significant resources on developing and marketing products and services that will compete directly with those we offer.

     We may face a significant competitive challenge from alliances entered into between and among our competitors and major pharmacy benefit managers, major HMOs or chain drugstores, as well as from larger competitors created through industry consolidation. The combined resources of these partnerships or consolidated entities could pose a significant competitive challenge to us, and their existence could impede us in or prevent us from establishing relationships with the member pharmacy benefit managers, HMOs or chain drugstores. See "Business -- Competition."

OUR OBLIGATION TO COMPLY WITH EXTENSIVE GOVERNMENT REGULATION OF OUR BUSINESS IS EXPENSIVE, AND OUR FAILURE TO DO SO COULD RESULT IN SIGNIFICANT LIABILITY.

     We are subject to regulation under various state and federal laws, including the Federal Food, Drug and Cosmetic Act, the Prescription Drug Marketing Act, the Controlled Substances Act, and state laws and regulations applicable to the distribution of pharmaceutical products and controlled substances. We must maintain licenses in every territory in which we intend to conduct business. Although we believe that we presently have all of the needed licenses and governmental authorizations necessary to conduct our current business, we can give no assurance:

     o that we will obtain or maintain the necessary licenses and regulatory authorizations from the U.S. Drug Enforcement Agency and state regulators;
     o that the process to obtain such authorizations will not take too long or cost too much; or
     o    that we will have sufficient funds to obtain such authorizations.

     If we fail to receive or maintain needed licenses and authorizations, or if obtaining such approvals takes too long or costs too much, then we might have to curtail or suspend our operations. See "Business -- Government Regulation." Moreover, many of our on-line competitors currently have all required licensing. Therefore, our competitors could continue to increase their market share and brand recognition, making it more difficult for us to establish our brand and gain market share for our business. See "Business -- Competition."

     Changes to the law, such as broader regulation of drug prices across different classes of purchasers, could harm our business. Also, if rules promulgated by the U.S. Food and Drug Agency under the Prescription Drug Marketing Act become effective, then we might be required to provide buyers on our online market with detailed information about the source of the drug products sold there. We believe that some sellers might be reluctant to provide this information and so might elect not to place products for sale on our website. Our business could suffer materially if we do not attract a sufficient number of sellers to post products for sale. Enactment of these rules has been delayed until April 1, 2003, and they may be modified before taking effect. However, we can give no assurance that the regulations will be changed before their enactment, or that the regulations will not harm our business. See "Business -- Government Regulation."

IF WE CANNOT OBTAIN A SUFFICIENT SUPPLY OF PRODUCTS TO SELL, THEN WE WILL NOT BE ABLE TO SUCCESSFULLY CARRY OUT OUR BUSINESS PLAN AND YOU COULD LOSE YOUR INVESTMENT.

     Because we operate as a traditional distribution business and as an on-line marketplace, we depend on an adequate supply of products to sell. This puts us at risk because:

     o    we have no long-term supply contracts;
     o we depend on suppliers electing to post products for sale on our website; and
     o other competitors can use high-profile products to attract business, and we do not presently have such a product.

     Our business depends in part on our ability to attract a sufficient number of wholesale distributors and others to place products for sale on our on-line marketplace. If we do not obtain a sufficient amount of products to sell on a consistent basis, then we likely will not succeed in attracting on-line buyers on which our business strategy depends. See "Business -- Strategy."

IF WE INCURRED A MATERIAL LIABILITY FOR WHICH WE ARE NOT ADEQUATELY INSURED, WE MIGHT BE RENDERED INSOLVENT AND YOU COULD LOSE YOUR INVESTMENT.

     Our business of selling drug products for human use is inherently risky. We face the risk of liability resulting from claims made directly by consumers or by buyers or sellers using our on-line marketplace. We currently have property, general liability and product liability insurance in amounts that management believes to be adequate, but we can give no assurance that such insurance will remain available at a reasonable cost or that any insurance policy would offer coverage sufficient to meet any liability arising as a result of a claim. We can give no assurance that we will be able to obtain or maintain adequate insurance on reasonable terms or that, if obtained, such insurance will be sufficient to protect us against such potential liability or at a reasonable cost. The obligation to pay any substantial liability claim could render us insolvent and could force us to curtail or suspend operations.

BECAUSE WE DO NOT HAVE LONG-TERM PURCHASE AGREEMENTS, WE MUST INCREASE BOTH OUR CUSTOMER BASE AND OUR SALES TO EXISTING CUSTOMERS IN ORDER TO OPERATE PROFITABLY.

     None of our customers has any long-term obligation to continue to purchase our products or services, and any customer could reduce or cease ordering our products or services. We currently do not operate at a profit. We believe that we must increase our customer base and increase our orders from new and existing customers in order to earn a profit. If we are not able to do so, then investors would likely lose their investment.

IF WE LOST THE SERVICES OF C. ROBERT CUSICK, OUR CHIEF EXECUTIVE OFFICER, OR OUR OTHER EXECUTIVE OFFICERS, THEN WE MIGHT NOT BE ABLE TO CONTINUE OUR BUSINESS IN ACCORDANCE WITH OUR CURRENT PLANS.

     Our future success depends significantly on the skills, experience and efforts of our chief executive officer, C. Robert Cusick, and our other executive officers and key personnel. Many of these individuals would be difficult to replace. Mr. Cusick and the management of RxBazaar have developed, and are engaged in carrying out, our strategic business plan. The loss of the services of Mr. Cusick or any other key person could seriously harm our ability to effect our strategy. See "Business -- Strategy" and "Management -- Employment and Consulting Agreements."

WE MAY BE UNABLE TO DEVELOP OR PROTECT PROPRIETARY TECHNOLOGY SUFFICIENT TO GIVE US A COMPETITIVE ADVANTAGE IN THE DRUG DISTRIBUTION BUSINESS.

     We face risks relating to intellectual property in that:

     o we may be unable to develop and exploit intellectual property as an element of our competitive strategy;
     o we may be unable to protect our intellectual property from use by others; and
     o we could face claims that we infringe the intellectual property rights of others.

     Although the operation of traditional drug distribution businesses has not historically been dependent on proprietary technology, we have developed proprietary software for the management of our call center that we believe helps us to increase the efficiency and effectiveness of our call center staff. We are also working to develop proprietary software to automate certain business functions, including the complex transactions associated with manufacturer pricing strategies. This software, though, is currently developmental and it is unclear whether we will be able to complete development of this software or deploy it profitably. See "Business - Products and Services" and "Strategy."

     We do not have any patents on our proprietary software and we depend on a combination of copyright protection and trade secrets to maintain our intellectual property. The steps we have taken to protect our technology may prove to be inadequate. If so, we might not be able to prevent others from using what we regard as our technology to compete with us, because:

     o existing trade secret and copyright laws offer only limited protection;
     o other companies could independently develop similar or superior technology without violating our proprietary rights; and

     o the laws of some foreign countries would not protect our proprietary technology to the same extent as the laws of the United States.

     We might be compelled to resort to burdensome and expensive legal proceedings to enforce our intellectual property rights.

     We could also face third party claims that we have infringed the third party's intellectual property rights. Any claim of infringement by a third party could cause us to incur substantial costs defending against the claim, even if the claim is invalid, and could distract management from carrying on our business. We might seek to license intellectual property from such a third party or to develop non-infringing technology, but we might not be able to do so in a timely manner or on commercially reasonable terms. Furthermore, a party making such a claim could secure a judgment that requires us to pay substantial damages. A judgment could also include an injunction or other court order that could prevent us from offering our products and services.

IF WE ARE UNABLE TO PROTECT OR USE OUR TRADEMARKS, THEN WE MIGHT NOT BE ABLE TO BUILD RECOGNITION AMONG OUR TARGET CUSTOMERS.

     Trademark protection is an important factor in establishing product recognition. Our management believes that, because we sell drug products that are available from other distributors, building recognition of our brand in our target market of independent pharmacies is a particularly important factor in our strategic plan. We could be forced to select a different mark, if we are unable to prevent others from using similar marks or to protect our trademarks from infringement by others, or if a third party makes a successful claim of infringement. The process of choosing a new trademark would be costly and time-consuming and could cause us to lose a significant number of customers.

REPEATED OR SUSTAINED FAILURES OF INTERNET INFRASTRUCTURE ELEMENTS OUTSIDE OUR CONTROL, OR THE PERCEPTION THAT THEY COULD OCCUR, COULD PREVENT BUYERS AND SELLERS FROM USING OUR ON-LINE MARKETPLACE.

     The internet global computer network has been characterized by, and is expected to continue to experience, significant growth in the number of users and amount of traffic. The success of our on-line drug distribution marketplace will depend upon the development and maintenance of internet infrastructure to cope with this increased number of users and traffic. This will require a reliable network backbone with the necessary speed, data capacity and security, and the timely development of complementary products, including high-speed access products and services, for providing widely available, reliable internet access and services. However, we cannot control or affect the rate of development or maintenance of internet infrastructure, or rate at which access providers will make high speed internet access available. Our inability to scale our systems may result in unanticipated system disruptions, slower response times, degradation in levels of customer service, impaired quality and speed of order fulfillment, or delays in reporting accurate financial information.

     From time to time, we have experienced temporary system interruptions for a variety of reasons, including power failures and software bugs. We may not be able to correct any problem in a timely manner. Because we outsource some aspects of our system and because some of the reasons for a systems interruption may be outside of our control, we also may not be able to exercise sufficient control to remedy the problem quickly or at all.

     A significant risk to on-line commerce and communications is the secure transmission of confidential information over public networks. Our failure to prevent security breaches, or the perception by potential users that use of the service entails significant security risks, could harm our business. It is likely that a significant number of buyers will authorize us to bill their credit card accounts directly for payments made to us. We intend to rely on encryption and authentication technology licensed from third parties to provide the security and authentication technology to effect secure transmission of confidential information, including customer credit card numbers. However, advances in computer capabilities, new discoveries in the field of cryptography, or other developments may result in a compromise or breach of the technology we use to protect customer transaction data. Any such compromise of our security could harm our reputation and, therefore, our business. We may need to expend significant resources to protect against security breaches or to address problems caused by breaches. We may not be adequately insured against losses caused by security breaches. Our business depends in part on our ability to offer a convenient on-line marketplace to buy and sell pharmaceutical products. If we cannot do so because of internet factors outside our control, then customers may not use the service.

WE MAY NOT BE ABLE TO BUILD OUR BUSINESS IF THE INTERNET DOES NOT BECOME A VIABLE AND SUBSTANTIAL COMMERCIAL MEDIUM.

     Our future success depends heavily on the acceptance and wide use of the internet for e-commerce. However, to date internet-based e-commerce businesses have encountered significant obstacles in effecting their business plans. If e-commerce does not continue to grow or grows more slowly than expected, demand for our internet-based products and services may fail to develop. Consumers and businesses may reject the internet and the World Wide Web as a viable commercial medium for drug distribution for a number of reasons, including potentially inadequate network infrastructure, slow development of enabling technologies, insufficient commercial support or security and privacy concerns. In addition, delays in the development or adoption of new standards and protocols required to handle increased levels of e-commerce, or increased government regulation or taxation, could cause the internet to lose its viability as a commercial medium.

                           FORWARD-LOOKING STATEMENTS

     Some of the information in this prospectus contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate," "continue" and similar words. You should read statements that contain these words carefully because they: (1) discuss our future expectations; (2) contain projections of our future operating results or financial condition; or (3) state other "forward-looking" information. We believe it is important to communicate our expectations to our investors. There may be events in the future, however, that we are not able to predict accurately or over which we have no control. The risk factors listed in this prospectus, as well as any cautionary language in this prospectus, provide examples of risks, uncertainties and events that may cause our actual results to be materially worse than the expectations we describe in our forward-looking statements. Before you invest in our common stock, you should be aware that the occurrence of any of the events described in the risk factors and elsewhere in this prospectus could materially and adversely affect our business. If that happens, the trading price of our common stock could decline and you could lose all or part of your investment.

                                 CAPITALIZATION

     Our capitalization on June 30, 2002, and as adjusted to give effect to the completion of the merger, is as follows:

                                                                                                      Adjustments
                                                                      RxBazaar, Inc.    RxB, Inc.         (1)       Pro forma(2)
                                                                       ------------   ------------   ------------   ------------
Short-term debt                                                        $        --    $  1,778,561   $        --    $  1,778,561
Long-term debt                                                                  --       2,250,000            --       2,250,000
                                                                       ------------   ------------   ------------   ------------
          Total debt                                                            --       4,028,561            --       4,028,561
                                                                       ------------   ------------   ------------   ------------

Stockholders' equity:
   Preferred stock, $.001 par value, 10,000,000 shares authorized:
   Series A, none; 2,466,667 and 345,333 shares issued                          --       3,700,000            --       3,700,000
   Series B, none; 2,087,500 and 2,087,500 shares issued                        --       4,175,000            --       4,175,000
   Common stock, $.001 par value, 75,000,000 shares authorized;
     406,000, 3,333,969 and 3,739,975 shares issued                             406          3,334            --           3,740
    Additional paid-in capital                                              154,594      5,864,263       (154,639)     5,864,218
    Accumulated deficit                                                    (107,305)   (13,150,732)       107,305    (13,150,732)
    Unearned stock-based compensation                                           --         (69,736)           --         (69,736)
                                                                       ------------   ------------   ------------   ------------
          Total stockholders' equity                                         47,695        522,129        (47,334)       522,490
                                                                       ------------   ------------   ------------   ------------
          Total capitalization                                         $     47,695   $  4,550,690   $    (47,334)  $  4,551,051
                                                                       ============   ============   ============   ============

-------------------
(1) Includes adjustments to give effect to (i) the issuance of 3,333,969 shares of Common Stock of RxBazaar, Inc. for 3,333,969 shares of Common Stock of RxB; (ii) the issuance of 345,333 shares of RxBazaar Series A Preferred Stock for 2,466,667 shares of RxB Series A Preferred Stock and
      (iii) the issuance of 2,087,500 shares of RxBazaar Series B Preferred for 2,087,500 shares of RxB Series B Preferred Stock. Also includes the write-off of $39,599 of deferred merger costs against proceeds of the merger.

(2) Does not include (i) 1,834,653 shares of Common Stock issuable on the exercise of outstanding options and warrants assumed by RxBazaar on completion of the merger and (ii) the issuance of up to 2,363,118 shares of Common Stock if the merged company meets earnings targets in the first or second year after the merger.


                                 USE OF PROCEEDS

     We will not receive any proceeds from the sale of the shares of common stock offered hereby. All of the shares of common stock offered by this prospectus are being offered by the selling stockholders. We received proceeds from the sale of the shares of convertible preferred stock that are convertible into the shares of common stock offered in this prospectus. This money was used for working capital and general corporate purposes. We will not receive any additional proceeds from the sale of shares by the selling stockholders. For information about the selling stockholders, see "Selling Stockholders."

                                 DIVIDEND POLICY

     We have never declared or paid any cash dividends on shares of our common stock. We currently intend to retain earnings, if any, to fund the development and growth of our business and do not anticipate paying cash dividends in the foreseeable future. Our payment of any future dividends will be at the discretion of our board of directors after taking into account various factors, including our financial condition, operating results, cash needs and growth plans.

     The shares of Series A Preferred Stock are entitled to an 8% dividend. The shares of Series B Preferred Stock are entitled to an 10% dividend. See "Description of Securities."





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                                       14

             MANAGEMENT'S DISCUSSION AND ANALYSIS/PLAN OF OPERATION

RXBAZAAR, INC. PLAN OF OPERATION

     As of June 30, 2002, RxBazaar, Inc. (formerly SB Merger Corp.) was in the development stage and we had not incurred any material costs or expenses other than those associated with our formation and the acquisition of RxB, Inc. (formerly RxBazaar, Inc.). We closed our public offering in May 2001 and used the net proceeds of our public offering principally in connection with structuring and consummating our July 26, 2002 business combination with RxB, Inc.

RXB, INC. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     OVERVIEW

     RxB, Inc., formerly known as RxBazaar, Inc., was incorporated on October 25, 1999. Through RxB we distribute brand and generic pharmaceutical and medical products, through both our on-line market and through traditional distribution activities such as:

     o direct sales, conducted by a staff of direct sales telemarketing employees who actively call and market to independent pharmacists, nursing homes and small regional chains; and

     o corporate and government sales, marketing to group purchasing organizations, pharmacy chains and federal, state and local government agencies.

     During its first six months, RxB focused its efforts on hiring key personnel, establishing relationships with customers and vendors, and developing its technological and operational infrastructure. We launched our www.rxbazaar.com website, and commenced sales, in April 2000. Our initial operations were funded through loans from officers and directors and private placements of common stock. We initially arranged for FPP Distribution, Inc., then known as Superior Pharmaceutical Company, to act as RxB's fulfillment center for all of its sales. FPP Distribution was a wholly-owned subsidiary of Able Laboratories, Inc. In October 2000, we agreed to acquire FPP Distribution from Able. We raised the necessary funds to acquire FPP Distribution by selling Series A Preferred Stock to investors in a private placement. We purchased FPP Distribution on February 23, 2001 for $4,000,000 in cash and the assumption of $2,250,000 in subordinated debt. At the same time, we entered into a $12,500,000 line of credit, secured by all of RxB's assets. On completion of the FPP Distribution acquisition, we lacked sufficient working capital to operate our business. We continued to seek additional financing throughout 2001. In November 2001, we reduced RxB's work force by 18 employees and reduced the salaries of other employees.

     On February 1, 2002, RxB entered into an agreement to merge with a wholly-owned subsidiary of RxBazaar, Inc., formerly known as SB Merger Corp. Because we lacked sufficient working capital as of the date of the merger agreement, the merger agreement required us to raise a minimum of $3 million in additional equity after January 1, 2002. The purpose of this requirement was to ensure that the company would have a reasonable amount of working capital after the merger. To meet this requirement, we sold $4,175,000 of Series B Preferred Stock, for cash and in consideration of conversion of outstanding notes payable and accrued expenses.

     On July 26, 2002, RxB merged with RxB Acquisition Corp., a wholly-owned subsidiary of SB Merger Corp. In the merger, SB Merger Corp. issued approximately 3,333,969 shares of common stock, 345,333 shares of Series A Preferred Stock and 2,087,500 shares of Series B Preferred Stock. The surviving parent company, now known as RxBazaar, Inc., is also obligated to issue up to 1,834,653 shares of common stock upon exercise of outstanding options and warrants to purchase common stock that it assumed in the merger and it may become obligated to issue up to 2,363,118 additional shares of common stock, if the surviving company meets earnings targets in the first or second year after the merger.

     Stockholders of RxB before the merger now own approximately 93% of the outstanding shares of the company, or approximately 95% after giving effect to the exercise of all outstanding options and warrants, or approximately 96% after giving effect to the issuance of additional shares that may become issuable to former RxB stockholders upon the achievement of certain earnings targets by the merged company. After the merger, SB Merger changed its name to RxBazaar, Inc. and RxBazaar, Inc. changed its name to RxB, Inc.

     The business combination was a "reverse merger," so termed because immediately after the merger, stockholders of the former RxBazaar held approximately 93% of the outstanding shares of RxBazaar, Inc., formerly known as SB Merger Corp. For that reason, except where specifically noted, the financial and other information in this prospectus is presented for the operations of the former RxBazaar, Inc. since its inception in October 1999. Also, because the merger was accounted for as an acquisition of SB Merger by the former RxBazaar and a recapitalization of the former RxBazaar, our financial statements for periods ending after the date of the merger will consist of the historical financial statements of the former RxBazaar, Inc.

     CRITICAL ACCOUNTING POLICIES

     Our significant accounting policies are more fully described in Note 1 to RxB, Inc.'s consolidated financial statements included in this prospectus. However, certain of our accounting policies are particularly important to the portrayal of our financial position and results of operations and require the application of significant judgment by management; as a result, they are subject to an inherent degree of uncertainty. In applying these policies, management makes estimates and judgments that affect the reported amount of assets, liabilities, revenues and expenses and related disclosures. Those estimates and judgments are based on management's historical experience, the terms of existing agreements, our observance of trends in the industry, information that we obtain from our customers and outside sources, and on various other assumptions that management believes to be reasonable and appropriate under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results might differ from these estimates under different assumptions or conditions. Our critical accounting policies include:

     INVENTORIES. Inventories are stated at the lower of average cost or market, with cost being determined on the first-in, first-out method. Cost of inventories held for distribution is based on the purchase price net of vendor discounts and other allowances. We establish reserves for slow-moving and obsolete inventories based on our historical experience and management's assessment of current product demand. We evaluate the adequacy of these reserves quarterly.

     REVENUE RECOGNITION AND ACCOUNTS RECEIVABLE. We recognize revenue on product sales when persuasive evidence of an arrangement exists, the price is fixed and final, delivery has occurred and there is a reasonable assurance of collection of the sales proceeds. We obtain oral or written purchase authorizations from our customers for a specified amount of product at a specified price and consider delivery to have occurred at the time of shipment. We recognize revenue upon shipment. We provide allowances for estimated uncollectible accounts based on historical experience and current developments with our customers.

     INFORMATION TECHNOLOGY COSTS. Costs of developing internal-use software for our website and call center are accounted for in accordance with Emerging Issues Task Force Issue No. 00-2 and AICPA Statement of Position 98-1. We capitalize costs only to the extent that they are realizable and amortize them over the estimated life of the software. We did not capitalize any costs incurred in connection with our development activities during 2001 and 2000.

     IMPAIRMENT OF LONG-LIVED ASSETS. We continually evaluate whether events and circumstances have occurred that indicate that the remaining estimated useful life of long-lived assets may require revision or that the remaining net book value may not be recoverable. When factors indicate that an asset may be impaired, we use various methods to estimate the asset's future cash flows expected to result from the use of the asset and its eventual disposition. If the sum of the expected future undiscounted cash flows is less than the carrying amount of the asset, we will recognize an impairment loss in the amount of the excess of the carrying amount over the estimated fair value of the asset. We will charge any impairment amount to operations.

     RESULTS OF OPERATIONS

     The selected financial data set forth below has been derived from the historical financial statements of RxB, Inc., formerly known as RxBazaar, Inc. The information set forth below should be read in connection with the financial statements and notes thereto, as well as other information contained in this prospectus which could have a material adverse effect on our financial condition and results of operations. In particular, refer to the matters described under the heading "Risk Factors" contained elsewhere in this prospectus.

                                                       Six Months Ended                  Years Ended
                                                           June 30,                      December 31,
                                                 ----------------------------    ----------------------------
                                                     2002            2001            2001            2000
                                                 ------------    ------------    ------------    ------------
STATEMENT OF OPERATIONS DATA:
Sales.....................................       $  9,159,122    $  7,256,308    $ 17,244,283    $    734,493
Cost of sales.............................          7,945,833       6,060,586      14,479,743         726,273
                                                 ------------    ------------    ------------    ------------
Gross profit..............................          1,213,289       1,195,722       2,764,540           8,220
Operating expenses........................          3,777,283       3,639,266       8,584,401       3,158,803
                                                 ------------    ------------    ------------    ------------
Operating loss............................         (2,563,994)     (2,443,544)     (5,819,861)     (3,150,583)
Other income (expense), net...............           (306,214)       (221,465)       (717,432)        (57,645)
                                                 ------------    ------------    ------------    ------------
Net loss..................................         (2,870,208)     (2,665,009)     (6,537,293)     (3,208,228)
Dividends on preferred stock..............            226,869         109,682         257,682             --
                                                 ------------    ------------    ------------    ------------
Net loss applicable to common  stock......       $ (3,097,077)   $ (2,774,691)   $ (6,794,975)   $ (3,208,228)
                                                 ============    ============    ============    ============
Net loss per share - basic................             $(0.93)         $(1.00)         $(2.28)         $(1.17)
                                                 ============    ============    ============    ============
Weighted average number of shares
      outstanding ........................          3,333,969       2,788,352       2,984,890       2,749,858
                                                 ============    ============    ============    ============

                                                                          December 31,
                                                   June 30,      ----------------------------
                                                     2002            2001            2000
                                                 ------------    ------------    ------------
BALANCE SHEET DATA:
Current assets............................       $  5,975,844    $  5,878,706    $  1,525,498
Total assets..............................          8,489,660       8,714,793       2,259,440
Current liabilities.......................          5,717,531       7,024,979       2,245,145
Long-term debt............................          2,250,000       2,250,000             --
Total liabilities.........................          7,967,531       9,274,979       2,245,145
Working capital (deficit).................            258,313      (1,146,273)       (719,647)
Stockholders' equity (deficit)............            522,129        (560,186)         14,295


     EVENTS AFFECTING RXB'S REVENUES AND RESULTS OF OPERATIONS

     Our revenues and results of operations have been significantly affected, and are likely to continue to be significantly affected, by a shortage of working capital. Our business depends on our having a sufficient amount of enough different products to attract customers and generate sales, and we need working capital to buy inventory. Our sale of $4,175,000 of Series B Preferred Stock, in the second quarter of 2002, significantly improved our working capital. We had working capital of $258,313 as of June 30, 2002. With the additional working capital generated by our sale of Series B Preferred Stock, we were able to attract additional potential sellers of products to post items for sale on our rxbazaar.com website. As of April 1, 2002, we had 693 different products posted for sale on our website, with a total listed sales value of $4.7 million. Following completion of our private placement of Series B Preferred Stock, as of June 30, 2002, we had improved the breadth of product offerings posted on the website to a total of 5,078 different items with a total listed value of $508.6 million. Management believes that the increase in items posted for sale is an indication of continued and growing interest in our online marketplace among potential sellers, and makes the site more attractive to buyers. The increase in items posted for sale, however, does not have any effect on our financial condition or results of operations, and does not mean that our revenues will increase. Unless we are able to attract additional buyers to our website and increase sales, we will not be able to operate profitably.

     Because of our losses and shortage of working capital, we have been unable to obtain credit on favorable terms from our vendors or from our commercial lender, and at December 31, 2001 our auditors expressed doubt about RxB's ability to continue as a going concern. If this trend continues, then management views it as reasonably expected that our revenues for 2002 will be materially and negatively impacted and our prospects of generating income from operations will be significantly impaired. Management plans to address this issue by raising additional working capital through one or more private offerings of our securities. If we are able to generate sufficient working capital by selling securities, then management hopes to conduct operations on a profitable basis, both to generate additional working capital for operations and to improve our creditworthiness. However, we can give no assurance that we will be able to raise the necessary capital to sustain our operations or ever operate profitably.

     SIX MONTHS ENDED JUNE 30, 2002 COMPARED TO SIX MONTHS ENDED JUNE 30, 2001

     Net sales for the six months ended June 30, 2002 were $9,159,122, compared to $7,256,308 for the six months ended June 30, 2001. The $1,902,814 increase is due to our acquisition of FPP Distribution on February 23, 2001. The current period includes six months of sales from FPP Distribution compared to only four months of sales from FPP in the prior period. In addition, there were no sales of products purchased from FPP Distribution's former parent, Able, for the six months ended June 30, 2002 compared to $1,806,194 in sales for the six months ended June 30, 2001. Sales growth in 2002 was impeded by our lack of working capital, which resulted in an inability to secure credit from vendors and an inability to adequately stock our warehouse, particularly during the first four months of 2002.

     Cost of sales for the six months ended June 30, 2002 was $7,945,833 or 87% of net sales, compared to $6,060,586 or 84% of net sales for the six months ended June 30, 2001. The decrease in the gross profit margin is a result of the sale of brand pharmaceuticals in the second quarter of 2002 which have a much lower gross profit margin. Our margins are affected by our ability to buy pharmaceutical products at favorable prices and the mix of product sales between brand and generic pharmaceuticals. Because we have lacked sufficient working capital, we have been unable to purchase sufficient products at favorable prices, and our gross margin suffered as a result.

     Sales and marketing expenses for the six months ended June 30, 2002 were $677,972 or 7% of sales, compared to $684,724 or 9% of sales for the six months ended June 30, 2001. These expenses include the salaries and commissions of our telemarketing staff, advertising and trade show expenses. Increased salaries and commissions of $134,333 were offset by a $145,629 decrease in advertising and tradeshow expenses.

     Information technology expenses were $389,865 for the six months ended June 30, 2002 compared to $692,628 for the six months ended June 30, 2001. These expenses include the salaries of information technology staff and the costs of contract programmers. The $302,763 decrease in expenses is primarily due to a $60,545 decrease in costs for contract programmers and a decrease of $260,313 in salaries. We did not use any contract programmers in the current period as development of major systems were completed in 2001. Salaries decreased as a result of the work force and salary reductions which took place in November 2001.

     General and administrative expenses for the six months ended June 30, 2002 were $2,709,446 compared to $2,261,914 for the six months ended June 30, 2001. The $447,532 increase is partially due to six months of expenses for FPP Distribution in the current period compared to only four months of expenses for FPP Distribution in the prior period. The increase in expenses is primarily due to increases of $249,845 in consulting fees, $178,442 in legal and accounting fees, $121,172 in rent and $76,319 in customer list amortization offset by a decrease in salaries and payroll taxes of $126,387.

     Other expenses for the six months ended June 30, 2002 were $306,214 compared to $221,465 for the six months ended June 30, 2001. Interest and financing expenses increased to $454,806 for the six months ended June 30, 2002 compared to $311,156 for the six months ended June 30, 2001. The $143,650 increase in interest expense is primarily due to interest and amortization of debt discount on bridge notes amounting to $139,859 in the current period, additional interest expense on the subordinated notes payable of $25,313, and amortization of deferred financing costs also increased by $23,568 compared to the prior period. These increases were offset by decreased interest on the asset-based line of credit and the debt which was converted to Series B Preferred Stock. Miscellaneous income increased to $148,592 for the six months ended June 30, 2002 compared to $89,691 for the six months ended June 30, 2001. The increase in miscellaneous income is primarily due to information technology consulting fees of $124,235 earned in the current period.

     We incurred a net loss for the six months ended June 30, 2002 of $(2,870,208) compared to a net loss of $(2,665,009) for the six months ended June 30, 2001. Net loss applicable to common stock for the six months ended June 30, 2002 was $(3,097,077) or $(0.93) per share compared to $(2,774,691) or
$(1.00) per share for the six months ended June 30, 2001.

     YEAR ENDED DECEMBER 31, 2001 COMPARED TO YEAR ENDED DECEMBER 31, 2000

     Net sales for 2001 were $17,244,283, compared to $734,493 in 2000. The $16,509,790 increase is due to our acquisition of FPP Distribution on February 23, 2001 and approximately a $3,520,000 increase in sales through the rxbazaar.com website. Sales growth was negatively affected during 2001 by our lack of working capital, which resulted in an inability to secure credit from vendors and an inability to adequately stock our warehouse.

     Cost of sales for 2001 was $14,479,743 or 84% of net sales, compared to $726,273 or 99% of net sales for 2000. In 2000, all of our sales were through our on-line marketplace, at margins that were set low by management in order to generate interest in on-line sales and develop a customer base. In 2001, our gross profit margin increased as a result of the acquisition of FPP Distribution and because of better margins achieved on sales through the website. Our margins are affected by our ability to buy pharmaceutical products at favorable prices. Due to a lack of working capital in 2001, we were unable to purchase sufficient products at favorable prices, and our gross margin suffered as a result.

     Sales and marketing expenses for 2001 were $1,388,245, compared to $411,702 in 2000. These expenses include the salaries and commissions of our telemarketing staff, advertising and trade show expenses. In 2001 and 2000, we expended significant effort on establishing our business through advertising and trade shows, as well as direct telemarketing to existing customers and potential customers.

     Information technology expenses for 2001 were $1,202,886, compared to $1,053,845 in 2000. These expenses include the salaries of information technology staff and the costs of contract programmers. During 2000 and 2001, we established and maintained our website and integrated the website with FPP Distribution's information system. We also developed and launched our proprietary call center software used by our telemarketing staff.

     General and administrative expenses for 2001 were $5,993,270, compared to $1,693,256 in 2000. The $4,300,014 increase in expenses is primarily due to the acquisition of FPP Distribution. Significant general and administrative expenses in 2001 include salaries, benefits and payroll taxes totaling $1,977,129, rent of $649,072, professional fees totaling $353,545, customer list amortization of $353,500, consulting fees of $331,844, telephone expense of $281,739 and travel expense of $207,354. We also wrote off uncollectible accounts totaling $767,879 in 2001.

     Other expenses for 2001 were $717,342, compared to $57,645 in 2000. The increase of $659,697 is primarily due to interest expense on the asset-based line of credit entered into in February 2001, totaling $268,079, and interest on the subordinated notes payable totaling $278,437.

     We incurred a net loss for 2001 of $(6,537,293), compared to a net loss of $(3,208,228) in 2000. Net loss applicable to common stock in 2001 was $(6,794,975) or $(1.59) per share compared to $(3,208,228) or $(0.82) per share in 2000.

     LIQUIDITY AND CAPITAL RESOURCES

     Since inception, we have funded our working capital requirements primarily through the sale of common and preferred stock and through borrowings against our asset-based line of credit. At June 30, 2002, we had working capital of $258,313, compared to working capital deficits of $(1,146,273) and $(719,647) at December 31, 2001 and 2000, respectively. The $1,404,586 increase in working capital from December 31, 2001 to June 30, 2002 is primarily due to the net loss of $(2,870,208) offset by amounts raised in private placements and noncash expenses. The working capital decrease from December 31, 2000 to December 31, 2001 is primarily due to our net loss of $(6,537,293), which was partially offset by amounts raised in private placements of equity securities. At June 30, 2002, we had stockholders' equity of $522,129 compared to a stockholders' deficit of $(560,186) at December 31, 2002. During the six months ended June 30, 2002, we raised $4,175,000 through the sale of preferred stock, including the conversion of $1,100,000 of debt and accrued expenses into preferred stock. During 2001, we raised $7,046,262 through the sale of our equity securities and paid $955,375 to redeem and retire shares of our preferred and common stock.

     A summary of our outstanding contractual obligations (in thousands) at December 31, 2001 is as follows:

                                                  Payment Due by Period
                             --------------------------------------------------------------
Contractual Obligations         Total        2002       2003-2004    2005-2006   After 2006
-----------------------      ----------   ----------   ----------   ----------   ----------
Debt Obligations             $    5,331   $    3,081   $    2,250   $      --    $      --
Operating Leases                  7,040          629        1,304        1,147        3,960
                             ----------   ----------   ----------   ----------   ----------
     Total                   $   12,371   $    3,710   $    3,554   $    1,147   $    3,960
                             ==========   ==========   ==========   ==========   ==========

     Based on our operating plans, management believes that the proceeds from the recently completed Series B Preferred Stock placement, combined with our borrowing ability under our asset-based line of credit, will be sufficient to fund our working capital needs for the next six months. To the extent, however, that these sources of working capital are not sufficient, then we will seek to sell securities in one or more private transactions in order to raise working capital sufficient to conduct our operations. We also plan to continue to seek additional financing to pay off our subordinated notes and improve our overall financial condition. However, we can give no assurance that we will be able to obtain such financing on satisfactory terms. Our failure to obtain additional financing on satisfactory terms could require us to curtail our operations and could have a potential adverse impact on our results of operations.

                                    BUSINESS

     The following discussion of our business contains forward-looking estimates and statements which involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth in this prospectus under the heading "Risk Factors."

     GENERAL

     We are a distributor of brand and generic pharmaceutical and medical products, as well as other related products aimed at our target market of independent pharmacies. We sell our products to distributors, wholesalers, pharmacies and other customers and organizations licensed to purchase pharmaceutical products. On February 23, 2001, RxBazaar acquired FPP Distribution, Inc. (formerly known as Superior Pharmaceutical Company). We conduct business in all fifty U.S. states as well as Puerto Rico.

     We conduct our business not only through traditional distribution channels, such as telemarketing through our call center, but also through the anonymous on-line marketplace that we operate at our website, www.rxbazaar.com. We developed and wrote the website internally, and completed development in April 2000. RxBazaar.com is aimed at creating an anonymous on-line marketplace for the buying and selling of branded and generic pharmaceutical and medical products, with the target buyers being independent pharmacies. We believe that we have developed an innovative approach to this target market, based on the following elements:

     o We bring purchasing opportunities, both on- and off-line, closer to the local pharmacy. We enable independent pharmacies to access products at reduced costs that were previously unavailable to them.

     o We enable drug manufacturers, distributors, wholesalers, pharmacists and others to buy and sell products on-line efficiently and on a confidential basis. We enable wholesalers to increase sales and manage inventory, expanding their channels of distribution beyond traditional boundaries, and we can also help our customers achieve improved margins by eliminating multiple intermediaries when we act as the single intermediary between, but not limited to, manufacturers, drug wholesalers and independent pharmacies.

     o Because we allow multiple manufacturers, wholesalers and other qualified sellers to post products for sale on a confidential basis, we have the capacity to offer our customers a broad range of products.

     o We sell inventory for our own account, which generally results in higher margins than we realize for our services as an intermediary.

     Our goal is to enable our target market of independent and small-chain pharmacies access to the alternate source market for pharmaceutical products, where such pharmacies may be able to obtain products at prices lower than those available through traditional channels. We believe that until we introduced our on-line marketplace, our target market of independent pharmacies had relatively little access to discounts available to buyers in the alternate source market. The independent pharmacies that make up our target market account for the purchase of approximately $53 billion of pharmaceutical products annually.

     MERGER TRANSACTION WITH SB MERGER CORP.

     SB Merger Corp. was incorporated in Delaware on January 3, 2000. Other than issuing shares to its stockholders, it did not engage in any operational activities; rather, it was a "blank check" company the sole purpose of which was to locate and consummate a merger or acquisition with a private entity. In May 2001, SB Merger completed an initial public offering of 125,000 shares of its common stock at a price of $1.00 per share.

     SB Merger and its wholly-owned subsidiary entered into a merger agreement with RxBazaar, Inc. on February 1, 2002, and completed the transaction on July 26, 2002. In the merger, SB Merger became obligated to issue to the former holders of RxBazaar approximately:

     o 3,333,969 shares of common stock, 345,333 shares of Series A Preferred Stock and 2,087,500 shares of Series B Preferred Stock;

     o up to 1,834,653 shares of common stock issuable upon exercise of outstanding options and warrants to purchase RxBazaar common stock; and
     o up to 2,363,118 additional shares of common stock, if the merged company meets earnings targets in the first or second year after the merger as described in the merger agreement.

     In connection with the merger, SB Merger adopted the name "RxBazaar, Inc." and all of the officers and directors of RxBazaar prior to the merger became officers and directors of the newly-named RxBazaar, Inc.

     The business combination was a "reverse merger," so termed because immediately after the merger, stockholders of the former RxBazaar held approximately 93% of the outstanding shares of RxBazaar, Inc., formerly known as SB Merger Corp. For that reason, except where specifically noted, the financial and other information in this prospectus is presented for the operations of the former RxBazaar, Inc. since its inception in October 1999. Also, because the merger was accounted for as an acquisition of SB Merger by RxBazaar and a recapitalization of RxBazaar, our financial statements for periods ending after the date of the merger will consist of the historical financial statements of the former RxBazaar, Inc.

THE DRUG DISTRIBUTION INDUSTRY TODAY-- SHORTCOMINGS OF TRADITIONAL CHANNELS OF DISTRIBUTION AND RXBAZAAR'S SOLUTION

     PHARMACEUTICAL DISTRIBUTION IN THE U.S.

     RxBazaar competes in a pharmaceutical distribution market of over $100 billion. The sector is maintaining strong industry growth that directly correlates to the rapidly expanding U.S. pharmaceutical market that recorded over $120 billion in sales in 2000 and over $164 billion in 2001, and that is expected to exceed $188 billion in 2002. Underlying this growth is a crucial demographic: the average age of people in the industrialized world is rising, resulting in increased drug consumption. During the first quarter of 2001, total prescriptions written in the U.S. rose 11%. Total prescriptions written for 2002 are anticipated to reach 3.13 billion, an increase from the 3 billion written in 2001. Many manufacturers of pharmaceuticals and related healthcare products utilize wholesale distributors to deliver their products to the marketplace. We provide both traditional and progressive distribution channels for these products.

     The United States is the world's largest pharmaceutical market. According to the National Institute for Health Care Management Foundation, prescription drug spending rose 40% from 1998 to 2000. The U.S. government has predicted that spending on prescription drugs will increase by 12% annually, on average, during the coming decade.

     THE ROLE OF INDEPENDENT PHARMACIES

     According to a recent survey conducted by the National Community Pharmacists Association, a trade group, independent pharmacies are in the midst of an economic resurgence. In 2001 and continuing into 2002, independent pharmacies as a whole are experiencing record years in sales. The number of independent pharmacies increased by approximately 200, to nearly 25,000 nationwide. Independent pharmacies posted a record 16.7% increase in sales for 2001, with $58 billion industry-wide in total sales, an average of $2.3 million per store. Approximately 83% of this revenue was attributable to the sale of prescription drugs. While gross margins continued to decline as a percentage of total sales in 2001, they increased by 13.3% in absolute dollars, to $535,052 per store, the highest ever recorded. In 2002, the National Community Pharmacists Association estimates that the independent pharmacy marketplace will reach $60 billion, with $53 billion recorded in prescription sales and an average prescription sales of $2.15 million per store.

     MULTI-TIERED PRICING

     A distinctive feature of the drug distribution industry is that manufacturers charge different prices to different purchasers. Over the past 25 years, the pharmaceutical distribution industry has been characterized by an ever more complex set of pricing practices. These pricing practices are primarily the result of the varying market power held by different purchasers and because of government reimbursement programs. Drug manufacturers sell their products to several classes of purchasers, including:

     o    federal health care agencies and entities;
     o    hospitals;
     o    health maintenance organizations;
     o insurers and pharmacy benefit managers, companies that administer the prescription drug portion of a health benefit plan for insurers and managed care organizations; and
     o    wholesale distributors that sell to pharmacies and others.

     Because of this complex pricing system, a single drug product may be available in the market at many different prices, depending on the category of purchaser. The variables that affect the price for a particular class of purchaser include:

     o federal law entitling certain agencies and public entities to discounts;
     o whether a purchaser or a group of purchasers can negotiate directly with the manufacturer;
     o whether a purchaser can positively affect the manufacturer's revenue and market share.

     For example, certain federal agencies and governmental purchasers are entitled to discounts as a matter of law. Also, drug manufacturers typically offer lower prices to hospitals and health maintenance organizations, or to the pharmacy benefit managers or group purchasing organizations acting on their behalf, because those entities are able to negotiate directly with the manufacturer and can increase the use of a manufacturer's product. Other businesses, such as independent pharmacies, are not typically able to negotiate significant discounts. Independent pharmacies do not negotiate directly with manufacturers, and cannot control the drug prescribed by the physicians. Also, the Medicaid reimbursement program, under which state Medicaid programs reimburse beneficiaries for the cost of certain drugs, may act as an impediment to manufacturers' offering discounts on certain drugs. Under the Medicaid program, a manufacturer must offer a 15.1% discount in the form of a rebate to the state Medicaid program, or must offer the Medicaid program the best price it offers to other non-government purchasers. Therefore, manufacturers could be reluctant to offer discounts on certain drugs to non-government purchasers such as independent pharmacies.

     Another characteristic of the drug distribution business is that manufacturers may enter directly into agreements with various customers at different prices, and use a number of different distributors to fulfill orders from the customers. To facilitate this process, the manufacturer may sell to the distributor at a set wholesale price, and if the distributor then fills an order from a customer that has negotiated a lower price from the manufacturer, the distributor charges the manufacturer a credit, known in the industry as a chargeback.

     THE ALTERNATE SOURCE MARKET

     A purchaser that has obtained a drug product at a favorable price may, instead of selling the product through to retail businesses or consumers, sell the product back into the wholesale market. Then, another wholesaler or distributor may buy the product and resell it to retail outlets. As a result, a secondary, or alternate source, market for drug products has emerged. We believe that the alternate source market could be a significant opportunity for our business.

     In the alternate source market, certain pharmaceutical wholesalers and distributors can acquire products at a discount and resell them to other parties. We believe that independent pharmacies could benefit from improved access to the alternate source market. We believe that until we introduced our on-line marketplace, our target market of 25,000 independent pharmacies had relatively little direct access to these alternate source products or the associated discounts.

     RXBAZAAR'S SOLUTION

     We believe that traditional channels for the distribution of drugs, medical supplies and equipment create limitations that prevent distributors and independent pharmacies from achieving maximum efficiency. A few of the obstacles to efficiency caused by prevalent practices in the current drug distribution market include:

     o    limited selection available to independent pharmacies;
     o    limited access to alternate source products; and
     o    lack of convenience.

     Most independent pharmacists are responsible for purchasing, stocking, and selling all the items in their stores. Traditional business practices may limit pharmacists' and other purchasers' abilities to identify and take advantage of savings opportunities, because the pharmacists do not have an efficient way to find out about all of the products available from various distributors, including alternate sources. We believe that, by integrated traditional and on-line distribution products and services, we can solve this problem and enable independent pharmacies and others in the business to overcome these limitations. Through our on-line marketplace at www.rxbazaar.com, we:

     o provide pharmacists an opportunity to browse through various deals offered by multiple sellers of the same products, potentially offering the pharmacists a wider selection and a better price than that which might be available through traditional wholesale distribution channels.
     o    allow buyers to view directly the products offered by sellers.
     o are available twenty-four hours a day, seven days a week, allowing pharmacists the convenience of purchasing during off-peak hours.

     In addition to the www.rxbazaar.com on-line marketplace, we use our traditional distribution business capabilities both to fulfill transactions carried out on-line and to engage in telemarketing through our call center. We believe that our solution effectively addresses existing market limitations and can create an integrated distribution business consisting of both traditional distribution activities and an on-line marketplace, combining to offer buyers and sellers convenient access, competitive prices and full distribution support for a wide variety of both prescription and generic drugs, medical supplies and equipment. Our on-line marketplace enables buyers and sellers to connect on a confidential basis and eliminates many of the intermediaries that inflate prices.

PRODUCTS AND SERVICES

     We offer the following products and services:

     TRADITIONAL DISTRIBUTION SERVICES

     We acquired FPP Distribution, Inc., formerly known as Superior Pharmaceutical Company, in February 2001. We conduct our traditional pharmaceutical distributor business through FPP's established distribution channels, including:

     o direct sales, conducted by a staff of direct sales telemarketing employees who actively call and market to independent pharmacists, nursing homes and small regional chains; and
     o corporate and government sales, marketing to group purchasing organizations, pharmacy chains and federal, state and local government agencies.

     Our traditional distribution services also play an integral part in supporting our on-line marketplace. After an on-line buyer has selected a product offered by a seller posting on the website, we purchase the product from the seller, take delivery at our Cincinnati warehouse, and sell and ship it to the buyer.

     ON-LINE PHARMACEUTICAL MARKETPLACE

     We created our pharmaceutical trading outlet at www.rxbazaar.com to build on our traditional distribution business. Our goal is to bring market efficiency to the local pharmacy and to link a variety of pharmaceutical buyers and sellers in a confidential internet environment. Our on-line marketplace enables buyers and sellers to post, on a confidential basis, products they wish to buy or sell. Because the website is capable of reaching a large national audience in an efficient manner, it enables sellers, such as manufacturers, wholesalers and distributors, to offer their products at significantly reduced prices. In addition, a seller can post for quick movement its short-dated, overstocked and bulk products that, in the past have been difficult to sell. We purchase the product from the seller at a discount and sell the products to the buyer.

     Our on-line marketplace enables participants to buy and sell in an open exchange that requires no up-front fees, no software installation and no consulting services. A seller selling products through the site avoids incurring expenses such as those relating to sales forces, distribution, chargebacks and rebates, and can reduce or eliminate expenses caused by an inability to quickly sell overstocked merchandise and inventory that is near its expiration date. The buyer reaps the benefits of these savings through reduced prices. The buyer may also post items it would like to acquire.

     If a customer notifies us that it wants to buy a product posted for sale on the website, we:

     o buy the product from the wholesaler at a discount from the listed price;
     o    take delivery of the product at our warehouse; and
     o    sell and ship the product to the customer at the listed price.

     We may also elect to fill the order with inventory already in stock, at the listed price, if we have the item in stock. In addition, we may charge wholesalers a monthly fee for posting products on the site.

     Our on-line marketplace is fully supported by a traditional "brick-and-mortar" warehouse, a full staff of software engineers monitoring and updating the site daily, and a telemarketing staff that is available 24 hours a day by phone. Our operating controls are aimed at providing buyers and sellers using our exchange with the assurance that they are dealing in merchandise that has been handled properly with the assurance of complete product integrity.

     LOGISTICS SERVICES

     We are also developing the capability to provide distribution logistics services for drug manufacturers, to manage all aspects of back room infrastructure for manufacturers, including:

     o    product storage,
     o    order fulfillment,
     o    invoicing,
     o    shipping,
     o    chargeback and rebate control, and
     o    accounts receivable management.

     We are currently completing development of proprietary software to automate these services, including the complex transactions associated with manufacturer pricing strategies. We have thus far provided these services only to one company on a limited basis. Distribution logistics services have not accounted for a significant percentage of our revenues, and we are not currently providing these services to any drug manufacturers. Whether we are able to address this business opportunity in the future depends on several factors, including our ability to obtain sufficient working capital. See "Risk Factors -- If we do not obtain a substantial amount of additional financing, you could lose your entire investment."

STRATEGY

     Since launching our on-line marketplace, we have been positioning RxBazaar to be a national exchange for on-line pharmaceutical trading. We believe that the key to growth is to become a recognized facilitator that creates value and convenience for both buyers and sellers. Our strategy is to offer an integrated set of distribution services, combining traditional wholesale pharmaceutical distribution services with a unique web-based exchange that facilitates and manages pharmaceutical trading transactions.

     A key element of our strategy is to leverage our ability to cut through the complexities of the pharmaceutical supply chain and pass the savings on to our customers. Specifically, we intend to generate savings by reducing or eliminating the number of intermediaries and enabling independent pharmacy customers to realize those savings. We are able to offer this to market participants by providing an on-line marketplace where buyers and sellers can do business efficiently and confidentially by selling to and buying from RxBazaar as the single intermediary.

     In addition to serving as a conduit for buyers and sellers, we also intend to use our on-line market to sell for our own account inventory that we obtain at discounts through market intelligence and through our product acquisition activities. We believe that these activities not only have the potential to increase overall sales, but also can assist in drawing buyers and sellers to the site by increasing the volume and product mix available. By selling products for our own account, we can also generate significantly favorable gross margins compared to our margins on carrying out transactions for others. However, we currently lack the working capital necessary to carry out product acquisition to the extent necessary to operate profitably. See "Risk Factors -- If we do not obtain a substantial amount of additional financing, you could lose your entire investment" and " -- If we continue to lose money on our operations, you could lose your entire investment."

     We intend to persuade leading wholesalers and distributors to become regular posters on our on-line marketplace. By obtaining early participation from key suppliers in the industry, we intend to become recognized as a useful resource that buyers will return to regularly, offering both branded and generic as well as alternate source merchandise at the lowest prices.

     Another important element in our strategy is to develop and leverage proprietary technology that is superior to that of our competitors. In April 2000, we began developing our proprietary call center telemarketing management software. We completed the project in March 2001. See "Risk Factors -- RxBazaar may not be able to protect its proprietary technology."

COMPETITION

     The drug distribution business is highly competitive. In addition, we expect the on-line marketplace feature of our business to be highly competitive because the barriers to entry are relatively low.

     We will have no control over how successful our competitors will be. In addition, our on-line competitors can duplicate many of the products or services and much of the content that we offer, with little difficulty.

     We compete for our customers' purchasing dollars with:

     o national, full-line wholesalers, such as McKesson Corporation, Cardinal Health, Inc. and AmerisourceBergen Corp.;
     o smaller regional wholesalers, such as H.D. Smith Wholesale Drug Company and D&K Health Care Resources, Inc., which sell full lines of drug products in various regions of the U.S.; and
     o smaller, specialty wholesalers that provide nation-wide coverage for various product categories.

     Many of our competitors and potential competitors have operated for a longer period of time than we have, have greater financial resources, have established marketing relationships with leading manufacturers and advertisers and have a secured presence in distribution channels. Some of these companies may also commence or expand their presence on the internet. Finally, we are aware of other entrepreneurial companies that are developing and marketing on-line products and services that compete directly with those that we offer. Also, we may face a significant competitive challenge from alliances entered into between and among our competitors and major pharmacy benefit managers, major HMOs or chain drugstores, as well as from larger competitors created through industry consolidation. These partnerships or consolidated entities could pose a significant competitive challenge to us and their existence could impede us in or prevent us from establishing relationships with the member pharmacy benefit managers, HMOs or chain drugstores.

     Our competitive strategy is not to displace larger, more established full-line distributors, but to offer our independent pharmacy customers an opportunity to supplement their regular purchasing activities by obtaining particular products at significant discounts.

     We intend to compete on the following principal factors:

     o acceptance of our business model as a confidential on-line marketplace using RxBazaar as the single intermediary;
     o    recognition of the RxBazaar brand;
     o    convenience and ease of use for both sellers and buyers;
     o    the prices at which we can offer products to buyers;
     o    accessibility and ease of use;
     o    customer service; and
     o    reliability and speed of fulfillment for products ordered.

     We believe that we have the ability to address each of the factors on which we intend to compete because of our combination of:

     o    an established traditional distribution business,
     o an innovative on-line exchange featuring confidential trading through a single intermediary, and
     o    substantial management expertise and industry experience.

     However, we can give no assurance that we will be able to successfully compete. Intense competition in our industry could prevent us from achieving our business objectives. See "Risk Factors -- We may not be able to compete successfully against current and future competitors."

GOVERNMENT REGULATION

     Our business is subject to extensive federal, state and local regulation, including:

     o laws and regulations relating to the purchase and sale of prescription and over-the-counter drugs;
     o    federal, state and local licensing and registration regulations;
     o provisions of the Prescription Drug Marketing Act and the rules thereunder; and
     o provisions of the Controlled Substances Act and U.S. Drug Enforcement Agency regulations, as well as related state and local laws and regulations relating to the purchase, storage and dispensing of controlled substances, prescription drugs and certain over-the-counter drugs.

     These laws and regulations impose substantial registration, security, record-keeping, reporting and other requirements.

     We handle controlled substances, such as narcotic and habit-forming drugs, which require special storage and handling. We therefore must meet licensing requirements of the U.S. Drug Enforcement Administration. We are also required to maintain a wholesale distributor's license as well as a license for controlled substances for the state of Ohio, where our physical operations are located. Additionally, as a generic drug distributor, we must obtain licenses as necessary from each state to which we ship products.

     Our business is subject to a wide range of federal and state laws and regulations, including the Federal Food, Drug and Cosmetic Act, the Controlled Substances Act, the Prescription Drug Marketing Act and the rules under each of those laws, and state laws and regulations applicable to the distribution of pharmaceutical products and controlled substances.

     The Federal Food, Drug and Cosmetic Act generally regulates such matters as the handling, packaging, storage, and labeling of drugs and cosmetics. The Prescription Drug Marketing Act, an amendment to the Federal Food, Drug and Cosmetic Act, establishes requirements applicable to the wholesale distribution of prescription drugs, including the requirement that wholesale drug distributors be licensed in accordance with federally established guidelines on storage, handling, and records maintenance by each state in which they conduct business. In addition, because some of the drugs that we handle are regulated under the Controlled Substances Act (for example, those containing narcotics such as codeine or certain stimulant or depressant medications), we are also subject to the applicable provisions of that law, including specific labeling, packaging and recordkeeping requirements and the obligation to register with the federal government as a distributor of controlled substances. Finally, we are required to maintain licenses and permits for the distribution of pharmaceutical products and controlled substances under the laws of each state in which we operate.

     On December 3, 1999, the Food and Drug Administration published final rules implementing the Prescription Drug Marketing Act. The Food and Drug Administration originally scheduled these final rules to become effective on December 4, 2000 but has since stayed effectiveness of certain rules several times, most recently on February 13, 2002, so that the stayed rules will not be in effect until April 1, 2003. Under the rules that have been stayed, wholesale drug distributors must enter into a written agreement with a drug manufacturer in order for the wholesale drug distributor to be considered an authorized distributor for the manufacturer's products. We have written agreements to purchase products with over 40 manufacturers. Those wholesale drug distributors who are not considered authorized distributors must provide their customers with a statement identifying all prior sales of the drug starting with the original sale by the manufacturer. If these rules become effective in their current form on April 1, 2003, then one effect is that we may have to provide this information to buyers on our website. However, the confidentiality between sellers and buyers is a feature that we promote to attract sellers to use our on-line marketplace. Sellers on our website may be less willing to use the website if it means that they will have provide the prior sale information to our buyers. Therefore, we could experience significant disruption in the supply of products available on our on-line marketplace, which could have a material adverse effect on our business. These rules may be further amended by the Food and Drug Administration prior to final implementation, or Congress could enact an amendment to the law that would alleviate this effect on us. We can give no assurance that the rules as they are finally implemented will not materially and adversely affect our business. See "Risk Factors -- Our obligation to comply with extensive government regulations of our business is expensive, and our failure to do so could result in significant liability."

     State laws and regulations aimed at preventing abuses in the drug distribution business could also affect our business, because increased regulation could put additional burdens on legitimate wholesalers and retailers. Recent regulations and enforcement actions, for example, have focused on practices of businesses known as closed door pharmacies. A closed door pharmacy is a pharmacy that dispenses drugs to patients of a nursing home or hospital, but does not sell to the public. Closed door pharmacies are given discounts on prescription drugs. One common fraudulent scheme involves operators who set up a closed door pharmacy, and obtain drug products at the discounted prices available to legitimate closed door pharmacies. Rather than supplying a nursing home or other eligible entity, though, these operators resell their product into the market at a significant mark-up. State laws and regulations are being enacted to combat such practices. For example, the Nevada Board of Pharmacy has voted to restrict pharmaceutical wholesalers from selling more than 10% of their inventory to other wholesalers, and has imposed more stringent recordkeeping requirements. Such a broad-based restriction, or other regulatory changes that have the ancillary effect of limiting or constraining legitimate business opportunities in the secondary market, could harm our business.

     We believe that we currently have all the regulatory approvals necessary to conduct our business. However, we can give no assurance that we will be able to maintain compliance with existing regulations or that laws or regulations enacted in the future will not hinder or prevent us from conducting our traditional and on-line business. See "Risk Factors -- Our obligation to comply with extensive government regulations of our business is expensive, and our failure to do so could result in significant liability."

     We also require our customers and wholesalers to demonstrate that they meet various licensing requirements. For example, we require any party that offers to buy from or sell to us any product designated by the FDA as "prescription only" to supply a copy of its current license from its local state board of pharmacy, demonstrating that it meets the regulatory requirements for the sale or purchase of pharmaceutical products. A party offering to buy or sell products regulated under the Controlled Substances Act must send to us a copy of its current Controlled Substance Registration Certificate issued by the U.S. DEA. We keep copies of these licenses and certificates on file, and if a party's license or certificate has expired, we will not buy from or sell to the party until we receive a copy of the renewed licenses(s).

EMPLOYEES

     As of June 30, 2002, we had 87 full-time employees, of whom 56 were employed in sales, 9 were employed in information technology and the rest were employed in administrative and customer service positions. None of our employees is represented by a union. We believe our relationship with our employees is good.

PROPERTIES

     We maintain our principal executive offices at 1385 Kemper Meadow Drive, Cincinnati, OH 45240, under a lease expiring in March 2015. The premises consist of approximately 37,300 square feet of office and warehouse space. The rent is $35,000 per month.

     We maintain our data center and call center at 1255 Kemper Meadow Drive, Suite 150, Cincinnati, OH 45240, under a lease expiring in May 2011. The premises consist of approximately 17,300 square feet of office and administrative space. The rent is $16,543 per month. We also maintain an administrative office at 200 Highland Avenue, Suite 301, Needham, MA 02494 under an oral tenant-at-will arrangement at a rent of $500 per month.

     Our website address is www.rxbazaar.com.

     We believe that our present facilities are adequate to meet our current needs. If new or additional space is required, we believe that adequate facilities are available at competitive prices in the respective areas.

     SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The table below sets forth certain information regarding the beneficial ownership of our common stock as of September 1, 2002. The table includes each person who is known by us to own beneficially more than five percent of our outstanding common stock, each of our officers and directors and all of our directors and officers as a group.

                                                   SHARES BENEFICIALLY OWNED (1)
                                                  ------------------------------
NAME/ADDRESS OF BENEFICIAL OWNER                     NUMBER            PERCENT
----------------------------------------------    ------------      ------------
   Able Laboratories, Inc. ...................    2,116,174(2)         27.07%(2)
   6 Hollywood Court
   South Plainfield, NJ  07080
Dhananjay G. Wadekar .........................      317,332(3)          4.85%
   c/o Able Laboratories, Inc.
   6 Hollywood Court
   South Plainfield, NJ  07080
C. Robert Cusick .............................      729,287(4)         11.15%
   c/o RxBazaar, Inc.
   1385 Kemper Meadow Drive
   Cincinnati, OH  45240
James Stahly .................................      135,334(5)          2.05%
   c/o RxBazaar, Inc.
   1385 Kemper Meadow Drive
   Cincinnati, OH  45240
Catherine M. Frost............................      119,281(6)          1.81%
   c/o RxBazaar, Inc.
   1385 Kemper Meadow Drive
   Cincinnati, OH  45240
Anand Adya....................................       85,969(7)          1.32%
   c/o RxBazaar, Inc.
   1385 Kemper Meadow Drive
   Cincinnati, OH  45240
Bruce Warwick ................................       25,009(8)            *
   c/o RxBazaar, Inc.
   200 Highland Ave.
   Needham, MA  02494
Robert Cawthorn ..............................      341,391(9)          5.10%
   c/o RxBazaar, Inc.
   1385 Kemper Meadow Drive
   Cincinnati, OH  45240
Handel Evans .................................      315,000(10)         4.70%
   c/o RxBazaar, Inc.
   1385 Kemper Meadow Drive
   Cincinnati, OH  45240

                                                  SHARES BENEFICIALLY OWNED (1)
                                                 -------------------------------
NAME/ADDRESS OF BENEFICIAL OWNER                     NUMBER            PERCENT
----------------------------------------------   -------------      ------------
Shikhar Ghosh ................................     691,953(11)         10.61%
   c/o RxBazaar, Inc.
   1385 Kemper Meadow Drive
   Cincinnati, OH  45240
Vanett Marshall...............................       1,838(12)            *
   c/o RxBazaar, Inc.
   1385 Kemper Meadow Drive
   Cincinnati, OH  45240
All directors and officers of RxBazaar
   as a group (nine persons)..................   2,445,062(13)         34.62%
-----------------------
* Indicates less than 1%.

(1) As of September 1, 2002, based on 6,523,336 shares of common stock issued and outstanding, including 345,333 shares of common stock issuable upon the conversion of the Series A Preferred Stock, 2,087,500 shares of common stock issuable upon the automatic conversion of the Series B Preferred Stock upon the effectiveness of the registration statement of which this prospectus forms a part and 350,528 shares of common stock issuable for accrued dividends on the Series A and Series B Preferred Stock as of October 31, 2002. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Except as indicated, each person possesses sole voting and investment power with respect to all of the shares of common stock owned by such person, subject to community property laws where applicable. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options and convertible securities held by that person that are currently exercisable, or become exercisable within 60 days of the date of this prospectus, are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. The information as to each person has been furnished by such person.
(2) Includes shares of Series A Preferred Stock that are convertible into 345,333 shares of common stock, 239,841 shares of common stock issued in payment of accrued dividends on the Series A Preferred Stock and warrants to purchase 168,000 shares of common stock. Also includes 1,125,000 shares of common stock estimated to be issuable upon conversion of $2,250,000 of notes held by Able. Able has the right to convert the notes into common stock at the then-current market value of the common stock. Able has entered into an agreement under which it may not convert or exercise any preferred stock or other right to obtain shares of common stock unless immediately after such exercise or conversion it held 4.9% or less of all issued and outstanding common stock.
(3) Includes 9,333 shares held by Mr. Wadekar's spouse, as to which he disclaims beneficial ownership, as well as 18,666 shares of common stock purchasable under warrants exercisable within 60 days after September 1, 2002 (including a warrant for 9,333 shares of common stock held by Mr. Wadekar's spouse).
(4) Includes a warrant to purchase 18,667 shares of common stock exercisable within 60 days after September 1, 2002. Also includes 131,953 shares issuable upon conversion of Series B Preferred Stock and accrued dividends.
(5) Includes an option to purchase 42,000 shares of common stock and warrants to purchase 46,667 shares of common stock exercisable within 60 days after September 1, 2002.
(6) Consists of 66,500 shares of common stock purchasable under a stock option exercisable within 60 days after September 1, 2002. Also includes 52,781 shares issuable upon conversion of Series B Preferred Stock and accrued dividends.
(7) Includes an option to purchase 1,969 shares of common stock held by Mr. Adya's spouse exercisable within 60 days after September 1, 2002.
(8) Consists of 11,813 shares of common stock purchasable under a stock option exercisable within 60 days after September 1, 2002. Also includes 13,196 shares issuable upon conversion of Series B Preferred Stock and accrued dividends.
(9) Includes an option to purchase 175,000 shares of common stock exercisable within 60 days after September 1, 2002. Also includes 26,391 shares issuable upon conversion of Series B Preferred Stock and accrued dividends.
(10) Includes 140,000 shares held by the Dragon Trust, which Evans is the beneficiary of and a non-qualified stock option to purchase 175,000 shares of common stock exercisable within 60 days after September 1, 2002.

(11) Includes 420,000 shares of common stock held jointly by Shikhar Ghosh and his spouse and 140,000 shares held by Shikhar Ghosh Irrevocable Trust. Also includes 131,953 shares issuable upon conversion of Series B Preferred Stock and accrued dividends.
(12) Consists of shares of common stock purchasable under a stock option exercisable within 60 days after September 1, 2002.
(13) Includes 539,454 shares of common stock purchasable under stock options and warrants exercisable within 60 days after September 1, 2002 and 356,274 shares issuable upon conversion of Series B Stock and accrued dividends.

                              SELLING STOCKHOLDERS

     Up to 3,021,361 shares are being offered by this prospectus, all of which are being registered for sale for the accounts of selling stockholders. The selling stockholders have obtained or will obtain the common stock offered under this prospectus in private investment transactions or by converting shares of Series A Preferred Stock or Series B Preferred and accrued dividends, which we issued to them in private investment transactions. We will not receive any portion of the proceeds from the sale of shares of common stock by the selling stockholders.

     Based on the information supplied to us by each selling stockholder, the following table sets forth certain information regarding the approximate number of shares owned by each selling stockholder as of September 1, 2002, and as adjusted to reflect the sale by the selling stockholders of the shares of common stock offered by this prospectus. Unless noted in the following tables, no selling stockholder has held any office or maintained any material relationship, except as an investor, with RxBazaar, or any of our predecessors or affiliates, over the past three years. The information as to each person is based on information furnished to us by such person.

                                                                  SHARES BENEFICIALLY                         SHARES BENEFICIALLY
                                                                     OWNED PRIOR TO                               OWNED AFTER
                                                                      OFFERING (1)            NUMBER OF         OFFERING (1)(2)
                                                              ---------------------------      SHARES     -------------------------
NAME OF BENEFICIAL OWNER                                         NUMBER        PERCENT(3)      OFFERED       NUMBER      PERCENT(3)
-----------------------------------------------------------   ------------     ----------     ---------   ----------     ----------
Able Laboratories, Inc. ...................................   2,116,174(4)      27.07%(4)      823,174    1,293,000       16.54%
Adams, Robert .............................................      19,396             *           13,196        6,200          *
AJG Growth Fund LLC .......................................      26,364             *           26,364            0          *
Akella, Ramesh ............................................      13,196(5)          *           13,196            0          *
Alaimo, Richard ...........................................      31,396(6)          *           13,196       18,200          *
Barak, Judah ..............................................      26,151             *           26,151            0          *
Bode, Thomas C. ...........................................      13,196             *           13,196            0          *
Broms, Nelson .............................................      26,350             *           26,350            0          *
Bukiet Investments ........................................      52,384             *           52,384            0          *
Cawthorn, Robert ..........................................     341,391(7)        5.10%         26,391      315,000        4.70%
Corona, Wayne .............................................     264,144(8)        4.04%        110,144      154,000        2.36%
  Instant Connection, Inc.
Cunningham, John ..........................................      13,196             *           13,196            0          *
Cusick, C. Robert .........................................     729,287(9)        11.15%       131,953      597,334        9.13%
DeLorenzo, John F. Lifetime Trust, Dated 12/6/96 ..........      10,557             *           10,557            0          *
Demarest, Fred ............................................      13,196             *           13,196            0          *
Destefano, Donald .........................................      51,578             *           51,578            0          *
Donner, Brad ..............................................       7,321             *            7,321            0          *
Dowling, Joseph ...........................................     184,733           2.83%        184,733            0          *
Evans, Gareth .............................................      26,391 (10)        *           26,391            0          *
Frost, Cathy ..............................................     119,281(11)       1.81%         52,781       66,500        1.01%
Gale, James ...............................................      60,184(12)         *           13,182       47,002          *
Galligan, Sean ............................................      13,196             *           13,196            0          *
Leo Genecco & Sons ........................................     147,956(13)       2.25%         52,288       95,668        1.46%
Genecco, David ............................................     114,812(14)       1.75%         26,144       88,668        1.35%

                                                                  SHARES BENEFICIALLY                         SHARES BENEFICIALLY
                                                                     OWNED PRIOR TO                               OWNED AFTER
                                                                      OFFERING (1)            NUMBER OF         OFFERING (1)(2)
                                                              ---------------------------      SHARES      ------------------------
NAME OF BENEFICIAL OWNER                                         NUMBER        PERCENT(3)      OFFERED       NUMBER      PERCENT(3)
-----------------------------------------------------------   ------------     ----------     ---------    ---------     ----------
Ghosh, Shikhar & Eva JTWROS Sable Trust ...................     691,953(15)       10.61%       131,953      560,000        8.58%
Gironta, Michael ..........................................      16,118             *           13,196        2,922          *
Global Assets Allocation Consultants LLC...................      31,421             *           13,720       17,701          *
Greenberg, Charles L. .....................................      36,086(16)         *           13,196       22,890          *
Gulyas, Glen ..............................................      13,182             *           13,182            0          *
Hest, Lionel & Amy ........................................      33,152             *           13,196       19,956          *
Infusion Capital Investment Corp...........................      47,331             *           47,331            0          *
Ivey, David ...............................................      26,391             *           26,391            0          *
Koelsch, Charles ..........................................     161,562(17)       2.47%        105,562       56,000          *
Lawler, James D. & Mary Rutkowski .........................      13,196             *           13,196            0          *
Lott, John J. .............................................       7,918             *            7,918            0          *
Maddineni, Venkata R. .....................................      13,196             *           13,196            0          *
McCoig, James & Mary ......................................      13,196             *           13,196            0          *
Mencarini, Shirley ........................................     192,621(18)       2.93%        131,953       60,668          *
Milazzo, Richard ..........................................      27,524(19)         *           13,196       14,328          *
Mrs. Jello LLC ............................................      52,384             *           52,384            0          *
Nicosia, Robert M. ........................................       5,279             *            5,279            0          *
Noto, Renee M. ............................................      26,391             *           26,391            0          *
Olson, Christiane .........................................       5,248             *            5,248            0          *
Paravi Equities LLC .......................................      52,384             *           52,384            0          *
Perlmutter, Aaron P. ......................................      26,391             *           26,391            0          *
Phillips, William .........................................      13,996             *           13,196          800          *
Rodgers, Jesse ............................................     310,156(20)       4.69%        104,822      205,334        3.10%
Rose, Jonathan ............................................      14,396             *           13,196        1,200          *
Royal Miles Corp. .........................................      26,144             *           26,144            0          *
Sablowsky, Robert .........................................      32,936(21)         *           13,196       19,740          *
Schotz, Cheryl ............................................      33,314(22)         *           15,814       17,500          *
Scopia Partners, LLP ......................................      65,977           1.01%         65,977            0          *
Shaw, Bernard & Patricia ..................................      13,196             *           13,196            0          *
Silverman, Howard & Phyllis JTWROS ........................      19,396             *           13,196        6,200          *
Taylor, Bernard ...........................................     131,953           2.02%        131,953            0          *
Treppel, Jerry ............................................      52,781             *           52,781            0          *
Wallner, Edgar ............................................      52,781             *           52,781            0          *
Warwick, Bruce ............................................      25,009(23)         *           13,196       11,813          *

                                                                  SHARES BENEFICIALLY                         SHARES BENEFICIALLY
                                                                     OWNED PRIOR TO                               OWNED AFTER
                                                                      OFFERING (1)            NUMBER OF         OFFERING (1)(2)
                                                              ---------------------------      SHARES      ------------------------
NAME OF BENEFICIAL OWNER                                         NUMBER        PERCENT(3)      OFFERED       NUMBER      PERCENT(3)
-----------------------------------------------------------   ------------     ----------     ---------    ---------     ----------
Whalen, Sheila M. .........................................      13,196             *           13,196            0          *

-----------------------
*    less than one percent.

(1) As of September 1, 2002, based on approximately 6,523,336 shares of common stock issued and outstanding, including 345,333 shares of common stock issuable upon conversion of the Series A Preferred Stock, 2,087,500 shares of common stock issuable upon conversion of the Series B Preferred Stock which will occur automatically upon effectiveness of this prospectus, 350,528 shares of common stock issuable for accrued dividends on the Series A and Series B Preferred Stock as of October 31, 2002, plus, for each person, such number of shares of common stock subject to options and convertible securities held by such person that are currently exercisable, or become exercisable within 60 days of the date of this table.
(2) Assumes that all shares of common stock offered in this prospectus will be sold.
(3) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Except as indicated, each person possesses sole voting and investment power with respect to all of the shares of common stock owned by such person, subject to community property laws where applicable. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options and convertible securities held by that person that are currently exercisable, or become exercisable within 60 days of the date of this table are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.
(4) Includes shares of Series A Preferred Stock that are convertible into 345,333 shares of common stock, 239,841 shares issued in payment of accrued dividends on the Series A preferred Stock and a warrant to purchase 168,000 shares of common stock exercisable within 60 days after September 1, 2002. Also includes 1,125,000 shares of common stock estimated to be issuable upon conversion of $2,250,000 of notes held by Able. Able has the right to convert the notes into common stock at the then-current market value of the common stock. Able has entered into an agreement under which it may not convert or exercise any preferred stock or other right to obtain shares of common stock unless immediately after such exercise or conversion it held 4.9% or less of all issued and outstanding common stock. See "Certain Relationships and Related Transactions - Relationships with Able Laboatories."
(5) Mr. Akella is president of Phoenix Capital, Inc. which provided consulting and investment banking services to RxBazaar in 2001 and 2002, including services in connection with its merger transaction with SB Merger and its private placement of securities.
(6) Includes warrants to purchase 9,100 shares of common stock exercisable within 60 days after September 1, 2002.
(7) Includes an option to purchase 175,000 shares of common stock exercisable within 60 days after September 1, 2002. Mr. Cawthorn is a director of RxBazaar.
(8) Includes 80,000 shares of Series B Preferred Stock owned by Instant Connection, Inc., a corporation controlled by Mr. Corona, and an option to purchase 14,000 shares of common stock exercisable within 60 days after September 1, 2002. Mr. Corona is a consultant to RxBazaar.
(9) Includes a warrant to purchase 18,667 shares of common stock exercisable within 60 days after September 1, 2002. Mr. Cusick is CEO and a director of RxBazaar.
(10)      Mr. Evans is the son of Handel Evans, a director of RxBazaar.
(11) Includes an option to purchase 66,500 shares of common stock exercisable within 60 days after September 1, 2002. Ms. Frost is Vice President, Corporate Development of RxBazaar.
(12) Includes 33,434 shares of common stock held by Mr. Gale's spouse. Mr. Gale's spouse, Judith Haselton, was president of SB Merger Corp. until July 26, 2002.
(13) Includes warrants to purchase 51,334 shares of common stock exercisable within 60 days after September 1, 2002.
(14) Includes warrants to purchase 44,334 shares of common stock exercisable within 60 days after September 1, 2002.
(15) Includes 50,000 shares of Series B Preferred Stock owned by Sable Trust and 140,000 shares of common stock held by a trust for the benefit of Mr. Ghosh's minor children. Mr. Ghosh is a director of RxBazaar.
(16) Includes 1,200 shares of common stock held by Mr. Greenberg's spouse, 2,922 shares of common stock held jointly with his spouse and 2,400 shares of common stock held by his children.
(17) Includes warrants to purchase 28,000 shares of common stock exercisable within 60 days after September 1, 2002.
(18) Includes warrants to purchase 44,334 shares of common stock exercisable within 60 days after September 1, 2002.
(19) Includes warrants to purchase 8,914 shares of common stock exercisable within 60 days after September 1, 2002.
(20) Includes warrants to purchase 95,667 shares of common stock exercisable within 60 days after September 1, 2002.
(21) Includes 1,600 shares of common stock held by, or held for the benefit of, members of Mr. Sablowsky's family.
(22) Includes warrants to purchase 7,000 shares of common stock exercisable within 60 days after September 1, 2002.
(23) Includes an option to purchase 11,813 shares of common stock exercisable within 60 days after September 1, 2002. Mr. Warwick is Secretary and Treasurer of the Company.

                              PLAN OF DISTRIBUTION

     The shares offered by this prospectus may be sold from time to time by selling stockholders, who consist of the persons named under "Selling Stockholders" above and those persons' pledges, donees, transferees or other successors in interest. The selling stockholders may sell any or all of their shares of common stock on the OTC Bulletin Board, or otherwise, at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

     o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
     o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
     o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
     o an exchange distribution in accordance with the rules of the applicable exchange;
     o    privately negotiated transactions;
     o    short sales;
     o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
     o    a combination of any such methods of sale; and
     o    any other method permitted pursuant to applicable law.

     The selling stockholders may also sell shares under Rule 144 under the Securities Act, if and when available, rather than under this prospectus.

     The selling stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades. To the extent the shares may be eligible to provide collateral for margin loans, the selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

     Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. We have not been informed that any selling stockholder expects any such commissions and discounts to exceed what is customary in the types of transactions involved.

     The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

     If any selling stockholder notifies us that a material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a prospectus supplement, if required pursuant to Rule 424(c) under the Securities Act of 1933, setting forth:

     o    the name of each of the participating broker-dealers;
     o    the number of shares involved;
     o    the price at which the shares were sold;
     o the commissions paid or discounts or concessions allowed to the broker-dealers, where applicable;
     o a statement to the effect that the broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and
     o    any other facts material to the transaction.

     We are paying all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholders.

                                   MANAGEMENT

     Our current directors and officers are:

     NAME                        AGE   POSITIONS HELD
     -------------------------   ---   --------------
     C. Robert Cusick.........   56    Chief Executive Officer and Chairman of
                                         the Board
     James W. Stahly..........   54    President and Chief Operating Officer
     Catherine M. Frost.......   42    Vice President, Corporate Development
     Vanett Marshall..........   45    Vice President, Sales and Purchasing
     Bruce Warwick............   46    Secretary and Treasurer
     Anand Adya...............   35    Vice President, Chief Technology Officer
     Robert Cawthorn..........   67    Director(1)(2)
     Handel Evans.............   68    Director(1)(2)
     Shikhar Ghosh............   45    Director(1)(2)
     ------------
     (1) Member of the Audit Committee
     (2) Member of the Compensation Committee

     C. ROBERT CUSICK is a co-founder of RxBazaar and has served as the Chairman of the Board of Directors and Chief Executive Officer since October 2000. Mr. Cusick is a Certified Public Accountant with over 30 years of diversified experience in finance, real estate, medical and professional sports sectors. He served as the Chief Executive Officer of International Murex Technology Corporation, a worldwide manufacturer and distributor of diagnostic tests, from November 1997 until June 1998, when Murex was acquired by Abbott Laboratories. Prior to joining Murex, Mr. Cusick was Vice President of San Francisco 49ers, Ltd. where he was responsible for commercial development and non-football related players' activities. Mr. Cusick served as the Chairman of the Board of Able Laboratories, Inc., a generic drug manufacturing and distributing company, from February 1999 to March 2002, and was Able's Chief Executive Officer from February 1999 until October 2001.

     JAMES W. STAHLY has served as our President and Chief Operating Officer since October 2000. From November 1994 until February 2000, he served as president of North American Dental Group Operations in the U.S. for Henry Schein, Inc., a wholesaler of healthcare products.

     ANAND ADYA has served as our Vice-President of Information Technology and Chief Technology Officer since March 2000. From January 1998 until January 2000, Mr. Adya was a senior manager at Anderson Consulting and from January 1996 until December 1997, he was a principal consultant at Price Waterhouse, LLP. Mr. Adya was responsible for designing and developing CRM technology solutions, data warehousing, sales force automation, and internet and client/server development projects. Mr. Adya holds a Masters of Business Administration from Indian Institute of Management Lucknow, India and a Bachelor of Science in Mechanical Engineering from Walchand College of Engineering, Sangli India.

     CATHERINE M. FROST has served as a consultant to RxBazaar since 2000 and has served as the Vice President of Corporate Development since March 2001. In June 1998, she began consulting for Able Laboratories, Inc. and from June 2001 to May 2002 she served as Vice President of Investor Relations. Ms. Frost has for over fifteen years provided management and corporate development consulting for companies in a variety of industries. From October 1987 until June 1998, Ms. Frost served as Vice President and Special Assistant to the Chief Executive Officer and President at International Murex Technology Corporation, a worldwide manufacturer and distributor of diagnostic tests. Ms. Frost studied finance and public affairs at the University of Southern California and computer science at California State University, Fullerton.

     VANETT MARSHALL has served as our Vice President of Sales and Purchasing since February 2001 and as Vice President of Purchasing and Merchandising of FPP Distribution since May 1997. From July 1995 until May 1997, she served as National Sales Manager of FPP Distribution. She has over seventeen years experience in the generic pharmaceutical industry, including experience in sales, management and procurement.

     BRUCE WARWICK has served as our Secretary and Controller since May 2000 and as Treasurer since March 2001. Mr. Warwick is a Certified Public Accountant with 20 years of experience in public accounting and four years of financial management in private industry. From 1988 until May 2000, Mr. Warwick was employed at Wolf & Company, P.C., a large regional public accounting and business consulting firm, most recently as a principal. Mr. Warwick is a graduate of Bentley College with a Bachelor of Science in Accounting and a Master of Science in Taxation. He is licensed as a Certified Public Accountant in Massachusetts and is a member of the American Institute of Certified Public Accountants and the Massachusetts Society of Certified Public Accountants.

     ROBERT E. CAWTHORN has served as a director since June 2001. From February 1997 until June 2001, he served as a managing director at DLJ Merchant Banking. He retired as chief executive officer of Rhone-Poulenc Rorer Inc. in May 1995 and as chairman in May 1996, after nearly four decades in the pharmaceutical, biotechnology and animal health industries. Mr. Cawthorn is a director of Charles River Laboratories International, Inc. Mr. Cawthorn is a graduate of Cambridge University, England.

     HANDEL E. EVANS has served as a director since June 2001. Since December 1999, Mr. Evans has served as the Chairman of Equity Growth Research Ltd., a company providing financial services principally to health care companies in Europe. Mr. Evans has 40 years' experience in the pharmaceutical industry and was the founder and former Executive Chairman of Pharmaceutical Marketing Services Inc. and Walsh International Inc., companies providing marketing services to the pharmaceutical industry. Prior to 1988, Mr. Evans was a co-founder and senior executive of IMS International Inc., the leading information supplier to the industry. Mr. Evans is a director of Allergan Inc., Cambridge Laboratories, Inc., and previously of SmithKline Beecham.

     SHIKHAR GHOSH is a co-founder of RxBazaar and has served as a director since January 2000. Since 1998 he has served as the Chief Executive Officer of Verilytics, Inc. Mr. Ghosh was a founder of Open Market, Inc., where he served as Chairman of the Board from December 1995 to December 2000, and as President and Chief Executive Officer from December 1995 to December 2000. Mr. Ghosh is also a director of Fairmarket, Inc., a publicly-traded company. Mr. Ghosh graduated with a Master of Business Administration from Harvard Business School and holds an undergraduate degree from the University of Bombay, India.

COMMITTEES OF THE BOARD OF DIRECTORS

     The board of directors currently has two standing committees. The board of directors has an audit committee which is responsible for overseeing all of our financial functions, including matters relating to the appointment and activities of our auditors, audit plans and procedures, various accounting and financial reporting issues and changes in accounting policies, and reviewing the results and scope of the audit and other services provided by our independent public accountants. The audit committee intends to adopt a written charter. The board of directors also has a compensation committee responsible for determining the compensation of our executive officers. Presently, each of our outside directors serves as a member of the Audit Committee and the Compensation Committee.

                             EXECUTIVE COMPENSATION

DIRECTORS' COMPENSATION

     We do not pay directors any cash compensation for their services as members of the board of directors or any committee of the board. We reimburse directors for out-of-pocket expenses incurred in attending board and committee meetings.

     We have granted stock options to our non-employee directors in consideration of their service on the board. On June 5, 2001, we granted each of Handel Evans and Robert Cawthorn a stock option to purchase 175,000 shares of common stock. These options have an exercise price of approximately $1.79 per share, and became exercisable in full on December 31, 2001. In January 2002, we granted each of Handel Evans and Robert Cawthorn a stock option to purchase 119,000 shares of common stock. These options have an exercise price of approximately $1.79 per share. The options will become exercisable in equal annual installments on the first and second anniversaries of the date of grant.

EXECUTIVE COMPENSATION

     The following table sets forth certain information concerning the compensation for services rendered in all capacities for the fiscal years ended December 2001, 2000 and 1999 of our chief executive officer and the four most highly compensated executive officers other than the chief executive officer, who are referred to in this section as the "named executive officers."

     Other than as described in the table below, we did not pay any executive officer any compensation, including incidental personal benefits, in excess of 10% of such executive officer's salary.

                                                                                             LONG-TERM
                                                                                            COMPENSATION
                                                           ANNUAL COMPENSATION                 AWARDS
                                                ----------------------------------------    ------------
                                                                                             SECURITIES
                                                                            OTHER ANNUAL     UNDERLYING
NAME AND PRINCIPAL POSITION     FISCAL YEAR     SALARY           BONUS      COMPENSATION       OPTIONS
---------------------------     -----------     ------           -----      ------------     ----------
C. Robert Cusick                   2001             --(1)(2)        --      $168,000(1)(2)        --
  Chief Executive Officer          2000             --              --        96,000(1)(2)        --
  and Chairman of the Board        1999             --              --           --               --

James W. Stahly                    2001        $175,000         $37,500        3,889(3)           --
  President and Chief              2000          33,654             --           --            84,000
  Operating Officer                1999             --              --           --               --

Anand Adya                         2001         142,894             --           --               --
  Vice President, Chief            2000         108,750             --           --               --
  Technology Officer               1999             --              --           --               --

Bruce Warwick                      2001         136,634             --           --               --
  Treasurer and Secretary          2000          88,308             --           --            21,000
                                   1999             --              --           --               --

---------------------
(1) Mr. Cusick's services as Chief Executive Officer and Chairman are currently provided pursuant to a consulting arrangement.
(2) We did not pay Mr. Cusick any compensation in 1999. In 2000, we paid Mr. Cusick $48,000 and accrued an additional $48,000 in consulting fees. In 2001, we paid Mr. Cusick $56,000 and accrued an additional $112,000 in consulting fees.
(3)       Consists of expenses related to an automobile provided for Mr.
          Stahly's use.

OPTION GRANTS IN FISCAL YEAR 2001

     We did not grant any options to any named executive officers in the year ended December 31, 2001.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

     The following table sets forth certain information regarding exercisable and unexercisable stock options held as of December 31, 2001 by each of the named executive officers. The value of unexercised in-the-money options has been calculated by determining the difference between the exercise price per share payable upon exercise of such options and $1.79, the amount that the directors have selected to use to represent the fair market value of one share of common stock for the purpose of the table. No stock options were exercised by named executive officers during 2001.

                          FISCAL YEAR-END OPTION VALUES

                               NUMBER OF SECURITIES               VALUE OF UNEXERCISED
                              UNDERLYING UNEXERCISED              IN-THE-MONEY OPTIONS
                          OPTIONS AT FISCAL YEAR-END(#)          AT FISCAL YEAR-END ($)
                          -----------------------------      ------------------------------
NAME                      EXERCISABLE     UNEXERCISABLE      EXERCISABLE      UNEXERCISABLE
----------------------    -----------     -------------      -----------      -------------
C. Robert Cusick......          --               --                --                --
James W. Stahly.......       21,000           63,000               --                --
Anand Adya............          --               --                --                --
Bruce Warwick.........        7,875           13,125           $11,250           $18,750


STOCK OPTION PLANS

     SUMMARY OF THE 2000 STOCK OPTION/RESTRICTED STOCK PLAN

     The following summary of the 2000 Stock Option/Restricted Stock Plan is qualified in its entirety by reference to the 2000 plan, a copy of which is attached as an exhibit to the post-effective amendment to this registration statement on Form SB-2 of which this prospectus forms a part.

     The 2000 plan authorizes: (i) the grant of options to purchase common stock intended to qualify as incentive stock options, as defined in Section 422 of the Internal Revenue Code, and (ii) the grant of non-statutory stock options. The exercise price of incentive stock options granted under the 2000 plan must be at least equal to the fair market value of the common stock on the date of grant. The exercise price of incentive options granted to an optionee who owns stock possessing more than 10% of the voting power of the outstanding capital stock must equal at least 110% of the fair market value of the common stock on the date of grant.

     The 2000 plan is administered by a committee appointed by the board of directors. The committee selects the individuals to whom options are granted and determines the option exercise price and other terms of each award, subject to the provisions of the 2000 plan. Incentive options may be granted under the 2000 plan to employees, including officers and directors who are also employees, of RxBazaar or any of our subsidiaries. As of June 30, 2002, all of our employees were eligible to participate in the 2000 plan. Non-statutory options may be granted under the 2000 plan to employees, officers, individuals providing services to us and directors, whether or not they are employees. Neither incentive options nor non-statutory options granted under the 2000 plan may be repriced, whether by the reduction of their respective exercise prices or by their cancellation and replacement.

     No options may extend for more than ten years from the date of grant (five years in the case of an optionee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of RxBazaar or any subsidiary). The aggregate fair market value (determined at the time of grant) of shares issuable pursuant to incentive options which first become exercisable by an employee or officer in any calendar year may not exceed $100,000.

     Options are non-transferable except by will or by the laws of descent or distribution and are exercisable, during the optionee's lifetime, only by the optionee. Options generally may not be exercised after: (i) termination of the optionee's employment by us for cause, (ii) thirty days after termination of the optionee's employment by us without cause or by the optionee voluntarily, (iii) ninety days following the optionee's retirement in good standing by reason of age or disability under the then established rules of the company, and (iv) one year following an optionee's death if the optionee's death occurs prior to termination of the optionee's employment.

     Payment of the exercise price of the shares subject to the option may be made with: (i) certified or bank check for an amount equal to the option price for such shares, (ii) with the consent of the committee, delivery of such documentation as the committee and the broker, if applicable, will require to effect an exercise of the option and delivery to us of the sale or loan proceeds required to pay the option price, (iii) with the consent of the committee, such other consideration which is acceptable to the committee and has a fair market value equal to the option price of such shares, or (iv) with the consent of the committee, a combination of the foregoing.

     SUMMARY OF THE 2002 STOCK INCENTIVE PLAN

     The following summary of the 2002 Stock Incentive Plan is qualified in its entirety by reference to the 2002 plan, a copy of which is attached as an exhibit to the post-effective amendment to this registration statement on Form SB-2 of which this prospectus forms a part.

     The 2002 plan authorizes: (i) the grant of options to purchase common stock intended to qualify as incentive stock options, as defined in Section 422 of the Internal Revenue Code, (ii) the grant of non-statutory stock options; and (iii) the grant of restricted stock awards entitling the recipient to acquire, for a purchase price determined by the board, shares of Common Stock subject to such restrictions and conditions as the board may determine at the time of grant, including continued employment and/or achievement of pre-established performance goals and objectives. The exercise price of incentive stock options granted under the 2002 plan must be at least equal to the fair market value of the common stock on the date of grant. The exercise price of incentive options granted to an optionee who owns stock possessing more than 10% of the voting power of the outstanding capital stock must equal at least 110% of the fair market value of the common stock on the date of grant.

     The 2002 plan is administered by the board of directors. The board selects the individuals to whom options are granted and determines the option exercise price and other terms of each award, subject to the provisions of the 2002 plan. Incentive options may be granted under the 2002 plan to employees, including officers and directors who are also employees, of RxBazaar or any of our subsidiaries. As of June 30, 2002, all of our employees were eligible to participate in the 2002 plan. Non-statutory options may be granted under the 2002 plan to employees, officers, individuals providing services to the company and directors, whether or not they are employees.

     No options may extend for more than ten years from the date of grant (five years in the case of an optionee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of RxBazaar or any subsidiary). The aggregate fair market value (determined at the time of grant) of shares issuable pursuant to incentive options which first become exercisable by an employee or officer in any calendar year may not exceed $100,000.

     Options are non-transferable except by will or by the laws of descent or distribution and are exercisable, during the optionee's lifetime, only by the optionee. Options generally may not be exercised after: (i) termination of the optionee's employment for cause, (ii) thirty days after termination of the optionee's employment without cause or by the optionee voluntarily, and (iii) one year following an optionee's death if the optionee's death occurs prior to termination of the optionee's employment. Additionally, a non-statutory option shall be subject to all of the foregoing provisions, and may also be exercised so long as the optionee maintains a relationship with the company as a director, consultant or adviser, unless the option agreement provides otherwise.

     Payment of the exercise price for the shares subject to an option under the 2002 plan may be made by delivery of cash or a check to the order of the company in an amount equal to the exercise price of such option, or, to the extent provided in the applicable option agreement, (i) by delivery to the company of shares of common stock of the company already owned by the optionee for a period of six months and having a fair market value equal in amount to the exercise price of the options being exercised, (ii) a personal recourse note issued by the optionee to the company in a principal amount equal to such aggregate exercise price and with such other terms, including interest rate and maturity, as the company may determine in its discretion, (iii) by any other means which the board of directors determines are consistent with the purpose of the plan and with applicable laws and regulations or (iv) by any combination of such methods of payment. Restricted stock agreements may provide for the payment of any purchase price in any manner approved by the board of directors at the time it authorizes the grant.

EMPLOYMENT AGREEMENTS

     JAMES STAHLY. On October 23, 2000, we entered into an employment agreement with Mr. Stahly, with an initial term of four years subject to annual extensions thereafter. Under this employment agreement, Mr. Stahly serves as our president at an annual base salary of $175,000. In addition, Mr. Stahly may participate in our employee fringe benefit plans or programs generally available to employees of comparable status and position. Mr. Stahly is eligible to receive an annual performance bonus targeted at $75,000 based upon certain objectives to be agreed upon by the board of directors and Mr. Stahly. He was also granted options to purchase 84,000 shares of common stock, which vest over four years. Mr. Stahly is entitled to terminate his employment at any time upon at least 30 days' written notice to us. In the event we terminate Mr. Stahly without cause, we will offer him a six- month consulting agreement with a compensation package comparable to the package he receives pursuant to his employment agreement and the number of options equal to that which is to vest at the next scheduled vesting date, will vest. Upon termination of Mr. Stahly's employment due to his death or disability, options to purchase an additional 5,250 shares of common stock will vest. Under his employment agreement, he is subject to restrictive covenants, including confidentiality provisions. Also, during his employment and for a period of 12 months after termination of employment, Mr. Stahly is subject to a non-competition provision.

     BRUCE WARWICK. On May 15, 2000, we entered into an employment agreement with Mr. Warwick in substantially the same form as that described for Mr. Stahly. Mr. Warwick serves as the controller, treasurer and secretary at a base annual salary of $140,000. He was also granted an option to purchase 21,000 shares of common stock, which vests over four years.

     ANAND ADYA. On April 3, 2000, RxBazaar entered into an employment agreement with Anand Adya in substantially the same form as that described for Mr. Stahly. Mr. Adya serves as the chief technology officer and vice president at an annual base salary of $145,000.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

SB MERGER

     In January 2000, SB Merger Corp., the "blank check" company into which RxBazaar merged in July 2002, issued 29,283 shares of its common stock to each of StockBridge Investment Partnership III (the administrative manager of which is controlled by Richard L. Campbell), and Mantis Partners IV, LP (of which Richard L. Campbell is a general partner) for aggregate consideration of $2,525, and 33,434 shares of Common Stock to Judith S. Haselton, for $2,500. In addition, each of Ms. Haselton and Mr. Campbell loaned SB Merger $5,000 to pay ongoing expenses of the merger with RxBazaar. The loans were represented by demand notes bearing interest at the rate of 8% per annum and were repaid upon the closing of the merger on July 26, 2002. Ms. Haselton and Mr. Campbell resigned as officers and directors of SB Merger on completion of the merger.

RELATIONSHIPS WITH ABLE LABORATORIES

     Various relationships exist between us and Able Laboratories, Inc. (formerly known as DynaGen, Inc.) As of July 31, 2002, Able beneficially owned 238,000 shares, or approximately 6.4%, of our outstanding common stock, and also owned all 345,333 outstanding shares of the Series A Preferred Stock, convertible into 345,333 shares of common stock. Able acquired the Series A Preferred Stock pursuant to an agreement it entered into with the former holders of our Series A Preferred Stock on February 15, 2001. That agreement gave the holders of our Series A Preferred Stock the right to exchange the shares of Series A Preferred Stock for shares of Able's Series O Preferred Stock. Able also agreed to register the shares of common stock issuable upon conversion of the Series O Preferred Stock for resale. In February and March 2001, the holders of shares of our Series A Preferred Stock exchanged such shares for shares of Able's Series O Preferred Stock. Able also holds a warrant to purchase an additional 168,000 shares of RxBazaar's common stock at a price of approximately $17.86 per share.

     Able is currently the only holder of our Series A Preferred Stock. The Series A Preferred Stock pays a dividend to holders of such stock, provided, however, that certain conditions must be satisfied, pursuant to our Financing and Security Agreement with our senior lender.

     C. Robert Cusick, our chief executive officer and a director, was a director of Able from February 1999 until March 2002 and, until October 2001, was the chief executive officer of Able. Dhananjay G. Wadekar, a director of RxBazaar until February 2002, is also the president, chief executive officer, and a director of Able. We sublease a small amount of corporate office space from Able in Needham, Massachusetts.

     On February 23, 2001, pursuant to an agreement between RxBazaar, Able and FPP Distribution, Inc., a wholly-owned subsidiary of Able formerly known as Superior Pharmaceutical Company, we acquired FPP Distribution from Able in a cash merger. As a result of the merger, we paid Able a cash payment of $4,000,000, and assumed Able's existing 13.5% senior subordinated debt in the amount of $2,250,000. Able remained liable as a guarantor of the subordinated debt. On June 14, 2002, Able purchased the subordinated debt. Able has the option to convert such debt, in whole or in part, into shares of our common stock. Further, RxBazaar agreed to register for resale any shares of its common stock issued upon conversion of the subordinated debt. Able has entered into an agreement under which it may not convert or exercise any preferred stock or other right to obtain shares of common stock unless immediately after such exercise or conversion it held less than 4.9% of all issued and outstanding common stock. The purchase price and terms of the merger were determined in arms-length negotiations between the parties.

     RxBazaar and Able's former subsidiary FPP Distribution, Inc. assisted each other in developing their businesses. Before we acquired FPP, FPP acted as our fulfillment center for all sales made by us through our on-line marketplace. Subsequent to our acquisition of FPP, Able continued to sell products to us through FPP. In 2001, we purchased approximately $6,008,000 of products from Able. As of December 31, 2001, we had accounts payable of approximately $350,835 to Able.

TRANSACTIONS WITH DIRECTORS AND OFFICERS

     We were party to a Services Agreement dated February 5, 2001 with Verilytics, Inc. for hosting services and the purchase of certain equipment. Shikhar Ghosh, a stockholder and director, was a director and the chief executive officer of Verilytics, Inc. The Services Agreement was terminated in March 2001 by mutual agreement of the parties. In April 2002, we agreed to settle the balance due under the original agreement by issuing $200,000 of Series B Preferred Stock and paying the balance of $45,379 in cash on closing of the Series B Preferred Stock placement.

     In February, 2001, C. Robert Cusick, Dhananjay G. Wadekar, Neeta Wadekar (Dhananjay G. Wadekar's spouse), and James Stahly each purchased shares of our common stock at approximately $10.71 per share.

     We are party to a Liquidation Assistance Agreement dated February 23, 2001 with C. Robert Cusick, James W. Stahly, FPP Distribution, and The CIT Group/Business Credit, Inc., FPP Distribution's senior lender. If CIT declares an event of default under the Financing and Security Agreement and thereafter commences a liquidation process, each of Messrs. Cusick and Stahly agree to assist in the liquidation so long as we continue to pay them their standard compensation.

     On June 5, 2001, RxSupply Chain Partners, LLC, purchased 280,000 shares of our common stock at a price of approximately $1.79 per share. Handel Evans and Robert Cawthorn, directors of RxBazaar, are members of RxSupply Chain Partners. Rx Supply Chain Partners later distributed these shares to Messrs. Evans and Cawthorn for no additional consideration.

     On June 5, 2001, we granted non-plan stock options to purchase a total of 1,260,000 shares of Common Stock at approximately $1.79 per share to four new directors. On November 30, 2001, options to purchase 910,000 shares of Common Stock were cancelled in connection with the resignation of two of these directors. We subsequently issued 28,000 options to one of the resigning directors.

     On November 8, 2001, James Stahly purchased units at approximately $1.79 per unit for gross proceeds to us of $50,000. Each unit consisted of one share of common stock and one warrant to purchase one share of common stock at approximately $1.79 per share.

     On January 9, 2002, the board of directors authorized the grant of options to purchase 119,000 shares of Common Stock to each of Handel Evans and Robert Cawthorn at approximately $1.79 per share.

     On April 11, 2002, Robert Cawthorn, C. Robert Cusick, Shikhar Ghosh, Catherine Frost and Bruce Warwick purchased an aggregate of 337,500 shares of Series B Preferred Stock for cash and conversion of outstanding debt at $2.00 per share.

                                LEGAL PROCEEDINGS

     We may be involved in certain legal proceedings from time to time incidental to our normal business activities. While the outcome of any such proceedings cannot be accurately predicted, we do not believe that the ultimate resolution of any existing matters should have a material adverse effect on our financial position or results of operations. Currently, there is no litigation pending or threatened against us.

                           MARKET FOR OUR COMMON STOCK

     We expect that our common stock will be listed for quotation on the OTC Bulletin Board under a symbol to be assigned by the National Association of Securities Dealers, Inc. There is no active trading market for our common stock at present and there has been no significant trading market to date. On September 1, 2002, based upon information from Continental Stock Transfer & Trust Company, our transfer agent, there were approximately 250 holders of record of common stock. We cannot guarantee that an active trading market will ever develop or if a market does develop, that it will continue.

     Our common stock is not listed or quoted on any national securities exchange or trading medium. The Securities and Exchange Commission has adopted a rule that defines a "penny stock," for purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

     o that a broker or dealer approve a person's account for transactions in penny stocks; and
     o that the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

To approve a person's account for transactions in penny stocks, the broker or dealer must:

     o obtain financial information and investment experience and objectives of the person; and
     o make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

     The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, which, in highlight form:

     o sets forth the basis on which the broker or dealer made the suitability determination; and
     o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

     Disclosure also has to be made about the risks of investing in penny stocks and about commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

     We cannot predict whether we will qualify our securities for listing on the Nasdaq Stock Market or a national exchange, or be able to maintain the maintenance criteria necessary to insure continued listing. Failure to qualify our securities or to meet the relevant maintenance criteria after qualification in the future could mean that our securities would not be traded on Nasdaq or a national exchange. However, trading, if any, in our securities could take place on the NASD OTC Bulletin Board or in the "pink sheets." In that event, a stockholder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. See "Risk Factors -- Because there has been no active public trading market for our stock, investors may not be able to sell their shares or achieve liquidity in their investment."

DIVIDENDS

     We have never declared or paid dividends on our common stock. Furthermore, we presently intend to retain all earnings, if any, for use in our business operations and accordingly, the board of directors does not anticipate declaring any dividends in the foreseeable future. See "Dividend Policy."

TRANSFER AGENT

     The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company.

                            DESCRIPTION OF SECURITIES

GENERAL

     Under our amended and restated certification of incorporation, we are authorized to issue 75,000,000 shares of common stock, $0.001 par value, and 10,000,000 shares of preferred stock, $0.001 par value. The following is a summary description of our capital stock.

COMMON STOCK

     As of September 1, 2002, there were 3,739,975 shares of common stock outstanding. The shares were held of record by approximately 250 stockholders.

     Holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of common stock are entitled to receive their proportionate share of dividends, if any, declared from time to time by the board of directors out of funds legally available for that purpose. See "Dividend Policy."

     In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to their proportionate share of all assets remaining after payment of liabilities, after taking into consideration the prior distribution rights of any preferred stock then outstanding. Common stock has no preemptive or conversion rights or other subscription rights. No redemption or sinking fund provisions apply to the common stock.

PREFERRED STOCK

     Under our amended and restated certificate of incorporation, the board of directors is authorized, without stockholder approval, to issue from time to time up to 10,000,000 shares of preferred stock in one or more series, each series to have whatever rights and preferences, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, that the board of directors may determine. The rights of the holders of common stock will be affected by, and may be adversely affected by, the rights of holders of any preferred stock that we may issue in the future. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for others to acquire, or of discouraging others from attempting to acquire, a majority of our outstanding voting stock.

     We have issued and outstanding 345,333 shares of Series A Preferred Stock, convertible into an equal number of shares of common stock, and 2,087,500 shares of Series B Preferred Stock convertible into an equal number of shares of common stock. Following is a summary of the rights and preferences of the Series A Preferred Stock and Series B Preferred Stock.

     SERIES A PREFERRED STOCK

     The rights and preferences of the Series A Preferred Stock include the following:

     CONVERSION. Each holder of Series A Preferred Stock has the right, at such holder's option, to convert at any time after the date of issuance, into such number of shares of common stock as shall be determined by dividing the number of shares of Series A Preferred Stock to be converted by the effective conversion rate. Currently, each share of Series A Preferred Stock is convertible into one share of common stock.

     DIVIDENDS. Holders of the Series A Preferred Stock shall be entitled to receive dividends at the rate of 8% per annum, which accrue quarterly. The dividend is payable in cash, or at our discretion, in shares of common stock.

     LIQUIDATION. In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, or in the event of our insolvency, before any distribution or payment is made to any holders of common stock, and subject to the liquidation rights and preferences of the Series B Preferred Stock with respect to liquidation preferences, the holders of each share of Series A Preferred Stock shall be entitled to be paid first out of our assets available for distribution to holders of our capital stock.

     VOTING. Except as otherwise required by the General Corporation Law of the State of Delaware, holders of Series A Preferred Stock will not be entitled to vote. However, for so long as there are any shares of Series A Preferred Stock outstanding, we may not amend our certificate of incorporation without the approval of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock, voting together as a class, if such amendment would adversely affect the rights of the holders of Series A Preferred Stock.

     SERIES B PREFERRED STOCK

     The rights and preferences of the Series B Preferred Stock include the following:

     CONVERSION. Each holder of Series B Preferred Stock has the right, at such holder's option, to convert at any time after the date of issuance, into an equal number of shares of common stock.

     Each share of Series B Preferred Stock shall automatically be converted into shares of common stock at the then effective conversion rate upon the effectiveness of a registration statement covering the resale of the shares of common stock issuable upon conversion of the Series B Preferred Stock.

     DIVIDENDS. Holders of the Series B Preferred Stock shall be entitled to receive dividends at the rate of 10% per annum. The dividend is payable in cash, or at our discretion, in shares of common stock.

     LIQUIDATION. In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, or in the event of our insolvency, before any distribution or payment is made to any holders of common stock or Series A Preferred Stock, the holders of each share of Series B Preferred Stock will be entitled to be paid first out of our assets available for distribution to holders of our capital stock.

     VOTING. The Series B Preferred Stock and common stock vote together as a single class on all matters requiring a vote, with each share of Series B Preferred Stock being entitled to that number of votes equal to the number of whole shares of common stock into which it is then convertible.

OPTIONS

     We have issued approximately 1,025,850 options to officers, employees, directors and consultants, and 808,803 warrants to consultants and investors, at exercise prices ranging from approximately $0.36 to $17.86 per share.

ANTI-TAKEOVER EFFECTS OF PROVISIONS OF DELAWARE LAW AND OUR CHARTER AND BYLAWS

     Provisions of Delaware law, our amended and restated certificate of incorporation and our bylaws could make it more difficult to acquire us by means of a tender offer, a proxy contest, open market purchases, removal of incumbent directors and otherwise. These provisions, summarized below, are expected to discourage types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because negotiation of these proposals could result in an improvement of their terms.

     We must comply with Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder, unless the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to an interested stockholder. An interested stockholder includes a person who, together with affiliates and associates, owns, or did own within three years before the determination of interested stockholder status, 15% or more of the corporation's voting stock. The existence of this provision generally will have an anti-takeover effect for transactions not approved in advance by the board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

     Our amended and restated certificate of incorporation require that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of the stockholders and may not be effected by a consent in writing. In addition, upon the completion of this offering, special meetings of our stockholders may be called only by the board of directors or some of our officers.

                        SHARES ELIGIBLE FOR FUTURE RESALE

     There has been no active trading market for our common stock and we cannot assure you that a significant public market for our common stock will be developed or be sustained after this offering. Sales of substantial amounts of common stock in the public market after this offering, or the possibility of substantial sales, could harm prevailing market prices for the common stock or our future ability to raise capital through an offering of equity securities.

     Approximately 406,006 shares of our common stock, issued in SB Merger Corp.'s May 2001 public offering, are freely tradable without restriction or further registration under the Securities Act of 1933, as amended, unless purchased by our "affiliates," as that term is defined in Rule 144 under the Securities Act of 1933, as amended, described below. All of the other outstanding shares of common stock, issued to the former RxBazaar stockholders when the July 26, 2002 merger was consummated, are "restricted securities" under Rule 144 and may not be sold under Rule 144 until they have been held for the applicable holding period under the rule. In the registration statement of which this prospectus forms a part, we have registered the resale of a total of 3,021,361 shares of common stock, including shares issuable upon conversion of shares of Series A Preferred Stock and Series B Preferred Stock and including shares issued or issuable in payment of dividends on the preferred stock. Upon the sale by selling stockholders, these shares will also be freely tradable without restriction or further registration under the Securities Act, unless purchased by our affiliates.

     We have issued 1,025,850 options to employees, officers, directors and consultants. We have also issued 808,803 warrants to purchase common stock to consultants and investors.

                                  LEGAL MATTERS

     The validity of the shares offered under this prospectus is being passed upon for us by Foley, Hoag LLP, Boston, MA.

                                     EXPERTS

     RxBazaar, Inc.'s (formerly SB Merger Corp.) financial statements as of and for the year ended December 31, 2001, for the period January 3, 2000 (inception) through December 31, 2000 and for the period January 3, 2000 (inception) through December 31, 2001, are included in this prospectus and in the registration statement. They have been so included in reliance upon the reports of Grassi & Co., P.C. (formerly Feldman Sherb & Co., P.C.), independent certified public accountants, and upon the authority of the firm as experts in accounting and auditing.

     RxB, Inc.'s (formerly RxBazaar, Inc.) financial statements as of and for the year ended December 31, 2001 and FPP Distribution's financial statements as of and for the year ended December 31, 2000, included in this prospectus and in the registration statement, have been so included in reliance upon the reports of Wolf & Company, P.C., independent certified public accountants, and upon the authority of the firm as experts in accounting and auditing.

                      DISCLOSURE OF COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     Our amended and restated certificate of incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law permits a corporation to provide that its directors will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for:

     o any breach of their duty of loyalty to the corporation or its stockholders;
     o acts or omissions that are not in good faith or that involve intentional misconduct or a knowing violation of law;
     o unlawful payments of dividends or unlawful stock repurchases or redemptions; and
     o any transaction from which the director derived an improper personal benefit.

     The limitations do not apply to liabilities arising under the federal securities laws and do not affect the availability of equitable remedies, including injunctive relief or rescission.

     Our amended and restated certificate of incorporation and our amended and restated bylaws provide that we will indemnify our directors and officers, and may indemnify other employees and agents, to the maximum extent permitted by law. Our bylaws also permit us to secure insurance on behalf of any officer, director, employee or agent for any liability arising out of actions in his or her capacity as an officer, director, employee or agent, regardless of whether the amended and restated bylaws would permit indemnification. We intend to obtain an insurance policy that will insure our directors and officers against losses, above a deductible amount, from specified types of claims.

     The limited liability and indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty and may reduce the likelihood of derivative litigation against our directors and officers, even though a derivative action, if successful, might otherwise benefit us and our stockholders. A stockholder's investment in us may be adversely affected to the extent we pay the costs of settlement or damage awards against our directors and officers under these indemnification provisions.

     At present, there is no pending litigation or proceeding involving any of our directors, officers or employees in which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                              FINANCIAL STATEMENTS
                              --------------------

                                 RXBAZAAR, INC.
                           (FORMERLY SB MERGER CORP.)

Independent Auditors' Report................................................F-2
Balance Sheets as of June 30, 2002 (unaudited) and December 31, 2001........F-3
Statements of Operations -  Six Months Ended June 30, 2002 and 2001
   (unaudited), Period from January 3, 2000 (Inception) through June 30,
   2002 (unaudited), Year Ended December 31, 2001, Period From January
   3, 2000 (Inception) to December 31, 2000 and Period From January 3,
   2000 (Inception) to December 31, 2001....................................F-4
Statement of Changes in Stockholders' Equity - Six Months Ended June
   30, 2002 (unaudited), Year Ended December 31, 2001 and Period From
   January 3, 2000 (Inception) to December 31, 2000.........................F-5
Statements of Cash Flows - Six Months Ended June 30, 2002 and 2001
   (unaudited), Period From January 3, 2000 (Inception) through June
   30, 2002 (unaudited), Year Ended December 31, 2001, Period From
   January 3, 2000 (Inception) to December 31, 2000 and Period From
   January 3, 2000 (Inception) to December 31, 2001.........................F-6
Notes to Financial Statements...............................................F-7

                                    RXB, INC.
                            (FORMERLY RXBAZAAR, INC.)

Independent Auditors' Report...............................................F-11
Consolidated Balance Sheets as of June 30, 2002 (unaudited), December 31,
   2001 and 2000...........................................................F-12
Consolidated Statements of Loss - Six Months Ended June 30, 2002 and 2001
   (unaudited) and Years Ended December 31, 2001 and 2000..................F-13
Consolidated Statements of Stockholders' Equity  - Six Months Ended June
   30, 2002 (unaudited) and Years Ended December 31, 2001 and 2000.........F-14
Consolidated Statements of Cash Flows - Six Months Ended June 30, 2002
   and 2001 (unaudited) and Years Ended December 31, 2001 and 2000.........F-15
Notes to Consolidated Financial Statements - Six Months Ended June 30,
   2002 and 2001 (unaudited) and Years Ended December 31, 2001 and 2000....F-16

                             FPP DISTRIBUTION, INC.

Independent Auditors' Report...............................................F-30
Balance Sheet as of December 31, 2000......................................F-31
Statement of Income and Retained Earnings  - Year Ended December 31, 2000..F-32
Statement of Cash Flows - Year Ended December 31, 2000.....................F-33
Notes to Financial Statements..............................................F-34


                       UNAUDITED PRO FORMA FINANCIAL DATA

Introduction to Unaudited Pro Forma Condensed Consolidated Financial
    Statements.............................................................F-38
Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June
    30, 2002...............................................................F-39
Unaudited Pro Forma Condensed Consolidated Statements of Loss - Six
   Months Ended June 30, 2002 and Year Ended December 31, 2001.............F-40
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements...F-42

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------



To the Stockholders of
RxBazaar, Inc.
Brighton, Michigan

We have audited the accompanying balance sheet of RxBazaar, Inc. (a development stage enterprise), formerly SB Merger Corp. as of December 31, 2001 and the related statements of operations, stockholders' equity and cash flows for year ended December 31, 2001, for the period January 3, 2000 (inception) to December 31, 2000, and for the period January 3, 2000 (inception) to December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of RxBazaar, Inc. (a development stage enterprise), formerly known as SB Merger Corp. at December 31, 2001 and the results of its operations and its cash flows for year ended December 31, 2001, for the period January 3, 2000 (inception) to December 31, 2000, and for the period January 3, 2000 (inception) to December 31, 2001 in conformity with accounting principles generally accepted in the United States of America.




                                                /s/ Feldman Sherb  & Co., P.C.
                                                Feldman Sherb & Co., P.C.
                                                Certified Public Accountants

New York, New York
March 27, 2002

                                 RxBAZAAR, INC.
                                 --------------
                           (Formerly SB Merger Corp.)
                           --------------------------
                        (A Development Stage Enterprise)
                        --------------------------------

                                 BALANCE SHEETS
                                 --------------

                                     ASSETS
                                     ------
                                                                                June 30,          December 31,
                                                                                 2002                2001
                                                                               ---------           ---------
                                                                              (unaudited)
Cash                                                                           $   3,465           $     381
Restricted cash                                                                  125,000             125,000
                                                                               ---------           ---------
                                                                               $ 128,465           $ 125,381
                                                                               =========           =========

                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

Current liabilities:
      Accrued expenses                                                         $  70,770           $   6,405
      Advances from shareholders                                                  10,000               1,000
                                                                               ---------           ---------
            Total current liabilities                                             80,770               7,405
                                                                               ---------           ---------
Stockholders' equity:
      Preferred stock, $.001 par value, authorized 10,000,000 shares,
         none issued or outstanding                                                 --                  --
      Common stock, $.001 par value, authorized 75,000,000 shares;
         406,000 and 400,000 issued and outstanding shares                           406                 400
      Paid - in capital                                                          154,594             150,850
      Deficit accumulated during the development stage                          (107,305)            (33,274)
                                                                               ---------           ---------
            Total stockholders' equity                                            47,695             117,976
                                                                               ---------           ---------
                                                                               $ 128,465           $ 125,381
                                                                               =========           =========



                       See notes to financial statements.

                                 RxBAZAAR, INC.
                                 --------------
                           (Formerly SB Merger Corp.)
                           --------------------------
                        (A Development Stage Enterprise)
                        --------------------------------

                            STATEMENTS OF OPERATIONS
                            ------------------------

                                                January 3, 2000            January 3, 2000  January 3, 2000
                              Six Months          (Inception)                 (Inception)     (Inception)
                             Ended June 30,         through      Year Ended     through         through
                       ------------------------     June 30,    December 31,  December 31,    December 31,
                          2002          2001          2002          2001          2000            2001
                       ----------    ----------    ----------    ----------    ----------      ----------
                             (unaudited)           (unaudited)
Revenues               $       --    $       --    $       --    $       --    $       --      $       --
General and
   administrative
   expenses                74,031         5,553       107,305        11,010        22,264          33,274
                       ----------    ----------    ----------    ----------    ----------      ----------
Net loss               $  (74,031)   $   (5,553)   $ (107,305)   $ (11,010)    $  (22,264)     $  (33,274)
                       ==========    ==========    ==========    ==========    ==========      ==========
Basic loss per
   share of common
   stock               $    (0.18)   $    (0.02)                 $    (0.03)   $    (0.11)
                       ==========    ==========                  ==========    ==========
Weighted average
   common shares
   outstanding            404,967       266,667                     326,575       200,000
                       ==========    ==========                  ==========    ==========











                       See notes to financial statements.

                                 RxBAZAAR, INC.
                                 --------------
                           (Formerly SB Merger Corp.)
                           --------------------------
                        (A Development Stage Enterprise)
                        --------------------------------

                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                  --------------------------------------------

                                                                                          Deficit
                                                                                        Accumulated
                                                  Common Stock            Additional    During the
                                            -------------------------      Paid-In      Development
                                              Shares         Amount        Capital         Stage          Total
                                            ----------     ----------     ----------     ----------     ----------
Balance, January 3, 2000 (inception)                --     $       --     $       --     $       --     $       --

Issuance of common stock for cash:
   at $0.04 per share, February                 58,566             59          2,466             --          2,525
   at $0.07 per share, February                 33,434             33          2,467             --          2,500
   at $0.23 per share, April                   108,000            108         24,867             --         24,975
Net loss                                            --             --             --        (22,264)       (22,264)
                                            ----------     ----------     ----------     ----------     ----------
Balance, December 31, 2000                     200,000            200         29,800        (22,264)         7,736

Issuance of common stock for cash:
   at $0.63 per share, May                     200,000            200        121,050             --        121,250
Net loss                                            --             --             --        (11,010)       (11,010)
                                            ----------     ----------     ----------     ----------     ----------
Balance, December 31, 2001                     400,000            400        150,850        (33,274)       117,976

Issuance of common stock for accrued
   expenses at $0.63 per share, January
   (unaudited)                                   6,000              6          3,744             --          3,750
Net loss (unaudited)                                --             --             --        (74,031)       (74,031)
                                            ----------     ----------     ----------     ----------     ----------
Balance, June 30, 2002 (unaudited)             406,000     $      406     $  154,594     $ (107,305)    $   47,695
                                            ==========     ==========     ==========     ==========     ==========




                       See notes to financial statements.

                                 RxBAZAAR, INC.
                                 --------------
                           (Formerly SB Merger Corp.)
                           --------------------------
                        (A Development Stage Enterprise)
                        --------------------------------

                            STATEMENTS OF CASH FLOWS
                            ------------------------

                                                                      January 3, 2000             January 3, 2000  January 3, 2000
                                                    Six Months          (Inception)                 (Inception)     (Inception)
                                                  Ended June 30,            to         Year Ended     through         through
                                             ------------------------     June 30,    December 31,  December 31,    December 31,
                                                2002          2001          2002          2001          2000            2001
                                             ----------    ----------    ----------    ----------    ----------      ----------
                                                   (unaudited)           (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                  $  (74,031)   $   (5,553)   $ (107,305)   $  (11,010)   $  (22,264)     $  (33,274)

   Changes in assets and liabilities:
     Restricted cash                                 --            --      (125,000)     (125,000)           --        (125,000)
     Accrued expenses                            68,115          (303)       70,770           692         1,963           2,655
     Advances from shareholders                   9,000            --        10,000         1,000            --           1,000
                                             ----------    ----------    ----------    ----------    ----------      ----------
   NET CASH PROVIDED BY (USED IN)
     OPERATING ACTIVITIES:                        3,084        (5,856)     (151,535)     (134,318)      (20,301)       (154,619)
                                             ----------    ----------    ----------    ----------    ----------      ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from sale of common stock                --            --       155,000       125,000        30,000         155,000
                                             ----------    ----------    ----------    ----------    ----------      ----------
NET (DECREASE) INCREASE IN CASH                   3,084        (5,856)        3,465        (9,318)        9,699             381

CASH - Beginning of period                          381         9,699            --         9,699            --              --
                                             ----------    ----------    ----------    ----------    ----------      ----------
CASH - End of period                         $    3,465    $    3,843    $    3,465    $      381    $    9,699      $      381
                                             ==========    ==========    ==========    ==========    ==========      ==========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
   INFORMATION:
   Non-cash financing and investing
   activities:
      Accrued fees associated with
      sale of common stock                   $       --    $       --    $    3,750    $    3,750    $       --      $    3,750
                                             ==========    ==========    ==========    ==========    ==========      ==========

                       See notes to financial statements.

                                 RxBAZAAR, INC.
                                 --------------
                           (Formerly SB Merger Corp.)
                           --------------------------
                        (A Development Stage Enterprise)
                        --------------------------------

                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------

1.  FORMATION OF COMPANY

     RxBazaar, Inc. (a development stage enterprise) (the "Company"), formerly SB Merger Corp., was incorporated in the state of Delaware on January 3, 2000. It intends to serve as a vehicle to effect a business combination with a target business. The Company intends to utilize the net proceeds of offerings of equity and/or debt securities, bank and other borrowings or a combination thereof in effecting such business combination.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     a. Use of Estimates - The preparation of financial statements in accordance with generally accepted accounting principles requires management to make significant estimates and assumptions that effect the reporting amount of assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reported period. Actual results could differ from those estimates.

     b. Earnings Per Share - Basic loss per share is computed using the weighted average number of outstanding common shares. Diluted per share amounts when applicable include the effect of dilutive common stock equivalents from the assumed exercise of options and warrants.

     c. Income Taxes - The Company recognizes deferred tax assets and liabilities based on the difference between the financial statements' carrying amount and the tax basis of the assets and liabilities, using the effective tax rates in the years in which the differences are expected to reverse. A valuation allowance related to the deferred tax asset is also recorded when it is probable that some or all of the deferred tax asset will not be realized.

     d.  New Accounting Standards:

         - In July 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 141 "Business Combinations" and SFAS No. 142 "Goodwill and Intangible Assets ("SFAS No. 142"). SFAS No. 141 requires that all business combinations initiated after June 30, 2001 be accounted for using the purchase method of accounting and prohibits the use of the pooling-of-interests method for such transactions. SFAS No. 142 applies to all goodwill and intangible assets acquired in a business combination. Under the new standard, all goodwill, including goodwill acquired before initial application of the standard, should not be amortized but should be tested for impairment at least annually at the reporting level, as defined in the standard. Intangible assets other than goodwill should be amortized over their useful lives and reviewed for impairment in accordance with SFAS No. 121. The new standard is effective for fiscal years beginning after December 15, 2001. The Company must adopt this standard on January 1, 2002.

         - In August 2001, the FASB issued Statement of Financial Accounting Standards No. 144 ("SFAS 144"), "Accounting for the Impairment or Disposal of Long-lived Assets". SFAS 144 superseded Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-lived Assets and Assets to be Disposed Of" and the accounting and reporting provisions of Accounting Principles Board Opinion No. 30, "Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transaction". SFAS 144 also amends Accounting Research Bulletin No. 51, "Consolidated Financial Statements," to eliminate the exception to consolidation for a subsidiary for which control is likely to be temporary. The provisions of SFAS 144 will be effective for fiscal years beginning after December 15, 2001.

     e. Interim Financial Statements - The financial statements as of June 30, 2002, for the six months ended June 30, 2002 and 2001, and for the period January 3, 2000 (Inception) through June 30, 2002 are presented as unaudited. In the opinion of management, these financial statements include all adjustments necessary to present fairly the information set forth therein. These adjustments consist solely of normal recurring accruals. The interim results of operations for the six months ended June 30, 2002 and 2001, and for the period January 3, 2000 (Inception) through June 30, 2002, are not necessarily indicative of the results to be expected for the full year or for any other interim period.

3.   ADVANCES FROM SHAREHOLDERS

     The advances from shareholders have no specific due date for repayment and are uncollateralized. These advances accrue interest at 8% per annum.

4.   STOCKHOLDERS' EQUITY

     - In February 2000, the Company sold 36,604 shares of common stock, to two investor funds controlled by the Secretary / Treasurer of the Company for $2,525. In addition, in February 2000 the Company sold 20,896 shares of common stock to the President of the Company for $2,500.

     - In April 2000, the Company sold 67,500 shares of common stock to various investors for $24,975.

     - During January 2001, the Company completed its filing of Form SB-2 with the Securities and Exchange Commission for the issuance of 125,000 shares of common stock at $1.00 per share. The public offering of $125,000 of common stock of the Company was completed in May 2001. Continental Stock Transfer & Trust Company ("Continental") will hold the public offering proceeds and the stock certificates of the public investors in escrow pursuant to Rule 419 of the Rules and Regulations of the Securities and Exchange Commission, until the approval of a business combination by the shareholders of the Company. If the shareholders have not approved a business combination by July 28, 2002 all proceeds, will be promptly returned to the shareholders and the stock certificates will be canceled. The proceeds have been recorded as restricted cash.

     - On February 1, 2002, the Company's Board of Directors declared a stock dividend of 0.6 shares of common stock for each share outstanding. This dividend is being accounted for as an 8 for 5 stock split. The basic and diluted weighted average number of shares outstanding and net income per share information for all prior reporting periods have been restated to reflect the effects of the dividend. A total of 406,000 common shares existed after the stock split, comprising the 250,000 shares outstanding at December 31, 2001 converted into 400,000 common shares, and 3,750 shares issued after December 31, 2001 for underwriters fees, converted into 6,000 common shares.

     - In March 2002, the Company increased the number of authorized shares for all classes of capital stock to 85,000,000 shares consisting of (i) 75,000,000 shares of common stock, with a $.001 par value and (ii) 10,000,000 shares of preferred stock, with a $.001 par value.

     - In March 2002, the Company adopted the 2002 Stock Incentive Plan (the "Plan"). Under the Plan, employees, officers, and directors of the Company, along with consultants to the Company, are eligible to be awarded an aggregate maximum of 1,500,000 common shares and / or common stock options of the Company. Options issued under the plan have a maximum life of 10 years from the date of grant.

5.   INCOME TAXES

     As of December 31, 2001, the Company has net operating loss carry forwards of approximately $33,000 for Federal income tax purposes, expiring between 2020 through 2021. The resulting tax deferred tax asset of approximately $5,000, as of December 31, 2001 has been offset by a corresponding valuation allowance.

     A reconciliation between the Federal statutory tax rate and the effective income tax rate is as follows:

                                               Year Ended      January 3, 2000
                                                December     (Inception) through
                                                31, 2001      December 31, 2000
                                               ----------     -----------------
     Statutory Federal income tax rate            (15%)             (15%)
     Losses for which no benefit is provided       15%               15%
                                               ----------     -----------------
     Effective income tax rate                      0%                0%
                                               ==========     =================

     The benefit for income taxes differs from the amount computed by applying the statutory federal income tax rate to the loss before the benefit for income taxes as follows:

                                               Year Ended      January 3, 2000
                                                December     (Inception) through
                                                31, 2001      December 31, 2000
                                               ----------     -----------------
     Income tax benefit computed at
        the Federal statutory rate             $    1,650         $   3,300

     Deductions for which no benefit
        is recognized                              (1,650)           (3,300)
                                               ----------     -----------------
                                               $       --         $      --
                                               ==========     =================

6.   SUBSEQUENT EVENT - ACQUISITION (UNAUDITED)

     At a special meeting of stockholders held on July 26, 2002, the SB Merger stockholders approved and adopted the Amended and Restated Merger Agreement and Plan of Reorganization, dated as of June 12, 2002 (the "Merger Agreement"), among SB Merger Corp., our wholly-owned subsidiary, RxB Acquisition Corp. and RxBazaar, Inc. Pursuant to the Merger Agreement, RxB Acquisition was merged with and into RxBazaar as a wholly-owned subsidiary of SB Merger. In the merger, RxBazaar's name was changed to "RxB, Inc.," and immediately after the merger, SB Merger changed its corporate name to "RxBazaar, Inc."

     As required by Rule 419 promulgated pursuant to the Securities Act of 1933, as amended, as a condition of the merger, certain SB Merger stockholders were given the opportunity to reconfirm their purchase of SB Merger's shares. 100% of the stockholders entitled to reconfirm their investment elected to do so.

     In addition, all of the officers and directors of SB Merger prior to the merger resigned. The officers and directors of RxBazaar immediately before the merger became officers and directors of SB Merger immediately following the effectiveness of the merger.

     In the merger, we issued approximately 3,333,969 shares of common stock, 345,333 shares of Series A Preferred Stock and 2,087,500 shares of Series B Preferred Stock. We are also obligated to issue up to 1,834,653 shares of common stock upon exercise of outstanding options and warrants to purchase common stock that we assumed in the merger and we may become obligated to issue up to 2,363,118 additional shares of common stock, if the surviving company meets earnings targets in the first or second year after the merger.

     Stockholders of SB Merger before the merger now own approximately 7% of the outstanding shares of the surviving company, or approximately 5% after giving effect to the exercise of all outstanding options and warrants, or approximately 4% after giving effect to the issuance of additional shares that may become issuable to former RxB stockholders upon the achievement of certain earnings targets.

     The merger was effected pursuant to the Delaware General Corporation Law and is intended to be a tax-free reorganization under Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended.

     For accounting purposes, the transaction described above is considered, in substance, a capital transaction rather than a business combination. It is equivalent to the issuance of common stock by RxB, Inc. for the net assets of RxBazaar, accompanied by a recapitalization. This accounting treatment is identical to that resulting from an acquisition, except that no goodwill or other intangible asset will be recorded. The historical financial statements of RxB, Inc. will become the historical financial statements of the combined entity. Following the merger, business conducted by the combined entity will be the business conducted by RxB, Inc. prior to the Merger.

                          INDEPENDENT AUDITORS' REPORT


The Board of Directors and Stockholders
RxB, Inc.
Cincinnati, Ohio

We have audited the accompanying consolidated balance sheets of RxB, Inc. and subsidiary, formerly RxBazaar, Inc. and subsidiary, as of December 31, 2001 and 2000, and the related consolidated statements of loss, changes in stockholders' equity (deficit) and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of RxB, Inc. and subsidiary as of December 31, 2001 and 2000, and the consolidated results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has incurred losses from operations resulting in a working capital deficiency and a stockholders' deficit at December 31, 2001. These circumstances raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



/s/  Wolf & Company, P.C.

Boston, Massachusetts
February 19, 2002

                            RXB, INC. AND SUBSIDIARY
                    (FORMERLY RXBAZAAR, INC. AND SUBSIDIARY)
                           CONSOLIDATED BALANCE SHEETS

                                     ASSETS

                                                                                                             December 31,
                                                                            June 30,             ----------------------------------
                                                                              2002                   2001                   2000
                                                                          ------------           ------------           -----------
                                                                           (unaudited)
Current assets:
   Cash and cash equivalents                                              $    567,238           $    176,840           $   339,027
   Accounts receivable - less allowance for doubtful accounts of
     $412,691, $277,587 and $40,000                                          2,143,774              1,651,396               951,495
   Rebates receivable                                                           99,720                 93,653                  --
   Inventory                                                                 3,012,997              3,894,494               216,922
   Prepaid expenses and other current assets                                   152,115                 62,323                18,054
                                                                          ------------           ------------           -----------
            Total current assets                                             5,975,844              5,878,706             1,525,498
                                                                          ------------           ------------           -----------
Property and equipment, at cost:
   Computer hardware and software                                              686,518                666,633               478,680
   Furniture, fixtures and equipment                                           261,363                261,363               124,651
   Leasehold improvements                                                       28,713                 28,713                13,342
                                                                          ------------           ------------           -----------
                                                                               976,594                956,709               616,673
   Less accumulated depreciation and amortization                             (352,858)              (248,320)              (29,006)
                                                                          ------------           ------------           -----------
            Net property and equipment                                         623,736                708,389               587,667
                                                                          ------------           ------------           -----------
Other assets:
   Deferred financing costs, net                                               258,036                329,832                85,000
   Customer lists, net of accumulated amortization of $565,600
     and $353,500                                                            1,555,383              1,767,483                  --
   Deferred merger costs                                                        39,599                   --                  16,542
   Deposits                                                                     37,062                 30,383                44,733
            Total other assets                                               1,890,080              2,127,698               146,275
                                                                          ------------           ------------           -----------
                                                                          $  8,489,660           $  8,714,793           $ 2,259,440
                                                                          ============           ============           ===========



                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
   Notes payable                                                          $  1,778,561           $  3,081,373           $   250,000
   Accounts payable                                                          2,326,605              2,838,257             1,850,262
   Accrued expenses and other current liabilities                            1,127,814                847,667               144,883
   Preferred dividends payable                                                 484,551                257,682                  --
                                                                          ------------           ------------           -----------
            Total current liabilities                                        5,717,531              7,024,979             2,245,145
Subordinated notes payable                                                   2,250,000              2,250,000                  --
                                                                          ------------           ------------           -----------
            Total liabilities                                                7,967,531              9,274,979             2,245,145
                                                                          ------------           ------------           -----------
Stockholders' equity (deficit):
   Preferred stock, at liquidation value, $.001 par value,
      10,000,000 shares authorized:
      Series A, 2,466,667 shares issued                                      3,700,000              3,700,000                  --
      Series B, 2,087,500 shares issued                                      4,175,000                   --                    --
   Common stock, $.001 par value, 60,000,000 shares authorized,
      3,333,969, 3,333,969 and 2,667,817 shares issued                           3,334                  3,334                 2,668
   Additional paid-in capital                                                5,864,263              5,886,529             3,538,264
   Accumulated deficit                                                     (13,150,732)           (10,053,655)           (3,258,680)
   Unearned stock-based compensation                                           (69,736)               (96,394)             (267,957)
                                                                          ------------           ------------           -----------
            Total stockholders' equity (deficit)                               522,129               (560,186)               14,295
                                                                          ------------           ------------           -----------
                                                                          $  8,489,660           $  8,714,793           $ 2,259,440
                                                                          ============           ============           ===========

 See independent auditors' report and accompanying notes to consolidated financial statements.

                            RXB, INC. AND SUBSIDIARY
                    (FORMERLY RXBAZAAR, INC. AND SUBSIDIARY)
                         CONSOLIDATED STATEMENTS OF LOSS

                                                             Six Months Ended
                                                                  June 30,                           Years Ended December 31,
                                                      --------------------------------          ---------------------------------
                                                          2002                 2001                 2001                  2000
                                                      -----------          -----------          ------------          -----------
                                                                (unaudited)
Sales, net                                            $ 9,159,122          $ 7,256,308          $ 17,244,283          $   734,493
Cost of sales                                           7,945,833            6,060,586            14,479,743              726,273
                                                      -----------          -----------          ------------          -----------
          Gross profit                                  1,213,289            1,195,722             2,764,540                8,220
                                                      -----------          -----------          ------------          -----------
Operating expenses:
   Sales and marketing                                    677,972              684,724             1,388,245              411,702
   Information technology                                 389,865              692,628             1,202,886            1,053,845
   General and administrative                           2,709,446            2,261,914             5,993,270            1,693,256
                                                      -----------          -----------          ------------          -----------
          Total operating expenses                      3,777,283            3,639,266             8,584,401            3,158,803
                                                      -----------          -----------          ------------          -----------
          Operating loss                               (2,563,994)          (2,443,544)           (5,819,861)          (3,150,583)
                                                      -----------          -----------          ------------          -----------
Other income (expense):
   Interest income                                           --                   --                     205                7,555
   Interest and financing expense                        (454,806)            (311,156)             (745,903)             (19,563)
   Miscellaneous income (expense), net                    148,592               89,691                28,266              (45,637)
                                                      -----------          -----------          ------------          -----------
          Other income (expense), net                    (306,214)            (221,465)             (717,432)             (57,645)
                                                      -----------          -----------          ------------          -----------
          Net loss                                     (2,870,208)          (2,665,009)           (6,537,293)          (3,208,228)

Dividends on preferred stock                              226,869              109,682               257,682                 --
                                                      -----------          -----------          ------------          -----------
          Net loss applicable to common stock         $(3,097,077)         $(2,774,691)         $ (6,794,975)         $(3,208,228)
                                                      ===========          ===========          ============          ===========
Net loss per share - basic                            $     (0.93)         $     (1.00)         $      (2.28)         $     (1.17)
                                                      ===========          ===========          ============          ===========
Weighted average shares outstanding                     3,333,969            2,788,352             2,984,890            2,749,858
                                                      ===========          ===========          ============          ===========


            See independent auditors' report and accompanying notes to consolidated financial statements.

                            RXB, INC. AND SUBSIDIARY
                    (FORMERLY RXBAZAAR, INC. AND SUBSIDIARY)
      CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
                 SIX MONTHS ENDED JUNE 30, 2002 (UNAUDITED) AND
                     YEARS ENDED DECEMBER 31, 2001 AND 2000

                        Preferred Stock          Common Stock      Additional                   Unearned     Stock
                    ----------------------   -------------------     Paid-in     Accumulated  Stock-based Subscriptions
                     Shares       Amount       Shares     Amount     Capital       Deficit    Compensation Receivable      Total
                    ---------  -----------   ---------    ------   ----------   ------------   ---------    --------    -----------
Balance,
  December 31, 1999        --  $        --   2,800,000    $2,800   $   97,200   $    (50,452)  $      --    $(18,000)   $    31,548
Sale of common
  stock, net               --           --      56,000        56        1,944             --          --          --          2,000
Private placements
  of common stock          --           --     259,817       260    2,817,572             --          --          --      2,817,832
Stock option
  compensation             --           --          --        --      321,100             --    (321,100)         --             --
Stock warrants
  issued for
  services                 --           --          --        --      316,000             --          --          --        316,000
Cancellation and
  retirement of
  common stock             --           --    (448,000)     (448)     (15,552)            --          --      16,000             --
Stock subscriptions
  received                 --           --          --        --           --             --          --       2,000          2,000
Amortization of
  unearned
  compensation             --           --          --        --           --             --      53,143          --         53,143
Net loss                   --           --          --        --           --     (3,208,228)         --          --     (3,208,228)
                     --------  -----------   ---------    ------   ----------   ------------   ---------    --------    -----------
Balance, December
  31, 2000                 --           --   2,667,817     2,668    3,538,264     (3,258,680)   (267,957)         --         14,295
Private placement
  of preferred
  stock             3,133,334    4,700,000          --        --     (331,932)            --          --          --      4,368,068
Private placements
  of common stock          --           --     808,234       808    2,677,386             --          --          --      2,678,194
Purchase and
  retirement of
  preferred stock    (666,667)  (1,000,000)         --        --       50,000             --          --          --       (950,000)
Purchase and
  retirement of
  common stock             --           --    (150,500)     (150)      (5,225)            --          --          --         (5,375)
Amortization of
  unearned
  compensation             --           --          --        --           --             --      55,351          --         55,351
Forfeiture of
  unearned
  compensation             --           --          --        --     (116,212)            --     116,212          --             --
Stock, options and
  warrants issued          --           --       2,800         3       72,247             --          --          --         72,250
Stock options
  exercised                --           --       5,618         5        2,001             --          --          --          2,006
Preferred dividends
  accrued                  --           --          --        --           --       (257,682)         --          --       (257,682)
Net loss                   --           --          --        --           --     (6,537,293)         --          --     (6,537,293)
                    ---------  -----------   ---------    ------   ----------   ------------   ---------    --------    -----------
Balance, December
  31, 2001          2,466,667    3,700,000   3,333,969     3,334    5,886,529    (10,053,655)    (96,394)         --       (560,186)
Sale of preferred
  stock             2,087,500    4,175,000          --        --     (160,500)            --          --          --      4,014,500
Stock options and
  warrants issued          --           --          --        --      146,250             --          --          --        146,250
Amortization of
  unearned
  compensation             --           --          --        --           --             --      18,642          --         18,642
Forfeiture of
  unearned
  compensation             --           --          --        --       (8,016)            --       8,016          --             --
Preferred dividends
  accrued                  --           --          --        --           --       (226,869)         --          --       (226,869)
Net loss                   --           --          --        --           --     (2,870,208)         --          --     (2,870,208)
                    ---------  -----------   ---------    ------   ----------   ------------   ---------    --------    -----------
Balance, June 30,
  2002              4,554,167  $ 7,875,000   3,333,969    $3,334   $5,864,263   $ 13,150,732   $ (69,736)   $     --    $   522,129
                    =========  ===========   =========    ======   ==========   ============   =========    ========    ===========

                         See independent auditors' report and accompanying notes to consolidated financial statements.

                            RXB, INC. AND SUBSIDIARY
                    (FORMERLY RXBAZAAR, INC. AND SUBSIDIARY)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                Six Months                     Years Ended
                                                                              Ended June 30,                   December 31,
                                                                       ---------------------------     ---------------------------
                                                                           2002            2001            2001            2000
                                                                       -----------     -----------     -----------     -----------
                                                                               (unaudited)
Cash flows from operating activities:
   Net loss                                                            $(2,870,208)    $(2,665,009)    $(6,537,293)    $(3,208,228)
   Adjustments to reconcile net loss to net cash provided by
    (used for) operating
      activities:
      Depreciation and amortization                                        507,091         284,279         693,727          29,006
      Amortization of unearned compensation                                 18,642          33,580          55,351          53,143
      Stock, options and warrants issued for services                       82,500            --            17,000         395,167
      (Increase) decrease in operating assets:
         Accounts receivable                                              (492,378)        856,231       2,872,829        (951,495)
         Rebates receivable                                                 (6,067)     (1,295,903)        143,769            --
         Inventory                                                         881,497      (4,373,871)      1,112,744        (216,922)
         Prepaid expenses and other current assets                         (89,792)       (137,773)        (13,536)        (18,054)
      Increase (decrease) in operating liabilities:
         Accounts payable                                                 (511,652)      1,217,114      (3,638,462)      1,850,262
         Accrued expenses and other current liabilities                    330,147         114,501         531,532         117,026
                                                                       -----------     -----------     -----------     -----------
               Net cash provided by (used for) operating activities     (2,150,220)     (5,966,851)     (4,762,339)     (1,950,095)
                                                                       -----------     -----------     -----------     -----------
Cash flows from investing activities:
   Purchase of property and equipment                                      (19,885)       (131,812)       (148,321)       (616,673)
   Decrease (increase) in deposits                                          (6,679)         48,800         137,582         (44,733)
   Purchase of subsidiary                                                     --        (4,002,880)     (4,002,880)        (16,542)
                                                                       -----------     -----------     -----------     -----------
               Net cash provided by (used for) investing activities        (26,564)     (4,085,892)     (4,013,619)       (677,948)
                                                                       -----------     -----------     -----------     -----------
Cash flows from financing activities:
   Increase in deferred financing costs                                       --          (365,402)       (365,402)        (82,559)
   Increase in deferred merger costs                                       (39,599)           --              --              --
   Net change in line of credit                                           (657,719)      4,614,979       2,386,280            --
   Proceeds from notes payable and warrants                                375,000         250,000         575,000         250,000
   Payments on notes payable                                               (25,000)        (25,000)        (75,000)           --
   Proceeds from sale of stock                                           2,914,500       6,431,099       7,046,262       2,740,665
   Proceeds from stock options exercised                                      --             1,875           2,006            --
   Stock subscriptions received                                               --              --              --             2,000
   Purchase and retirement of stock                                           --          (955,375)       (955,375)           --
                                                                       -----------     -----------     -----------     -----------
            Net cash provided by (used for) financing activities         2,567,182       9,952,176       8,613,771       2,910,106
                                                                       -----------     -----------     -----------     -----------
Net change in cash and cash equivalents                                    390,398        (100,567)       (162,187)        282,063
Cash and cash equivalents at beginning of period                           176,840         339,027         339,027          56,964
                                                                       -----------     -----------     -----------     -----------
Cash and cash equivalents at end of period                             $   567,238     $   238,460     $   176,840     $   339,027
                                                                       ===========     ===========     ===========     ===========


Supplemental cash flow information:
   Interest paid                                                       $   278,814     $   209,217     $   528,724     $       193
   Preferred dividends accrued                                             226,869         109,682         257,682            --
Additional cash flow information is included in Note 3

                      See independent auditors' report and accompanying notes to consolidated financial statements.

                                      F-15

                            RXB, INC. AND SUBSIDIARY
                    (FORMERLY RXBAZAAR, INC. AND SUBSIDIARY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
               SIX MONTHS ENDED JUNE 30, 2002 AND 2001 (UNAUDITED)
                   AND YEARS ENDED DECEMBER 31, 2001 AND 2000

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     BUSINESS AND BASIS OF PRESENTATION

     RxB, Inc. (the "Company" or "RxB"), formerly known as RxBazaar, Inc., was incorporated on October 25, 1999 in the State of Delaware. The Company distributes brand and generic pharmaceuticals and other medical supplies. On February 23, 2001, the Company acquired a wholly-owned subsidiary, FPP Distribution, Inc. ("FPP") which was formerly known as Superior Pharmaceutical Company. FPP distributes brand and generic pharmaceuticals. All significant intercompany balances and transactions have been eliminated in consolidation.

     INTERIM FINANCIAL STATEMENTS

     The financial statements at June 30, 2002 and for the six months ended June 30, 2002 and 2001 are unaudited, but include all adjustments (consisting only of normal recurring adjustments) which are, in the opinion of management, necessary for a fair statement of the results of the interim periods presented. The results of operations for the six months ended June 30, 2002 are not necessarily indicative of the results to be expected for the full fiscal year.

     REVERSE STOCK SPLIT AND MERGER RATIO

     On January 31, 2002 the Company's stockholders approved a 1-for-5 reverse stock split of the common shares. On July 26, 2002, in connection with the merger agreement with RxBazaar, Inc., formerly SB Merger Corp., the Company's stockholders approved a merger ratio in which 0.7 shares of RxBazaar common stock were issued for each share of the Company's common stock. All common stock information presented herein has been retroactively adjusted to reflect the reverse stock split and the 0.7-for-1 merger ratio. (See Note 17.)

     USE OF ESTIMATES

     In preparing consolidated financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the balance sheet date and reported amounts of revenues and expenses during the reporting period. Such estimates relate primarily to the carrying values of accounts receivable and inventory, the estimated lives of property and equipment, the value of intangible assets, the valuation reserve on deferred taxes and the value of equity instruments issued. Actual results could differ from those estimates.

     CASH AND CASH EQUIVALENTS

     Cash equivalents include interest-bearing deposits with original maturities of three months or less.

     INVENTORY

     Inventory consists primarily of finished goods held for distribution. Inventory is valued at the lower of average cost or market on a first-in first-out (FIFO) method. Cost of inventories held for distribution is based on the purchase price net of vendor discounts and other allowances.

                       See independent auditors' report.

                            RXB, INC. AND SUBSIDIARY
                    (FORMERLY RXBAZAAR, INC. AND SUBSIDIARY)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

     PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost. Depreciation expense is provided over the estimated useful lives of the assets using the straight-line method. Leasehold improvements are amortized on the straight-line method over the shorter of the estimated useful life of the assets or the life of the related lease term. Depreciation and amortization for the six months ended June 30, 2002 and 2001 was $104,538 and $100,270, respectively. Depreciation and amortization for 2001 and 2000 was $219,314 and $29,006, respectively. Estimated useful lives are as follows:

              Computer hardware and software                  2 - 5 years

              Furniture, fixtures and equipment               5 - 7 years

              Leasehold improvements                          5 - 10 years

     INFORMATION TECHNOLOGY COSTS

     Costs of developing internal-use software for the Company's website and call center are accounted for in accordance with Emerging Issues Task Force Issue No. 00-2 and AICPA Statement of Position 98-1. Costs are capitalized only to the extent that they are realizable and are amortized over the estimated life of the software. Costs incurred in connection with these development activities were not capitalized during 2001 and 2000.

     DEFERRED COSTS

     Deferred financing costs represent fees paid in connection with obtaining an asset-based line of credit and the assumption of the senior subordinated debt in connection with the acquisition of FPP (see Note 3). These costs are being amortized over the terms of the loans. Amortization expense for the six months ended June 30, 2002 and 2001 was $71,796 and $48,228, respectively. Amortization expense for 2001 was $120,570. At December 31, 2000, deferred merger costs represents fees paid in connection with the acquisition agreement for FPP.

     CUSTOMER LISTS

     A portion of the purchase price for FPP was allocated to customer lists (see Note 3). Customer lists are being amortized over an estimated life of five years. Amortization expense for the six months ended June 30, 2002 and 2001 was $212,100 and $135,781, respectively. Amortization expense for 2001 was $353,500.

     IMPAIRMENT OF LONG-LIVED ASSETS

     RxB continually evaluates whether events and circumstances have occurred that indicate that the remaining estimated useful life of long-lived assets may require revision or that the remaining net book value may not be recoverable. When factors indicate that an asset may be impaired, RxB uses various methods to estimate the asset's future cash flows expected to result from the use of the asset and its eventual disposition. If the sum of the expected future undiscounted cash flows is less than the carrying amount of the asset, an impairment loss is recognized based on the excess of the carrying amount over the estimated fair value of the asset. Any impairment amount is charged to operations.

                       See independent auditors' report.

                            RXB, INC. AND SUBSIDIARY
                    (FORMERLY RXBAZAAR, INC. AND SUBSIDIARY)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

     REVENUE RECOGNITION

     Revenues from product sales are recognized in accordance with the Securities and Exchange Commission's Staff Accounting Bulletin No. 101. Under SAB 101, revenue is recognized when products are shipped, persuasive evidence of an arrangement exists, the selling price is fixed and collectibility is reasonably assured. The Company provides an allowance for potential uncollectible accounts. Shipping and handling fees billed to customers are recognized in net sales. Shipping and handling costs are included in cost of sales.

     ADVERTISING COSTS

     Advertising costs are charged to expense when incurred. Advertising expense for the three months ended June 30, 2002 and 2001 amounted to approximately $0 and $63,000, respectively. Advertising expense amounted to approximately $128,000 and $105,000 in 2001 and 2000, respectively.

     INCOME TAXES

     Deferred tax assets and liabilities are recorded for temporary differences between the financial statement and tax bases of assets and liabilities using the currently enacted income tax rates expected to be in effect when the taxes are actually paid or recovered. A deferred tax asset is also recorded for net operating loss, capital loss and tax credit carryforwards to the extent their realization is more likely than not. The deferred tax expense, if any, for the period represents the change in the deferred tax asset or liability from the beginning to the end of the period.

     STOCK-BASED COMPENSATION

     Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation," encourages all entities to adopt a fair value based method of accounting for employee stock compensation plans, whereby compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. However, it also allows an entity to continue to measure compensation cost for those plans using the intrinsic value based method of accounting prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," whereby compensation cost is the excess, if any, of the quoted market price of the stock at the grant date (or other measurement date) over the amount an employee must pay to acquire the stock. Stock options issued under the Company's stock option plan generally have no intrinsic value at the grant date, and under Opinion No. 25 no compensation cost is recognized for them. The Company has elected to remain with the accounting in Opinion No. 25 and as a result, has provided pro forma disclosures of net loss and loss per share and other disclosures, as if the fair value based method of accounting had been applied.

     COMPREHENSIVE INCOME

     Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income. Certain statements, however, require entities to report specific changes in assets and liabilities, such as unrealized gains and losses on available-for-sale securities, as a separate component of the equity section of the balance sheet. Such items, along with net income, are components of comprehensive income. There were no other items of comprehensive income during 2002, 2001 or 2000.

     NET LOSS PER SHARE

     Basic loss per share represents loss applicable to common stock divided by the weighted average number of common shares outstanding during the period. Diluted loss per share reflects additional common shares that would have been outstanding if potential dilutive common shares had been issued, as well as any

                       See independent auditors' report.

                            RXB, INC. AND SUBSIDIARY
                    (FORMERLY RXBAZAAR, INC. AND SUBSIDIARY)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

     adjustment to income that would result from the assumed conversion. Potential common shares that may be issued by the Company relate to outstanding stock options and warrants (determined using the treasury stock method) and preferred stock. The assumed conversion of outstanding dilutive stock options, warrants and preferred stock would increase the shares outstanding but would not require an adjustment to net loss as a result of the conversion. For all periods presented, options, warrants and preferred stock were anti-dilutive and excluded from the net loss per share computation.

     RECENT ACCOUNTING PRONOUNCEMENTS

     On June 30, 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 141, "Business Combinations," and No. 142, "Goodwill and Other Intangible Assets." SFAS No. 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001. With the adoption of SFAS No. 142, effective January 1, 2002, goodwill is no longer subject to amortization over its estimated useful life, but will be subject to at least an annual assessment for impairment by applying a fair value based test. Additionally, under SFAS No. 142, acquired intangible assets should be separately recognized if the benefit of the intangible asset is obtained through contractual or other legal rights, or if the intangible asset can be sold, transferred, licensed, rented, or exchanged, regardless of intent to do so. Management does not anticipate that the adoption of either statement will have a material impact on the consolidated financial statements.

     In June 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations." This statement establishes standards for accounting for obligations associated with the retirement of tangible long-lived assets. This statement is effective for fiscal years beginning after June 15, 2002. We are currently evaluating the impact, if any, the adoption of this statement will have on our financial position and results of operations.

     In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." This statement addresses financial accounting and reporting for the impairment and disposal of long-lived assets. This statement is effective for fiscal years beginning after December 15, 2001. We are currently evaluating the impact the adoption of this statement will have on our financial position and results of operations.

2.   NEED FOR ADDITIONAL CAPITAL

     The Company incurred losses accumulating $10,053,655 since its inception through December 31, 2001, and has a working capital deficiency of $1,146,273 and a stockholders' deficit of $560,186 at December 31, 2001. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The Company's continued existence is dependent on its ability to achieve profitable operations or raise additional financing. Management plans to resolve the doubt by raising capital through a private offering and anticipates the proceeds from the offering (see Note
     6) will provide sufficient capital resources to sustain operations. As a result, management believes that no adjustments or reclassifications of recorded assets and liabilities is necessary at this time.

3.   ACQUISITION OF FPP DISTRIBUTION, INC.

     On February 23, 2001, pursuant to an agreement with Able Laboratories, Inc. ("Able"), RxB acquired FPP in a cash merger. As a result of the merger, the Company made a cash payment of $4,000,000 to Able and also assumed Able's existing 13.5% senior subordinated debt in the amount of $2,250,000. Able remained liable for the subordinated debt as a guarantor. On June 14, 2002, Able purchased the senior subordinated debt eliminating Able's guaranty and making Able the holder of the debt. While FPP and Able are considered related parties (see Note 13), the purchase price and terms of the merger were determined in arms-length negotiations between the parties, based on a fairness opinion obtained from an independent appraiser.

                       See independent auditors' report.

                            RXB, INC. AND SUBSIDIARY
                    (FORMERLY RXBAZAAR, INC. AND SUBSIDIARY)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

     The acquisition has been accounted for as a purchase. The results of operations of FPP have been included in the Company's consolidated financial statements since the date of acquisition. The purchase price allocation was based on the estimated fair values at the date of acquisition. The Company acquired accounts receivable of $3,572,730, inventory of $4,790,316, property and equipment of $191,715 and other assets totaling $391,387 net of accounts payable and accrued expenses of $4,797,709. The excess of the purchase price over the net assets acquired plus costs incurred in connection with the merger aggregated $2,120,983. Accordingly, the Company allocated $2,120,983 of the purchase price to customer lists which are being amortized over five years.

     Unaudited pro forma consolidating operating results for the Company, assuming the acquisition of FPP had been made as of the beginning of 2000 are as follows:


                                   Six Months       Years Ended December 31,
                                 Ended June 30,   ----------------------------
                                      2001            2001            2000
                                  ------------    ------------    ------------
     Sales, net                   $ 10,326,783    $ 20,314,758    $ 25,205,686
                                  ============    ============    ============
     Net loss                     $ (3,174,412)   $ (7,046,696)   $ (3,236,213)
                                  ============    ============    ============
     Net loss per share - basic   $      (1.18)   $      (1.71)   $      (0.82)
                                  ============    ============    ============

4.   NOTES PAYABLE

     Notes payable consist of the following:

                                                              December 31,
                                             June 30,    -----------------------
                                               2002         2001         2000
                                            ----------   ----------   ----------
     Notes payable, officers and directors  $   50,000   $  200,000   $  250,000
     Notes payable, computer equipment              --      225,000           --
     Line-of-credit                          1,728,561    2,386,280           --
     Subordinated notes payable              2,250,000    2,250,000           --
     Bridge notes payable                           --      270,093           --
                                            ----------   ----------   ----------
              Total                          4,028,561    5,331,373      250,000

     Less current portion                    1,778,561    3,081,373      250,000
                                            ----------   ----------   ----------
              Long-term debt                $2,250,000   $2,250,000   $       --
                                            ==========   ==========   ==========

     NOTES PAYABLE, OFFICERS AND DIRECTORS

     In March 2000, the Company borrowed $250,000 from its officers and directors under 10% unsecured promissory notes. The notes are currently due on demand. Interest expense for the six months ended June 30, 2002 and 2001 was $7,123 and $12,397, respectively. Interest expense for 2001 and 2000 was $23,706 and $19,370, respectively. Accrued interest of $11,384, $35,576 and $19,370 was included in accrued expenses and other current liabilities at June 30, 2002, December 31, 2001 and 2000, respectively. In April and May 2002, $150,000 in notes were converted into Series B Preferred Stock.

                       See independent auditors' report.

                            RXB, INC. AND SUBSIDIARY
                    (FORMERLY RXBAZAAR, INC. AND SUBSIDIARY)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

     NOTES PAYABLE, COMPUTER EQUIPMENT

     On February 5, 2001, the Company entered into an equipment financing agreement with a corporation which employs a director of the Company as an officer. Under the agreement the Company received $250,000 and granted a security interest in certain computer equipment. During 2001, the Company paid $25,000 against the principal balance of this obligation. Interest expense for 2001 of $24,437 is included in accrued expenses and other current liabilities at December 31, 2001. On February 5, 2002, the Company paid $25,000 on this obligation and the lender agreed to release their claims to the computer equipment. The Company has agreed to settle the balance due by issuing Series B Preferred Stock and/or paying a mutually agreed amount of cash not to exceed the balance due under the original agreement. Interest expense for the six months ended June 30, 2002 and 2001 was $1,262 and $14,383, respectively. Accrued interest was $25,699 at June 30, 2002. In April 2002, the $200,000 balance of the note was converted into Series B Preferred Stock.

     LINE-OF-CREDIT

     On February 23, 2001, the Company and FPP entered into an asset-based line-of-credit agreement with a lender for $12,500,000 secured by a lien on substantially all assets. Borrowings under the line are based on eligible accounts receivable and inventory and have been classified as a current liability. The line bears interest at prime plus 1% (5.75% at June 30, 2002 and December 31, 2001) and matures on February 23, 2004. At June 30, 2002 and December 31, 2001, the Company was in default of certain loan covenants. Interest expense for the six months ended June 30, 2002 and 2001 was $44,531 and $125,402, respectively. Interest expense for 2001 was $268,079.

     SUBORDINATED NOTES PAYABLE

     On February 23, 2001, in connection with the acquisition of FPP, the Company assumed senior subordinated notes payable totaling $2,250,000 and bearing interest at 13.5% per annum payable monthly. The notes mature on June 17, 2004. The notes payable are secured by a second lien on substantially all assets, were guaranteed by Able Laboratories, Inc. and are subject to an inter-creditor agreement with the Company's asset-based lender. On June 14, 2002, Able purchased the debt. Able has the option to convert the debt into common stock of the Company at the current market value of the common stock. The Company is current with its payments on these notes but is in default of certain loan covenants. The Company is prohibited from making any principal payments on the notes without the approval of the asset-based lender and Able has subordinated its rights with respect to defaults to the asset-based lender pursuant to the terms of the inter-creditor agreement. Accordingly, the Company has classified the balance due as non-current. Management intends to refinance this debt with long-term financing in 2002. Interest expense for the six months ended June 30, 2002 and 2001 was $151,875 and $126,563, respectively. Interest expense on these notes in 2001 amounted to $278,437.

     BRIDGE NOTES PAYABLE

     In December 2001, the Company commenced an offering of units, each unit consisting of a $100,000 10% unsecured convertible promissory note and a warrant to purchase 14,000 shares of common stock at $0.71 per share. The purchase price per unit was $100,000. The notes mature on January 15, 2004 or on the completion of an offering of securities in which the gross proceeds equal or exceed $5,000,000. If maturity has not occurred, within one year after the Company becomes publicly traded, then the outstanding principal and accrued interest on the notes shall be convertible at the option of the holder into common stock at a conversion price equal to 80% of the current market price of the common stock. If the notes remain outstanding after the Company becomes publicly traded a beneficial conversion feature of $25,000 per unit will be recorded and charged to expense. As of December 31, 2001, gross proceeds from this offering were $325,000. Proceeds of $55,250 were allocated to the warrants based on their estimated fair value and credited to additional paid-in capital. This amount was reflected as a discount against the notes

                       See independent auditors' report.

                            RXB, INC. AND SUBSIDIARY
                    (FORMERLY RXBAZAAR, INC. AND SUBSIDIARY)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

     payable and amortized to interest expense over the life of the notes. Interest expense and amortization expense for 2001 was $404 and $343, respectively. In January 2002, the Company received an additional $375,000 in gross proceeds from this offering. Proceeds of $63,750 were allocated to the warrants and credited to additional paid-in capital. Interest expense and amortization expense for the six months ended June 30, 2002 was $21,202 and $118,657, respectively. In April and May 2002, all $700,000 of these notes were converted into Series B Preferred Stock.

5.   COMMITMENTS

     LEASE AGREEMENTS

     The Company leases office and warehouse space under operating leases expiring April 2006 and March 2015. The leases require the Company to pay for utilities, repairs and maintenance. Rent expense for the six months ended June 30, 2002 and 2001 was $354,547 and $233,374, respectively. Rent expense for 2001 and 2000 was $649,072 and $47,915, respectively. Minimum future lease payments at December 31, 2001 were $628,583 for 2002, $645,844 for 2003, $658,072 for 2004, $706,668 for 2005, $440,556 for 2006 and
     $3,960,000 thereafter.

     EMPLOYMENT AGREEMENTS

     The Company has employment agreements with certain of its officers that provide for minimum annual salaries, reimbursement of business related expenses and participation in other employee benefit programs. The agreements also include confidentiality, non-disclosure, severance, automatic renewal and non-competition provisions. Salary levels are subject to periodic review by the Board of Directors.

6.   PREFERRED STOCK

     SERIES A

     On February 15, 2001, the Company sold 3,133,334 shares of Series A Preferred Stock for gross proceeds of $4,700,000. The Company also issued five year warrants to purchase 38,383 shares of common stock at $14.29 per share to the investors. The Company valued the warrants at $47,000. Commissions and expenses in connection with the placement were $331,932. Approximately 7.14 shares of Series A Preferred Stock are convertible to one share of common stock and the Series A Preferred Stock has a stated dividend of 8%.

     Able entered into an exchange and purchase agreement that gave the investors the right to exchange the Series A Preferred Stock for shares of Able preferred stock. On February 22, 2001, an investor exchanged $1,000,000 of Series A Preferred Stock for $1,000,000 of Able preferred stock. The 666,667 shares of Series A Preferred Stock used to effect the exchange were immediately redeemed and retired by RxB for $950,000. In March 2001, the investors exchanged the remaining $3,700,000 of Series A Preferred Stock for Able preferred stock. Consequently, Able is the shareholder of the Company's Series A Preferred Stock after the exchange.

     On July 26, 2002, the holder of the Series A Preferred Stock, Able, received 345,333 shares of RxBazaar, Inc. Series A Preferred Stock in the merger. (See Note 17). Each share of Series A Preferred Stock is convertible to one share of common stock and has a stated dividend of 8%.

     SERIES B

     In March 2002, the Company commenced an offering of its Series B Preferred Stock at $2.00 per share. As of June 30, 2002, the Company had received gross proceeds of $4,175,000. Each share of Series B

                       See independent auditors' report.

                            RXB, INC. AND SUBSIDIARY
                    (FORMERLY RXBAZAAR, INC. AND SUBSIDIARY)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

     Preferred Stock is convertible to one share of common stock and has a stated dividend of 10%. The gross proceeds include conversion of $1,050,000 of notes payable and $50,000 of accrued expenses. Commissions and expenses in connection with the placement were approximately $160,500. On July 26, 2002, the holders of the Series B Preferred Stock received 2,087,500 shares of RxBazaar, Inc. Series B Preferred Stock in the merger. (See Note 17). Each share of RxBazaar, Inc. Series B Preferred stock is convertible to one share of common stock and has a stated dividend of 10%.

7.   COMMON STOCK

     On October 25, 1999, the Company issued 2,240,000 shares of common stock at a price of approximately $.036 per share to the Company's founders. The Company also issued 560,000 shares to Able for services rendered. The Company valued the shares issued to Able at approximately $.036 per share and charged $20,000 to consulting expense.

     In January 2000, the Company cancelled 644,000 of the shares issued in 1999, including 322,000 shares issued to Able. In addition, the Company issued 700,000 additional shares at approximately $.036 per share to an officer and a director.

     The Company entered into a right of first refusal agreement with all of it founders, which gives the Company the first right to reacquire any shares of common stock which the founder decides to sell. In addition, under restricted stock purchase agreements, if certain founders cease their employment with the Company then the Company has the right to reacquire the unvested shares, as defined in the stock purchase agreement, at the founder's original purchase price per share.

     In connection with a private placement dated March 28, 2000, the Company sold 107,100 shares of common stock for gross proceeds of $765,000. Legal fees and expenses in connection with the placement were $7,550.

     In June 2000, the Company exercised its option to repurchase and retire 448,000 shares of common stock, issued to certain founders, at the original purchase price of approximately $.036 per share.

     The Company issued a second private placement memorandum dated June 2000. The Company sold 152,717 shares of common stock for gross proceeds of $2,181,668. The gross proceeds include shares issued for services amounting to $79,167. Commissions and expenses in connection with the placement were $121,286.

     On February 23, 2001, the Company completed a private placement of 142,721 units at approximately $10.71 per unit, each unit consisting of one share of common stock and a five year warrant to purchase one share of common stock at approximately $14.29 per share. The Company valued the warrants at $173,000. Gross proceeds of the offering were $1,529,000. Commissions and expenses in connection with the placement were $60,970.

     In March and May 2001, the Company exercised its option to repurchase and retire 150,500 shares of common stock issued to two founders who ceased working for the Company. The shares were repurchased at the original purchase price of approximately $.036 per share.

     On May 18, 2001, the Company received an additional $25,000 from an investor for the purchase of 2,333 units on the same terms as the February 23, 2001 private placement of units.

     On June 5, 2001, the Board of Directors approved the sale of 280,000 shares of common stock to a corporation owned by four new directors. Gross proceeds were $500,000. Legal fees and expenses in connection with the sale were $35,000.

                       See independent auditors' report.

                            RXB, INC. AND SUBSIDIARY
                    (FORMERLY RXBAZAAR, INC. AND SUBSIDIARY)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

     On June 8, 2001, the Company received $100,000 for the sale of 28,000 shares of common stock to an investor.

     In September to November 2001, the Company sold 355,180 units, each unit consisting of one share of common stock and a three year warrant to purchase one share of common stock at approximately $1.79 per share. The Company valued the warrants at $127,000. Gross proceeds of the offering were $634,250. Costs and expenses of the offering were $14,086.

8.   STOCK OPTION PLAN

     The Company adopted the 2000 Stock Option/Restricted Stock Plan in March 2000 and reserved 490,000 shares of common stock for issuance to employees, directors and consultants. Under the plan, the Board of Directors may grant stock options and restricted stock and determine the terms of the grant. No restricted stock was granted during 2001 or 2000. The following table summarizes the activity of options granted under the plan:

                                                           Years Ended December 31,
                                                 ----------------------------------------
                                                         2001                  2000
                                                 ------------------    ------------------
                                                            Weighted              Weighted
                                                             Average               Average
                                                            Exercise              Exercise
                                                  Shares      Price     Shares      Price
                                                 --------    ------    --------    ------
     Outstanding at beginning of year             138,880    $ 9.29          --    $   --
     Granted                                       52,150     10.71     138,880      9.29
     Exercised                                     (5,618)     0.36          --        --
     Forfeited                                    (50,662)     7.24          --        --
                                                 --------              --------
        Outstanding at end of year                134,750    $10.99     138,880    $ 9.29
                                                 ========              ========
     Exercisable at end of year                    31,422    $ 9.94          --    $   --
                                                 ========              ========
     Reserved for future grants at end of year    349,632               351,120
                                                 ========              ========
     Weighted-average fair value of options
        granted during the year                              $ 1.93                $ 2.43

                                                              December 31, 2001
                                    ------------------------------------------------------------
                                          Options Outstanding               Options Exercisable
                                    ---------------------------------     ----------------------
                                                Weighted     Weighted                   Weighted
                                                 Average      Average                    Average
                                                Remaining    Exercise       Number      Exercise
     Exercise Price                  Number        Life        Price      Exercisable     Price
     --------------                 -------     ---------     -------       ------       -------
     $0.36                           24,290     8.3 years     $  0.36        9,109       $  0.36
     $7.14                            3,500     8.5              7.14        1,313          7.14
     $10.71                          22,960     9.2             10.71           --            --
     $14.29                          84,000     8.8             14.29       21,000         14.29
                                    -------                                 ------
     Outstanding at end of year     134,750     8 years       $ 10.99       31,422       $  9.94
                                    =======                                 ======

                       See independent auditors' report.

                            RXB, INC. AND SUBSIDIARY
                    (FORMERLY RXBAZAAR, INC. AND SUBSIDIARY)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

     In connection with 47,320 options granted at approximately $0.36 per share in 2000, the Company recorded unearned stock-based compensation of $321,100 based on a fair market value of $7.14 per share at the time of the grants. The Company is amortizing the unearned stock-based compensation over the vesting period of the options. Amortization expense for the six months ended June 30, 2002 and 2001 was $18,642 and $33,580, respectively. Amortization expense for 2001 and 2000 was $55,351 and $53,143, respectively. In addition, unearned compensation of $8,016 and $116,212 was forfeited on resignation by certain employees during 2002 and 2001, respectively.

     During the six months ended June 30, 2002, the Company granted stock options to purchase a total of 278,950 shares of common stock at approximately $1.79 per share to employees and consultants. In connection with 115,500 options granted to consultants for services rendered, the Company valued these options at $82,500 and charged this amount to expense.

9.   COMMON STOCK WARRANTS AND NON-PLAN OPTIONS

     On September 29, 2000, the Company granted warrants to purchase 168,000 shares of common stock at approximately $17.86 per share to Able in consideration for services rendered. The warrants are exercisable through September 29, 2005. The warrants were valued at $300,000 and charged to expense.

     On October 23, 2000, the Company granted warrants to purchase 4,200 shares of common stock at approximately $14.29 per share as partial consideration for services rendered by an employment agency. The warrants are exercisable through October 23, 2005. The warrants were valued at $16,000 and charged to expense.

     On June 5, 2001, the Board of Directors granted non-plan stock options to purchase a total of 1,260,000 shares of common stock at approximately $1.79 per share to four new directors. The options become exercisable on December 31, 2001 and expire seven years after the date of the grant. The weighted average fair value of the options on the date of grant was approximately $.06 per share. On November 30, 2001, options to purchase 910,000 shares were cancelled in connection with the resignation of two of these directors. On December 19, 2001, the Company issued a five year option to purchase 28,000 shares of common stock at approximately $1.79 per share to one of the former directors in connection with a mutual release. The Company valued the option at $12,000 and charged it to expense.

10.  STOCK-BASED COMPENSATION

     The Company applies Opinion No. 25 and related interpretations in accounting for stock options issued to employees and directors. Had compensation cost for the Company's stock options issued to employees and directors been determined based on the fair value at the grant dates consistent with SFAS No. 123, the Company's net loss would have been adjusted to the pro forma amount indicated below:

                                                 Years Ended December 31,
                                             ------------------------------
                                                  2001              2000
                                             ------------      ------------
     Net loss              As reported       $ (6,537,293)     $ (3,208,228)
                                               (6,950,223)       (3,231,728)

     Net loss per share    As reported              (2.28)            (1.17)
                                                    (2.41)            (1.18)

                       See independent auditors' report.

                            RXB, INC. AND SUBSIDIARY
                    (FORMERLY RXBAZAAR, INC. AND SUBSIDIARY)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

     The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions used for grants:

                                                 Years Ended December 31,
                                             ---------------------------------
                                                2001                  2000
                                             ------------         ------------
     Dividend yield                             0.0%                  0.0%
     Risk-free interest rate                    5.0%                  6.0%
     Expected volatility                        0.0%                  0.0%
     Expected lives                             4 years               4 years

11.  COMMON STOCK RESERVED

     The Company has reserved common stock at December 31, 2001 as follows:

                                                          Number of Shares
                                                          ----------------
     Convertible preferred stock                                345,333
     Stock option plan                                          484,382
     Warrants                                                   756,317
     Non-plan options                                           378,000
                                                          ----------------
              Total                                           1,964,032
                                                          ================

     The Company may also be required to issue common stock on the conversion of its subordinated notes payable, if the holders elect to exercise their conversion rights.

12.  MAJOR CUSTOMERS AND SUPPLIERS

     During 2000, the Company had one major customer who accounted for 27% of net sales.

     During 2000, the Company had three major suppliers who accounted for 39%, 34% and 11%, respectively, of the Company's total purchases. During 2001, one major supplier (Able) accounted for 33% of the Company's total purchases.

13.  RELATED PARTY TRANSACTIONS

     FPP DISTRIBUTION, INC.

     During 2000 and 2001, the Company entered into certain transactions with FPP Distribution, Inc. ("FPP"), a related party, such as advances, expenses paid on behalf of and receipts collected for the affiliate. One of the founders and directors of RxB was an officer and director of Able Laboratories, Inc. ("Able"), and a former officer and director of RxB is an officer and director of Able. Able was the parent company of FPP. On February 23, 2001, RxB acquired FPP (see Note 3).

     During 2000 and 2001, the Company and FPP engaged in certain transactions for their mutual benefit that involved the use of each others' personnel and the use of FPP's facility. FPP acted as RxB's fulfillment center for all sales made by RxB during 2000 and the first two months of 2001. No monetary value was assigned to the transactions involving the use of each others' personnel and the use of the distribution facility. The management of both companies performed an analysis to estimate the financial impact of

                       See independent auditors' report.

                            RXB, INC. AND SUBSIDIARY
                    (FORMERLY RXBAZAAR, INC. AND SUBSIDIARY)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

     these transactions on each company. The analysis indicated RxB incurred approximately $30,000 in net expenses on behalf of FPP.

     In addition, RxB acted as an agent with respect to sales and purchases made on behalf of FPP in the amount of $1,787,000 during 2000 and $276,542 during the first two months of 2001. The Company records revenue in accordance with the Emerging Issues Task Force Issue No. 99-19, "Reporting Revenue Gross as a Principal Versus Net as an Agent." Accordingly, the Company has reduced its net sales and purchases by $1,787,000 in 2000 and by $276,542 in 2001. At December 31, 2000, RxB had accounts receivable from and accounts payable to FPP of $351,393 and $439,117, respectively.

     ABLE LABORATORIES, INC.

     During 2000, the Company paid Able $50,000 for management services rendered during the Company's initial formation and reimbursed Able for office space and other services amounting to $20,288. During 2001, the Company reimbursed Able for office space and other services amounting to $34,013. (See Note 12.)

     CONSULTING SERVICES

     The Chairman of the Board provides consulting services to the Company. Consulting expense for the six months ended June 30, 2002 and 2001 was $80,000 and $84,000, respectively. Consulting expense for 2001 and 2000 amounted to $168,000 and $96,000, respectively. At June 30, 2002, December 31, 2001 and 2000, the Company had accounts payable to the Chairman, for services and expenses, amounting to $151,000, $167,670 and $75,295, respectively.

     A corporation owned by a stockholder of the Company also provides consulting services. Consulting expense for both the six months ended June 30, 2002 and 2001 was $62,500. Consulting expense for 2001 and 2000 amounted to $125,000 and $93,750, respectively. At December 31, 2001 and 2000, the Company had accrued expenses of $52,083 and $10,417, respectively, to this corporation.

     A corporation which employs a director of the Company as an officer provided certain information technology services to the Company through January 2001. The expense for 2001 and 2000 amounted to $4,920 and $26,660, respectively. Included in accounts payable at June 30, 2002, December 31, 2001 and 2000 are fees of $0, $19,680 and $26,660, respectively.

14.  INCOME TAXES

     There was no provision for income taxes for 2001 and 2000 due to the Company's net operating losses. The difference between the statutory Federal income tax rate of 34% and the Company's effective tax rate is primarily due to net operating losses incurred by the Company and the valuation reserve against the Company's deferred tax asset.

     The components of the net deferred tax asset at December 31, 2001 and 2000 are as follows:

                       See independent auditors' report.

                            RXB, INC. AND SUBSIDIARY
                    (FORMERLY RXBAZAAR, INC. AND SUBSIDIARY)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                                                 2001               2000
                                              -----------        -----------
     Deferred tax asset:
        Federal                               $ 3,202,000        $ 1,102,000
        State                                     809,000            285,000
                                              -----------        -----------
                                                4,011,000          1,387,000
     Valuation reserve                         (4,011,000)        (1,387,000)
                                              -----------        -----------
     Net deferred tax asset                   $        --        $        --
                                              ===========        ===========


     The following differences give rise to deferred income taxes:

                                                  2001               2000
                                              -----------        -----------
     Net operating loss carryforward          $ 4,005,000        $ 1,376,000
     Other                                          6,000             11,000
                                              -----------        -----------
                                                4,011,000          1,387,000
     Valuation reserve                         (4,011,000)        (1,387,000)
                                              -----------        -----------
     Net deferred tax asset                   $        --        $        --
                                              ===========        ===========

     The increases in the valuation reserve are due to the Company's net operating losses.

     As of December 31, 2001, the Company has federal and state net operating loss carryforwards of approximately $9,400,000 and $9,450,000, respectively. Federal and state net operating loss carryforwards expire in varying amounts beginning in 2015 and 2005, respectively.

     Use of net operating loss carryforwards is subject to annual limitations based on ownership changes in the Company's common stock as defined by the Internal Revenue Code.


15.  EMPLOYEE BENEFIT PLAN

     In February 2001, the Company adopted a Section 401(k) Profit Sharing Plan (the "401(k) Plan") for all employees. Employees who have attained the age of 21 may elect to reduce their current compensation, subject to certain limitations, and have that amount contributed to the 401(k) Plan. The Company matches 25% of employee contributions not to exceed 6% of employee compensation, subject to certain limitations. Employee contributions to the 401(k) Plan are fully vested at all times and all Company contributions become vested over a period of five years. During the six months ended June 30, 2002 and 2001, the Company made matching contributions of $6,675 and $1,924, respectively. In 2001, the Company made matching contributions of $16,091.

16.  FAIR VALUE OF FINANCIAL INSTRUMENTS

     At December 31, 2001 and 2000, the Company's financial instruments consist of notes payable (see Note 4). The carrying value of the notes payable approximate their fair value as these instruments bear interest at market rates.

                       See independent auditors' report.

                            RXB, INC. AND SUBSIDIARY
                    (FORMERLY RXBAZAAR, INC. AND SUBSIDIARY)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

17.  SUBSEQUENT EVENT - MERGER AGREEMENT

     On July 26, 2002, the Company adopted the Amended and Restated Merger Agreement and Plan of Reorganization, dated as of June 12, 2002 (the "Merger Agreement"), among SB Merger Corp., RxBazaar, Inc. and RxB Acquisition Corp. Pursuant to the Merger Agreement, RxB Acquisition was merged with and into RxBazaar as a wholly-owned subsidiary of SB Merger Corp. In the merger, RxBazaar's name changed to "RxB, Inc.," and immediately after the merger, SB Merger Corp. changed its corporate name to "RxBazaar, Inc."

     As required by Rule 419 promulgated pursuant to the Securities Act of 1933, as amended, as a condition of the merger, certain SB Merger stockholders were given the opportunity to reconfirm their purchase of SB Merger's shares. 100% of the stockholders entitled to reconfirm their investment elected to do so.

     In addition, all of the officers and directors of SB Merger prior to the merger resigned. The officers and directors of RxBazaar immediately before the merger became officers and directors of SB Merger immediately following the effectiveness of the merger.

     In the merger, the Company's stockholders received 3,333,969 shares of common stock, 345,333 shares of Series A Preferred Stock and 2,087,500 shares of Series B Preferred Stock of SB Merger. SB Merger is also obligated to issue up to 1,834,653 shares of common stock upon exercise of outstanding options and warrants to purchase common stock and may become obligated to issue up to 2,363,118 additional shares of common stock, if the surviving company meets earnings targets in the first or second year after the merger.

     Stockholders of SB Merger before the merger now own approximately 7% of the outstanding shares of the surviving company, or approximately 5% after giving effect to the exercise of all outstanding options and warrants, or approximately 4% after giving effect to the issuance of additional shares that may become issuable to former RxBazaar stockholders upon the achievement of certain earnings targets.

     The merger was effected pursuant to the Delaware General Corporation Law and is intended to be a tax-free reorganization under Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended.

     For accounting purposes, the transaction described above is considered, in substance, a capital transaction rather than a business combination. It is equivalent to the issuance of common stock by RxB for the net assets of RxBazaar, accompanied by a recapitalization. This accounting treatment is identical to that resulting from an acquisition, except that no goodwill or other intangible asset will be recorded. The historical financial statements of RxB, Inc. will become the historical financial statements of the combined entity. Following the merger, business conducted by the combined entity will be the business conducted by RxB, Inc. prior to the Merger.

                       See independent auditors' report.

                          Independent Auditors' Report
                          ----------------------------



Board of Directors and Stockholder
FPP Distribution, Inc.
Cincinnati, Ohio

            We have audited the accompanying balance sheet of FPP Distribution, Inc. (formerly known as Superior Pharmaceutical Company, a wholly-owned subsidiary of Able Laboratories, Inc.) as of December 31, 2000, and the related statements of income and retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

            We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

            In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of FPP Distribution, Inc. as of December 31, 2000, and the results of its operations and its cash flows for the year then ended in conformity with auditing standards generally accepted in the United States of America.

            As discussed in Note 7, to the financial statements, the Company was a part of a consolidated group of companies and has entered into various transactions with the group members. Also, as discussed in Note 8 to the financial statements, on February 23, 2001 the Company was acquired in a cash merger.



/s/  Wolf & Company, P.C.

Boston, Massachusetts
June 29, 2001

                             FPP DISTRIBUTION, INC.
                                  BALANCE SHEET
                                DECEMBER 31, 2000

                                     ASSETS

 CURRENT
     Cash and cash equivalents                                                   $   135,558
     Accounts receivable - trade (net of allowance for doubtful accounts
        of $485,068)                                                               3,120,090
     Accounts receivable - related party                                           4,454,687
     Accounts receivable - employees                                                  20,048
     Accounts receivable - vendor rebates                                            119,558
     Inventory                                                                     5,404,815
     Prepaid expense                                                                  16,477
     Deferred tax benefit                                                            165,000
                                                                                 -----------
                        Total current assets                                      13,436,233
                                                                                 -----------
 FIXED
     Property and equipment                                                          926,444
     Less:  Accumulated depreciation                                                 721,373
                                                                                 -----------
                        Net fixed assets                                             205,071
                                                                                 -----------
 OTHER
     Deposits                                                                         20,146
                                                                                 -----------
                        Total other assets                                            20,146
                                                                                 -----------
                        Total assets                                             $13,661,450


                      LIABILITIES AND SHAREHOLDER'S EQUITY

CURRENT LIABILITIES
     Accounts payable - trade                                                    $ 3,464,057
     Accounts payable - related party                                              5,553,305
     Accrued expenses                                                                183,945
                                                                                 -----------
                        Total current liabilities                                  9,201,307
                                                                                 -----------

 CAPITAL STOCK
     Common - $.01 par value
     100 shares authorized
     100 shares issued and outstanding                                                     1
 PAID-IN CAPITAL                                                                   1,750,000
 RETAINED EARNINGS                                                                 2,710,142
                                                                                 -----------
                        Total shareholder's equity                                 4,460,143
                                                                                 -----------
                        Total liabilities and shareholder's equity               $13,661,450
                                                                                 ===========

   The accompanying notes are an integral part of these financial statements.

                             FPP DISTRIBUTION, INC.
                    STATEMENT OF INCOME AND RETAINED EARNINGS
                          YEAR ENDED DECEMBER 31, 2000


SALES                                                     $ 24,471,193
COST OF SALES                                               20,259,403
                                                          ------------
                       Gross profit                          4,211,790

OPERATING EXPENSE                                            3,815,978
                                                          ------------
                       Income from operations                  395,812

OTHER INCOME
    Interest income                                                400
                                                          ------------
                       Income before tax                       396,212

    Federal Income Tax
        Currently payable                                      292,000
        Deferred benefit                                      (165,000)
                                                          ------------
                       Federal income tax expense              127,000
                                                          ------------
                       Net income                              269,212

    Retained earnings at beginning of year                   2,440,930
                                                          ------------

    Retained earnings at end of year                      $  2,710,142
                                                          ============









   The accompanying notes are an integral part of these financial statements.

                             FPP DISTRIBUTION, INC.
                             STATEMENT OF CASH FLOWS
                          YEAR ENDED DECEMBER 31, 2000


CASH FLOWS PROVIDED BY OPERATING ACTIVITIES
    Net income                                                                          $   269,212
    Adjustments to reconcile net income to net cash provided by operating activities:
         Depreciation and amortization                                                       98,459
         Deferred tax benefit                                                              (165,000)
         Decrease (increase) in:
             Accounts receivable - trade                                                  1,193,261
             Accounts receivable - related party                                         (8,099,577)
             Accounts receivable - employees                                                (17,246)
             Accounts receivable - vendor rebates                                           142,822
             Inventory                                                                    2,063,027
             Prepaid expense                                                                 11,615
             Deposits                                                                       (19,546)
         Increase in:
             Accounts payable - trade                                                     1,274,776
             Accounts payable - related party                                             3,421,672
             Accrued expenses                                                                 3,975
                                                                                        -----------
                  Net cash provided by operating activities                                 177,450
                                                                                        -----------
CASH FLOWS PROVIDED BY INVESTING ACTIVITIES
    Purchase of property and equipment                                                      (41,892)
                                                                                        -----------
                  Net cash used in investing activities                                     (41,892)
                                                                                        -----------
Net increase in cash                                                                        135,558
Cash and cash equivalents at beginning of year                                                 --
                                                                                        -----------
Cash and cash equivalents at end of year                                                $   135,558
                                                                                        ===========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
  Cash paid during the year for:
         Interest                                                                       $     1,402
                                                                                        ===========



   The accompanying notes are an integral part of these financial statements.

                             FPP DISTRIBUTION, INC.
                          NOTES TO FINANCIAL STATEMENTS

1.   Summary of Significant Accounting Policies

     Nature of Operations
     --------------------
     FPP Distribution, Inc. (the "Company") is engaged in wholesale distribution of generic pharmaceuticals throughout the United States. The Company was a wholly owned subsidiary of Able Laboratories, Inc. (formerly known as DynaGen, Inc.).

     Use of Estimates
     ----------------
     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

     Cash Equivalents
     ----------------
     Cash Equivalents include interest-bearing deposits with original maturities of three months or less.

     Vendor Rebates Receivable
     -------------------------
     Rebates receivable represent incentives provided by pharmaceutical suppliers based on purchases. Management has estimated its rebates to be received from suppliers based upon agreements and documented purchases throughout the year. Actual rebates received could be different due to market volatility and whether the Company continues purchasing from these suppliers.

     Allowance for Doubtful Accounts
     -------------------------------
     The allowance is made up of estimated rebates and allowances for bad debts. Rebates are charged to sales, and bad debt expense is charged to operating expenses.

     At December 31, 2000 a reserve was estimated as follows:

            Rebate reserve                                 $ 435,068
            Allowance for bad debts                           50,000
                                                           ---------
                        Total                              $ 485,068
                                                           =========

     Inventory
     ---------
     Inventory is stated at the lower of average cost or market on a first-in, first-out (FIFO) method. Inventory consists primarily of generic pharmaceuticals.

     Inventory is written off to cost of sales as it becomes obsolete. Approximately, $180,000 of inventory was written off as obsolete to cost of sales during 2000.

     Property and Equipment
     ----------------------
     Property and equipment are stated at cost. Depreciation of property and equipment is computed on the straight-line method over the estimated useful lives of the property. The cost of maintenance and repairs is charged to income as incurred; significant renewals and betterments are capitalized.

     Advertising Costs
     -----------------
     Advertising costs are charged to operations when incurred. Advertising and promotion expense charged to income was $71,836 for 2000.

     Revenue Recognition
     -------------------
     Revenues from product sales are recognized in accordance with the Securities and Exchange Commission's Staff Accounting Bulletin No. 101. Under SAB 101, revenue is recognized when products are shipped, persuasive evidence of an arrangement exists, the selling price is fixed and collectibility is reasonably assured. The Company provides allowances for potential uncollectible accounts and rebates. Shipping and handling fees billed to customers are recognized in net sales. Shipping and handling costs are included in cost of sales.

     Income Taxes
     ------------
     Deferred tax assets and liabilities are recorded for temporary differences between the financial statement and tax basis of assets and liabilities using the currently enacted income tax rates expected to be in effect when the taxes are actually paid or recovered. A deferred tax asset is also recorded for net operating loss, capital loss and tax credit carry forwards to the extent their realization is more likely than not. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. The deferred tax expense for the period represents the change in the deferred tax asset or liability from the beginning to the end of the period.

2.   Concentration of Credit Risk

     The Company grants credit to customers throughout the United States. Collateral is not generally required on outstanding accounts receivable balances.

3.   Property and Equipment

     Property and equipment are carried at cost and consist of the following:

                 Machinery and equipment                         $  90,155
                 Computer equipment                                366,202
                 Office furniture and fixtures                     438,444
                 Leasehold improvements                             31,643
                                                                 ---------
                             Total                               $ 926,444
                                                                 =========

     Depreciation and amortization charged to income was $98,459 for 2000.

4.   Profit Sharing Plan

     The Company provides its employees with a 401(k) profit sharing plan. Eligible participants, who must be 21 years old, may elect to reduce their current compensation, subject to certain limitations, and have that amount contributed to the plan. Employer matching and profit sharing contributions are discretionary. For 2000, the Company made matching contributions of $16,746 and did not make a profit sharing contribution.

5.   Lease Commitments

     The company leases its office and a warehouse facility under an operating lease agreement, which expires in 2015. The agreement requires that the company pay certain costs such as maintenance and insurance. The facility is rented from a related party (through common ownership). Rent expense for 2000 was $422,459. The following is a schedule of future minimum lease payments for the operating lease as of December 31, 2000:

                  Year                                               Amount
                  ----                                               ------
                  2001                                           $   420,000
                  2002                                               420,000
                  2003                                               420,000
                  2004                                               420,000
                  2005                                               420,000
                  Thereafter                                       4,305,000
                                                                 -----------
                              Total minimum future
                                lease payments                   $ 6,405,000
                                                                 ===========

6.   Income Taxes

     The Company files a consolidated tax return with its parent, Able Laboratories, Inc. Within the consolidated financial statements there was no current provision for income taxes and the deferred tax asset was offset by a valuation allowance created by the parent company's net operating losses.

     In preparing the Company's separate financial statements the method by which the consolidated amount of current and deferred tax expense was allocated was by applying SFAS No. 109 as if this Company was a separate taxpayer.

     The components of income tax expense consist of the following:

          Statutory rates applied to federal taxable income          $ 292,000
                                                                     ---------
                             Current income tax expense                292,000
                                                                     ---------
          Decrease in deferred income taxes resulting from:
                Temporary differences                                 (165,000)
                                                                     ---------
                      Deferred income tax benefit                     (165,000)
                                                                     ---------
                             Total federal income tax expense        $ 127,000
                                                                     =========

     Income taxes were recorded on these financial statements by decreasing the related party receivable by $292,000 and recording a deferred tax benefit of $165,000.

7.   Related Party Transactions

     Able Laboratories and Generic Distributors, Inc.
     ------------------------------------------------
     The Company purchases pharmaceuticals from Able Laboratories and Generic Distributors, Inc. (related parties through common ownership). Total purchases from related parties during 2000 amounted to $3,700,000 and $175,000, respectively. The Company also sells pharmaceuticals to Generic Distributors, Inc. Total sales to this related party during 2000 amounted to $102,905.

     RxB, Inc.
     ---------
     During 2000, the Company entered into certain transactions with RxB, formerly RxBazaar, Inc. RxB, which was founded in October 1999 by two of the parent company's directors and others, provides an online marketplace for the purchase and sale of brand and generic drugs on the Internet. On October 20, 2000 the parent company entered into an agreement to sell the company to RxB.

     During 2000, the Company and RxB engaged in certain related party transactions for their mutual benefit that involved the use of each others' personnel and the use of FPP Distribution's facility. No monetary value was assigned to these transactions. The management of both companies performed an analysis to estimate the financial impact of these transactions on each company. The analysis indicated that RxB incurred approximately $30,000 in net expenses on behalf of FPP Distribution in 2000.

     During 2000, RxB and FPP Distribution assisted each other in developing their businesses. FPP Distribution acted as RxB's fulfillment center for all sales by RxB through its website. Sales to RxB by FPP Distribution during 2000 were approximately $1,362,000 or 5.6% of total sales for the year. FPP Distribution's purchases from RxB were approximately $425,000 or 2.1% of its cost of sales.

     Line of Credit
     --------------
     On November 30, 1999, the Company's parent completed a loan transaction with a bank. The loan agreement provided a revolving line of credit secured by all assets of the parent and its subsidiaries. With the proceeds of the loan, FPP Distribution's line of credit was paid off in full and a payable to the parent company was recorded. During the year, all cash receipts were sent to the bank's lock box and advances from the line were received as needed. As a result of all members of the consolidated group being allowed to draw advances on the line of credit, intercompany payments were limited and both intercompany receivables and payables increased significantly during the year 2000. All cash and debt activity, along with other intercompany transactions, have been recorded through intercompany accounts. This loan was paid off on February 23, 2001.

     No interest has been recorded on any of the related party accounts throughout the year. Through November 30, 1999, the Company had incurred approximately $421,000 of interest expense on its line of credit and management estimates that if the bank debt had not been refinanced with the parent company that interest expense would have been incurred at approximately the same amount as the previous year.

     Related Party Balances
     ----------------------
     Related party accounts receivable and accounts payable as of December 31, 2000 are as follows:

                                               ACCOUNTS         ACCOUNTS
                                              RECEIVABLE         PAYABLE
                                              -----------      -----------
            Able Laboratories                 $        --      $ 5,098,412
            Generic Distributors                   27,794          103,500
            RxB, Inc.                             439,117          351,393
            Parent company                      3,987,776               --
                                              -----------      -----------
                        Total                 $ 4,454,687      $ 5,553,305
                                              ===========      ===========

8.   Subsequent Events

     On February 23, 2001, pursuant to an agreement with the parent company, RxB, Inc. acquired FPP Distribution in a cash merger. As a result of the merger, the parent company received a cash payment of $4,000,000. RxB also assumed the parent company's existing 13.5% senior subordinated debt in the amount of $2,250,000. The parent company remains liable for the subordinated debt as a guarantor. The purchase price and terms of the merger were determined in arms-length negotiations between the parties, based on a fairness opinion.

     On February 23, 2001, the Company entered into a revolving loan promissory note agreement with a lender for $12,500,000 and is subject to all terms of the Financing and Security Agreement. As a condition to guarantee the loan and as security therefor, the Company has pledged 100% of the Company stock in accordance with the terms of the Pledge Agreement.

9.   Economic Dependency

     During 2000, the Company purchased $3,700,000 and $175,000 of product from Able Laboratories and Generic Distributors, Inc., both related parties. All three organizations were wholly-owned subsidiaries of the same parent company. The parent company has incurred recurring losses from operations resulting in a working capital deficiency and a stockholders' deficit at December 31, 2000, and is in default on certain debt obligations. These circumstances raise substantial doubt about the parent company's ability to continue as a going concern. Management feels that if they were unable to acquire product from Able or Generic that supply of similar product would be available through other vendors.

                                 RXBAZAAR, INC.
                  INTRODUCTION TO UNAUDITED PRO FORMA CONDENSED
                        CONSOLIDATED FINANCIAL STATEMENTS

     The following unaudited pro forma condensed consolidated balance sheet presents the pro forma financial position of RxBazaar, Inc. (formerly SB Merger Corp.) and RxB, Inc. (formerly, RxBazaar, Inc.) at June 30, 2002.

     The unaudited pro forma condensed consolidated statements of loss for the six months ended June 30, 2002 and the year ended December 31, 2001 reflect the combined results of RxBazaar and RxB as if the July 26, 2002 combination of the two companies had occurred at the beginning of the period, adjusted to eliminate non-recurring costs, and to reflect new costs directly attributable to the transaction.

     For accounting purposes, the transaction described above is considered, in substance, a capital transaction rather than a business combination. It is equivalent to the issuance of common stock by RxB for the net assets of RxBazaar, accompanied by a recapitalization. This accounting treatment is identical to that resulting from an acquisition, except that no goodwill or other intangible asset has been recorded. Accordingly, the accompanying pro forma financial statements reflect the acquisition by RxB of the net assets of RxBazaar and the recapitalization of RxB's stock based on the exchange ratio in the merger agreement.

     The unaudited pro forma condensed consolidated statements of loss do not necessarily represent the actual results that would have been achieved had the companies been combined at the beginning of the period, nor may they be indicative of future operations. These unaudited pro forma condensed consolidated financial statements should be read in conjunction with the companies' respective historical financial statements and notes included in this prospectus.

                                 RXBAZAAR, INC.
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                  JUNE 30, 2002

                                                             RxBazaar,
                                  ASSETS                       Inc.           RxB, Inc.         Adjustments   Note       Pro Forma
                                                            ----------       -----------         ----------   ----     ------------
Current assets:
   Cash and cash equivalents                                $    3,465        $  567,238         $   36,495     B      $    607,198
   Accounts receivable                                              --         2,143,774                 --               2,143,774
   Rebates receivable                                               --            99,720                 --                  99,720
   Inventory                                                        --         3,012,997                 --               3,012,997
   Other current assets                                             --           152,115                 --                 152,115
                                                            ----------       -----------         ----------            ------------
            Total current assets                                 3,465         5,975,844             36,495               6,015,804
                                                            ----------       -----------         ----------            ------------
Net property and equipment                                          --           623,736                 --                 623,736
                                                            ----------       -----------         ----------            ------------
Other assets:
   Deferred financing costs, net                                    --           258,036                 --                 258,036
   Customer lists, net                                              --         1,555,383                 --               1,555,383
   Restricted cash                                             125,000                --           (125,000)    B                --
   Deferred merger costs                                            --            39,599            (39,599)    C                --
   Deposits                                                         --            37,062                 --                  37,062
                                                            ----------       -----------         ----------            ------------
            Total other assets                                 125,000         1,890,080           (164,599)              1,850,481
                                                            ----------       -----------         ----------            ------------
                                                            $  128,465       $ 8,489,660         $ (128,104)           $  8,490,021
                                                            ==========       ===========         ==========            ============

Current liabilities:
   Notes payable                                            $       --       $ 1,778,561         $       --            $  1,778,561
   Accounts payable                                                 --         2,326,605                 --               2,326,605
   Accrued expenses and other                                   80,770         1,127,814            (80,770)    B         1,127,814
   Preferred dividends payable                                      --           484,551                 --                 484,551
                                                            ----------       -----------         ----------            ------------
            Total current liabilities                           80,770         5,717,531            (80,770)              5,717,531
Subordinated notes payable                                          --         2,250,000                 --               2,250,000
                                                            ----------       -----------         ----------            ------------
            Total liabilities                                   80,770         7,967,531            (80,770)              7,967,531
                                                            ----------       -----------         ----------            ------------
Stockholders' equity:

   Preferred stock, at liquidation value; $.001 par value;
      10,000,000 shares authorized:
      Series A, none, 2,466,667 and 345,333 shares
         issued                                                     --         3,700,000                 --     A         3,700,000
      Series B, none, 2,087,500 and 2,087,500 shares
         issued                                                     --         4,175,000                 --     A         4,175,000
   Common stock, $.001 par value; 75,000,000 shares
      authorized, 406,000, 3,333,969 and 3,739,969
      shares issued                                                406             3,334                 --     A             3,740
   Additional paid-in capital                                  154,594         5,864,263           (107,305)    A         5,864,218
                                                                                                     (7,735)    B
                                                                                                    (39,599)    C

   Accumulated deficit                                        (107,305)      (13,150,732)           107,305     A       (13,150,732)
   Unearned stock-based compensation                                --           (69,736)                --                 (69,736)
                                                            ----------       -----------         ----------            ------------
            Total stockholders' equity                          47,695           522,129            (47,334)                522,490
                                                            ----------       -----------         ----------            ------------
                                                            $  128,465       $ 8,489,660         $ (128,104)           $  8,490,021
                                                            ==========       ===========         ==========            ============

                                                  See notes to pro forma financial statements

                                 RXBAZAAR, INC.
          UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF LOSS
                         SIX MONTHS ENDED JUNE 30, 2002

                                                             RxBazaar,
                                                               Inc.           RxB, Inc.         Adjustments   Note       Pro Forma
                                                            ----------       -----------         ----------   ----     ------------

Sales, net                                                  $       --       $ 9,159,122         $       --            $  9,159,122
Cost of sales                                                       --         7,945,833                 --               7,945,833
                                                            ----------       -----------         ----------            ------------
            Gross profit                                            --         1,213,289                 --               1,213,289

Operating expenses                                              74,031         3,777,283                 --               3,851,314
                                                            ----------       -----------         ----------            ------------
            Operating loss                                     (74,031)       (2,563,994)                --              (2,638,025)
                                                            ----------       -----------         ----------            ------------
Other income (expense):
   Interest and financing expense                                   --          (454,806)           145,744     1          (309,062)
   Miscellaneous                                                    --           148,592                 --                 148,592
                                                            ----------       -----------         ----------            ------------
            Other income (expense), net                             --          (306,214)           145,744                (160,470)
                                                            ----------       -----------         ----------            ------------
            Net loss                                           (74,031)       (2,870,208)           145,744              (2,798,495)

Dividends on preferred stock                                        --           226,869            129,881     2           356,750
                                                            ----------       -----------         ----------            ------------
            Net loss applicable to common stock             $  (74,031)      $(3,097,077)        $   15,863            $ (3,155,245)
                                                            ==========       ===========         ==========            ============

Net loss per share - basic                                  $    (0.18)      $     (0.93)                              $      (0.84)
                                                            ==========       ===========                               ============
Weighted average shares outstanding                            404,967         3,333,969                        3         3,738,936
                                                            ==========       ===========                               ============

                                                 See notes to pro forma financial statements.


                                 RXBAZAAR, INC.
          UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF LOSS
                          YEAR ENDED DECEMBER 31, 2001

                                                             RxBazaar,
                                                               Inc.           RxB, Inc.         Adjustments   Note       Pro Forma
                                                            ----------       -----------         ----------   ----     ------------
Sales, net                                                  $       --       $17,244,283         $       --            $ 17,244,283
Cost of sales                                                       --        14,479,743                 --              14,479,743
                                                            ----------       -----------         ----------            ------------
            Gross profit                                            --         2,764,540                 --               2,764,540

Operating expenses                                              11,010         8,584,401                 --               8,595,411
                                                            ----------       -----------         ----------            ------------
            Operating loss                                     (11,010)       (5,819,861)                --              (5,830,871)
                                                            ----------       -----------         ----------            ------------
Other income (expense):
   Interest income                                                  --               205                 --                     205
   Interest and financing expense                                   --          (745,903)            40,184     1          (705,719)
   Miscellaneous                                                    --            28,266                 --                  28,266
                                                            ----------       -----------         ----------            ------------
            Other income (expense), net                             --          (717,432)            40,184                (677,248)
                                                            ----------       -----------         ----------            ------------
            Net loss                                           (11,010)       (6,537,293)            40,184              (6,508,119)

Dividends on preferred stock                                        --           257,682            417,500     2           675,182
                                                            ----------       -----------         ----------            ------------
            Net loss applicable to common stock             $  (11,010)      $(6,794,975)        $ (377,316)           $ (7,183,301)
                                                            ==========       ===========         ==========            ============

Net loss per share - basic                                  $    (0.03)      $     (2.28)                              $      (2.17)
                                                            ==========       ===========                               ============
Weighted average shares outstanding                            326,575         2,984,890                        3         3,311,465
                                                            ==========       ===========                               ============


                                                 See notes to pro forma financial statements.

                                 RXBAZAAR, INC.
                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                        CONSOLIDATED FINANCIAL STATEMENTS

     The following unaudited pro forma adjustments are included in the accompanying unaudited pro forma condensed consolidated balance sheet at June 30, 2002 to reflect the combination of RxBazaar, Inc. (formerly SB Merger Corp.) and RxB, Inc. (formerly RxBazaar, Inc.).

     A. To record the acquisition of RxB by RxBazaar in exchange for 3,333,969 shares of common stock, 345,333 shares of Series A Preferred Stock and 2,087,500 shares of Series B Preferred Stock of RxBazaar.

     B. To record the release of $125,000 in restricted cash from escrow on completion of the merger and the use of such funds to pay accrued expenses and other closing costs.

     C. To record the write-off of deferred merger costs against proceeds of the merger.

     The following pro forma adjustments are included in the accompanying unaudited pro forma condensed consolidated statements of loss for the six months ended June 30, 2002 and the year ended December 31, 2001.

     1. Elimination of interest expense incurred on notes payable converted to equity in connection with the sale of Series B Preferred Stock.

     2.  To record dividends on Series B Preferred Stock at 10% per annum.

     3. Pro forma loss per share is based on the pro forma weighted average number of shares outstanding as follows:

                                              Six Months     Year Ended
                                                Ended        December 31,
                                            June 30, 2002        2001
                                              ---------        ---------
         RxBazaar weighted average
            shares outstanding                  404,967          326,575
         RxB weighted average
            shares outstanding                3,333,969        2,984,890
                                              ---------        ---------
                                              3,738,936        3,311,465
                                              =========        =========

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of officers and directors

            Section 145 of the Delaware General Corporation Law authorizes a Delaware corporation to indemnify its present and former directors and officers under certain conditions. Article Seventh of our amended and restated certificate of incorporation provides that we shall indemnify each person who at any time is, or shall have been, one of our officers or directors and was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was one of our directors or officers, or is or was serving at our request as a director, officer, trustee of, or in similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection with any such action, suit or proceeding, to the maximum extent permitted by the Delaware General Corporation Law, as currently in effect or amended in the future. No amendment to or repeal of the provisions of Article Seventh of our amended and restated certificate of incorporation shall deprive a director or officer of the benefit of those articles with respect to any act or failure occurring prior to such amendment or repeal.

            Section 145 of the Delaware General Corporation Law authorizes a Delaware corporation to pay expenses, including attorneys' fees, incurred by an officer or director in defending any civil, criminal, administrative or investigative action suit or proceeding before the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Article 10 of our amended and restated bylaws provides that in the event that we do not assume the defense of a matter in connection with which we may be obligated to indemnify an officer or director, we will pay the expenses incurred by the officer or director upon receipt of such an undertaking.

            Section 102(b)(7) of the Delaware General Corporation Law authorizes a Delaware corporation to adopt a charter provision eliminating or limiting the personal liability of directors to the corporation or its stockholders for breach of fiduciary duty as directors, provided that the provision may not eliminate or limit the liability of directors for:

     o any breach of the director's duty of loyalty to the corporation or its stockholders;
     o any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
     o any payment of a dividend or approval of a stock purchase that is illegal under Section 174 of the Delaware General Corporation Law; and
     o any transaction from which the director derived an improper personal benefit.

            Article Ninth of our amended and restated certificate of incorporation provides that, to the maximum extent permitted by the Delaware General Corporation Law, none of our directors shall be personally liable to us or to any of our stockholders for monetary damages arising out of that director's breach of fiduciary duty as one of our directors. No amendment to or repeal of the provisions of Article Ninth shall apply to or have any effect on the liability or the alleged liability of any of our directors with respect to any act or failure to act of that director occurring before the amendment or repeal. A principal effect of Article Ninth is to limit or eliminate the potential liability of our directors for monetary damages arising from breaches of their duty of care, unless the breach involves one of the four exceptions described above.

            Section 145 of the Delaware General Corporation Law also authorizes a Delaware corporation to obtain insurance on behalf of its directors and officers against liabilities incurred by them in those capacities. We currently maintain a directors' and officers' liability and company reimbursement liability insurance policy that insures: (a) our directors and officers against losses, above a deductible amount, arising from specified types of claims made against them by reason of enumerated acts done or attempted by our directors or officers; and (b) us against losses, above a deductible amount, arising from any of the specified types of claims, but only if we are required or permitted to indemnify our directors or officers for those losses under statutory or common law or under provisions of our amended and restated certificate of incorporation or amended and restated bylaws.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

            Our estimated expenses in connection with the issuance and distribution of the securities being registered are estimated to be as follows:

            Securities and Exchange Commission filing fee             555.93
            Blue Sky filing fees                                    5,000.00
            Legal fees and expenses                                35,000.00
            Accounting expenses                                     8,000.00
            Miscellaneous                                           1,444.07
                                                                  ----------
                                    Total                         $50,000.00
                                                                  ----------
ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

            RxBazaar, Inc., formerly known as SB Merger Corp.

            In January 2000, the company sold 33,434 shares to Judith Haselton, and 29,283 shares to each of StockBridge Investment Partners III (the administrative manager of which is controlled by Richard L. Campbell), and Mantis Partners IV, LP (of which Richard L. Campbell is a General Partner). Mr. Campbell and Ms. Haselton are the company's founders, officers and directors. The aggregate consideration for such shares was $5,025, which was paid in full at the time in connection with the organization of the company. Such shares were issued in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended, contained in Section 4(2) thereof. In addition, in April 2000 we issued 108,000 shares to 15 accredited investors for $24,975. We issued such securities in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended, contained in Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended.

            In July 2002, we issued 3,333,969 shares of common stock, 345,333 shares of Series A Preferred Stock and 2,087,500 shares of Series B Preferred Stock to the holders of the former RxBazaar, Inc. in a merger transaction. We issued such securities in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended, contained in Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended.

            RxB, Inc., formerly known as RxBazaar, Inc.

            From its inception RxB has sold the following securities in reliance on one or more exemptions from registration under the Securities Act of 1933, as amended, including the exemptions under Section 4(2) thereof and Rule 506 promulgated thereunder (all information below has been adjusted to reflect the effect of a one-for-five reverse stock split of RxB's common stock effected in February 2002 and the July 2002 0.7-for-1 merger ratio). Except as otherwise noted below, in each case RxB sold the securities in reliance on the exemption from registration under Rule 506, based on representations and information given by each purchaser that he, she or it was an "accredited investor," as defined in Regulation D, because of, among other things, the purchaser's net worth or income, individually or together with the purchaser's spouse (or because the purchaser was an executive officer or director of RxB).

            SALES OF COMMON STOCK

            1. On October 25, 1999 and January 31, 2000 RxB issued a total of 2,856,000 shares of its common stock at a price of approximately $.036 per share to 14 accredited investors for aggregate proceeds of $102,000.

            2. On May 8, 2000, June 12, 2000, July 10, 2000 and July 25, 2000,
RxB sold, in an offering to 17 accredited investors, 107,100 shares of its common stock at approximately $7.14 per share for an aggregate consideration of $765,000 in cash.

            3. On August 25, 2000, September 27, 2000, October 12, 2000 and October 27, 2000, RxB sold, in an offering to 45 accredited investors, a total of 152,717 shares of its common stock at approximately $14.29 per share for an aggregate consideration of $2,181,668 in cash.

            4. On February 23, 2001, RxB sold 142,721 units at a purchase price of approximately $10.71 per unit to 25 accredited investors. Each unit consisted of one share of common stock and one warrant to purchase one share of common stock at an exercise price of approximately $14.29 per share. RxB raised an aggregate of $1,529,000 in cash in this offering.

            5. On May 18, 2001, RxB sold 2,333 units at a purchase price of approximately $10.71 per unit to a single accredited investor for aggregate proceeds of $25,000. Each unit consisted of one share of common stock and one warrant to purchase one share of common stock at an exercise price of approximately $14.29 per share.

            6. On June 5, 2001, RxB sold 280,000 shares of common stock at a purchase price of approximately $1.79 per share to Rx Supply Chain Partners, LLC, an accredited investor, for aggregate proceeds of $500,000 in cash.

            7. RxB sold 28,000 shares of common stock at a purchase price of approximately $3.57 per share to an accredited investor for aggregate proceeds of $100,000 in cash.

            8. On November 8, 2001, RxB sold 355,180 units at a purchase price of approximately $1.79 per unit to 39 accredited investors, for aggregate proceeds of $634,250 in cash. Each unit consisted of one share of common stock and a warrant to purchase one share of common stock at an exercise price of approximately $1.79 per share.

            SALES OF CONVERTIBLE SECURITIES

            1. On February 15, 2001, RxB sold 3,133,334 shares of its Series A Preferred Stock and warrants to purchase an aggregate of 38,383 shares of common stock at a purchase price of approximately $14.29 per share to two accredited investors for an aggregate purchase price of $4,700,000.

            2. On June 5, 2001, RxB issued options to purchase 1,260,000 shares of its common stock at approximately $1.79 per share to four outside directors, Handel Evans and Robert Cawthorn and two others who have since resigned and whose options terminated.

            3. On September 29, 2000, RxB issued a warrant to purchase 168,000 shares of common stock at an exercise price of approximately $17.86 per share to Able Laboratories, Inc. in consideration of strategic planning by Able Laboratories for RxB.

            4. On October 23, 2000, RxB issued a warrant to purchase 4,200 shares of its common stock at an exercise price of approximately $14.29 per share to MRI Sales Consultants in consideration of professional placement services.

            5. Since its inception to June 30, 2002, RxB has granted to 103 of its employees stock options to purchase an aggregate of 469,980 shares of its common stock at exercise prices ranging from approximately $.36 to $14.29 per share. Options to purchase a total of 5,618 shares have been exercised. RxB relied on the exemption under Rule 701 for these transactions.

            6. On December 26 and December 28, 2001 and January 8 and January 15, 2002, RxB sold an aggregate of seven units at a purchase price of $100,000 per unit to 7 accredited investors. Each unit consisted of one $100,000 10% unsecured convertible promissory note and one warrant to purchase 14,000 shares of common stock at an exercise price of approximately $.71 per share. Net proceeds to RxB were $658,000, after placement costs of $42,000.

            7. On January 9, 2002, RxB issued options to purchase 119,000 shares of common stock at a purchase price of approximately $1.79 per share to each of Handel Evans and Robert Cawthorn, its outside directors.

            8. On April 11 and May 20, 2002, RxB sold 2,087,500 shares of its Series B Preferred Stock to 59 accredited investors in a private placement for an aggregate purchase price of $4,175,000 in cash and conversion of outstanding debt. The placement of the shares satisfied a condition of the agreement and plan of merger among RxBazaar, SB Merger and RxB Acquisition Corp. dated February 1, 2002 that RxB would raise a minimum of $3,000,000 in equity after January 1, 2002.

ITEM 27.  EXHIBITS

   EXHIBIT
    NUMBER                         EXHIBIT DESCRIPTION
    ------                         -------------------

     *2.1         Amended and Restated Merger Agreement and Plan of
                  Reorganization among RxBazaar, SB Merger and RxB Acquisition
                  Corp.
     *3.1         Amended and Restated Certificate of Incorporation filed with the Delaware Secretary of State on April 11, 2002.
     *3.2         Amended and Restated Bylaws
    **3.5         Certificate of Designations, Preferences and Rights of Series
                  A Convertible Preferred Stock filed with the Delaware
                  Secretary of State on July 24, 2002
    **3.8         Certificate of Designations, Preferences and Rights of Series
                  B Convertible Preferred Stock of RxBazaar filed with the
                  Delaware Secretary of State on July 24, 2002
    **3.7         Certificate of Amendment of Certificate of Incorporation filed with the Delaware Secretary of State on July 26, 2002
      4.1         Specimen Stock Certificate 5.1 Opinion of Foley Hoag LLP
    *10.1         Agreement and Plan of Merger among RxBazaar, RxBazaar.com
                  Acquisition Corp., Superior Pharmaceutical Company and
                  DynaGen, Inc. dated October 20, 2000
    *10.2         First Amended and Restated Secured Promissory Note issued by
                  RxBazaar and issued to FINOVA Mezzanine Capital Inc. in the amount of $1,500,000 dated February 23, 2001
    *10.3         First Amended and Restated Secured Promissory Note issued by
                  RxBazaar and issued to Argosy Investment Partners, L.P. in the amount of $750,000 dated February 23, 2001
    *10.4         Revolving Loan Promissory Note issued by Superior
                  Pharmaceutical Company and issued to The CIT Group/Business
                  Credit, Inc. in the amount of $12,500,000 dated February 23,
                  2001
    *10.5         Form of 10% unsecured promissory note issued by RxBazaar on
                  January 15, 2002

    *10.6 Warrant to purchase 1,200,000 shares of common stock of RxBazaar at $2.50 per share issued to Able Laboratories, Inc. dated September 29, 2000
    *10.7 Form of warrant to purchase shares of common stock of RxBazaar at $2.00 per share dated February 23, 2001
    *10.8 Form of warrant to purchase shares of common stock of RxBazaar at $.25 per share issued November 8, 2001
    *10.9 Form of warrant to purchase shares of common stock of RxBazaar at $.10 per share dated January 15, 2002
   *10.12 Form of Right of First Refusal Agreement between RxBazaar and the parties listed thereto dated October 25, 1999
   *10.13 Form of Stock Purchase Agreement to purchase shares of common stock of RxBazaar at $1.00 per share
   *10.14 Form of Stock Purchase Agreement to purchase shares of common stock of RxBazaar at $2.00 per share
   *10.15 Securities Purchase Agreement between RxBazaar and Kenilworth LLC and The Endeavor Capital Investment Fund S.A. dated February 15, 2001, to purchase 3,133,333 shares of Series A Convertible Preferred Stock of RxBazaar

   EXHIBIT
    NUMBER                         EXHIBIT DESCRIPTION
    ------                         -------------------

   *10.16         Form of Securities Purchase Agreement to purchase units at
                  $1.50 per unit, each unit consisting of one share of common stock and a warrant to purchase an additional share of common stock dated February 2001
   *10.17         Form of Subscription Agreement between RxBazaar and the
                  signatories thereto to purchase units, each unit consisting of one share of common stock and one common stock purchase
                  warrant at $.25 per unit, dated November 8, 2001
   *10.18         Form of Subscription Agreement between RxBazaar and the
                  signatories thereto to purchase units, each unit consisting of a 10% $100,000 unsecured convertible promissory note and
                  warrant to purchase an additional 100,000 shares of common stock dated January 15, 2002
   *10.19         Subscription Agreement between RxBazaar and RxSupply Chain
                  Partners, LLC dated June 13, 2001 to purchase 2,000,000 shares of Common Stock of RxBazaar
   *10.20         RxBazaar Series B Preferred Stock Subscription Agreement and
                  Investment Letter dated February 2002
   *10.21         Employment Agreement between RxBazaar and Anand Adya dated
                  April 3, 2000***
   *10.22         Employment Agreement between RxBazaar and Bruce Warwick dated
                  May 15, 2000***
   *10.23         Employment Agreement between RxBazaar and James Stahly dated
                  October 23, 2000***
   *10.24         Form of Employee Non-Disclosure Agreement and Intellectual
                  Property Assignment Agreement
   *10.25         2000 Stock Option/Restricted Stock Plan***
   *10.26         2002 Stock Incentive Plan***
   *10.27         Commercial Lease Agreement between SPC Properties Limited and
                  Superior Pharmaceutical Company
   *10.28         Lease Agreement between Scott F. Orton, John H. Thigpen, III and RxBazaar dated April 25, 2001
   *10.29         Financing and Security Agreement among The CIT Group/Business
                  Credit, Inc., Superior Pharmaceutical Company and RxBazaar dated February 23, 2001
   *10.30         RxBazaar Guaranty pursuant to Financing and Security Agreement among The CIT Group/Business Credit, Inc., Superior
                  Pharmaceutical Company and RxBazaar dated February 23, 2001
   *10.31         Pledge Agreement between RxBazaar and The CIT Group/Business
                  Credit, Inc. dated February 23, 2001
   *10.32         Form of Liquidation Assistance Agreement among each of
                  Wadekar, Stahly, Cusick, and Superior Pharmaceutical Company,
                  RxBazaar, and The CIT Group/Business Credit, Inc. dated
                  February 23, 2001
   *10.33         First Amended and Restated Loan Agreement between DynaGen,
                  Inc., RxBazaar, Superior Pharmaceutical Company, Argosy
                  Investment Partners, L.P. and FINOVA Mezzanine Capital Inc.
                  dated February 23, 2001
   *10.34         Security Agreement between RxBazaar and FINOVA Mezzanine
                  Capital Inc. dated February 23, 2001
   *10.35         Pledge and Security Agreement between RxBazaar and FINOVA
                  Mezzanine Capital Inc. dated February 23, 2001
   *10.36         Assignment and Assumption Agreement among DynaGen, Inc., Able
                  Laboratories, Inc. and Superior Pharmaceutical Company dated
                  February 23, 2001
   *10.37         Guaranty and Pledge Agreement dated February 15, 2001 between
                  DynaGen, Inc., RxBazaar, Kenilworth LLC, Infusion Capital
                  Investment Corp. and Ocean Marketing Corp.
    10.38         Agreement with Able Laboratories, Inc. dated September 9, 2002
     21.1         List of subsidiaries of the registrant
     23.1         Consent of Foley Hoag LLP (included in Exhibit 5.1)
     23.2         Consent of Grassi & Co., P.C. (formerly Feldman Sherb & Co.,
                  P.C.)
     23.3         Consent of Wolf & Co., P.C.

* Previously filed as an exhibit to the registrant's post-effective amendment to Registration Statement on Form SB-2/A (File No. 333-39044), as filed with the Securities and Exchange Commission on April 15, 2002 and amended thereafter, and incorporated herein by reference.

** Previously filed as an exhibit to the registrant's Current Report on Form 8-K, filed with the Securities and Exchange Commission on August 9, 2002, and incorporated herein by reference.
***      Indicates management contract or compensatory plan.


UNDERTAKINGS

The registrant undertakes that it will:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

     (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

     (iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                   SIGNATURES

            In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Needham, Massachusetts, on September 10, 2002.

                                         RxBazaar, Inc.


                                         /s/ C. Robert Cusick
                                         ---------------------------------------
                                         By: C. Robert Cusick, Chief Executive
                                             Officer

                                POWER OF ATTORNEY

            We, the undersigned officers and directors of RxBazaar, Inc., hereby severally constitute and appoint each of C. Robert Cusick and Bruce Warwick our true and lawful attorney with full power to sign for us and in our names in the capacities indicated below, any and all pre-effective and post-effective amendments to the Registration Statement on Form SB-2 filed herewith, and any subsequent Registration Statement for the same offering which may be filed under Rule 462(b) under the Securities Act of 1933, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable RxBazaar, Inc. to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to any and all amendments to said Registration Statement or to any subsequent Registration Statement for the same offering that may be filed under said Rule 462(b).

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated as of September 10, 2002.

       SIGNATURE                      TITLE                       DATE
       ---------                      -----                       ----


/s/ C. Robert Cusick          Chief Executive Officer       September 10, 2002
---------------------------   and Director
C. Robert Cusick


/s/ Bruce Warwick             Secretary and Treasurer       September 10, 2002
---------------------------
Bruce Warwick


/s/ Handel Evans              Director                      September 10, 2002
---------------------------
Handel Evans


/s/ Robert Cawthorn           Director                      September 10, 2002
---------------------------
Robert Cawthorn


/s/ Shikhar Ghosh             Director                      September 10, 2002
---------------------------
Shikhar Ghosh

EXHIBIT INDEX

   EXHIBIT
    NUMBER                         EXHIBIT DESCRIPTION
    ------                         -------------------

     *2.1         Amended and Restated Merger Agreement and Plan of
                  Reorganization among RxBazaar, SB Merger and RxB Acquisition
                  Corp.
     *3.1         Amended and Restated Certificate of Incorporation filed with the Delaware Secretary of State on April 11, 2002.
     *3.2         Amended and Restated Bylaws
    **3.5         Certificate of Designations, Preferences and Rights of Series
                  A Convertible Preferred Stock filed with the Delaware
                  Secretary of State on July 24, 2002
    **3.8         Certificate of Designations, Preferences and Rights of Series
                  B Convertible Preferred Stock of RxBazaar filed with the
                  Delaware Secretary of State on July 24, 2002
    **3.7         Certificate of Amendment of Certificate of Incorporation filed with the Delaware Secretary of State on July 26, 2002
      4.1         Specimen Stock Certificate 5.1 Opinion of Foley Hoag LLP
    *10.1         Agreement and Plan of Merger among RxBazaar, RxBazaar.com
                  Acquisition Corp., Superior Pharmaceutical Company and
                  DynaGen, Inc. dated October 20, 2000
    *10.2         First Amended and Restated Secured Promissory Note issued by
                  RxBazaar and issued to FINOVA Mezzanine Capital Inc. in the amount of $1,500,000 dated February 23, 2001
    *10.3         First Amended and Restated Secured Promissory Note issued by
                  RxBazaar and issued to Argosy Investment Partners, L.P. in the amount of $750,000 dated February 23, 2001
    *10.4         Revolving Loan Promissory Note issued by Superior
                  Pharmaceutical Company and issued to The CIT Group/Business
                  Credit, Inc. in the amount of $12,500,000 dated February 23,
                  2001
    *10.5         Form of 10% unsecured promissory note issued by RxBazaar on
                  January 15, 2002

    *10.6 Warrant to purchase 1,200,000 shares of common stock of RxBazaar at $2.50 per share issued to Able Laboratories, Inc. dated September 29, 2000
    *10.7 Form of warrant to purchase shares of common stock of RxBazaar at $2.00 per share dated February 23, 2001
    *10.8 Form of warrant to purchase shares of common stock of RxBazaar at $.25 per share issued November 8, 2001
    *10.9 Form of warrant to purchase shares of common stock of RxBazaar at $.10 per share dated January 15, 2002
   *10.12 Form of Right of First Refusal Agreement between RxBazaar and the parties listed thereto dated October 25, 1999
   *10.13 Form of Stock Purchase Agreement to purchase shares of common stock of RxBazaar at $1.00 per share
   *10.14 Form of Stock Purchase Agreement to purchase shares of common stock of RxBazaar at $2.00 per share
   *10.15 Securities Purchase Agreement between RxBazaar and Kenilworth LLC and The Endeavor Capital Investment Fund S.A. dated February 15, 2001, to purchase 3,133,333 shares of Series A Convertible Preferred Stock of RxBazaar
   *10.16 Form of Securities Purchase Agreement to purchase units at $1.50 per unit, each unit consisting of one share of common stock and a warrant to purchase an additional share of common stock dated February 2001
   *10.17 Form of Subscription Agreement between RxBazaar and the signatories thereto to purchase units, each unit consisting of one share of common stock and one common stock purchase warrant at $.25 per unit, dated November 8, 2001
   *10.18 Form of Subscription Agreement between RxBazaar and the signatories thereto to purchase units, each unit consisting of a 10% $100,000 unsecured convertible promissory note and warrant to purchase an additional 100,000 shares of common stock dated January 15, 2002
   *10.19 Subscription Agreement between RxBazaar and RxSupply Chain Partners, LLC dated June 13, 2001 to purchase 2,000,000 shares of Common Stock of RxBazaar

   EXHIBIT
    NUMBER                         EXHIBIT DESCRIPTION
    ------                         -------------------

   *10.20         RxBazaar Series B Preferred Stock Subscription Agreement and
                  Investment Letter dated February 2002
   *10.21         Employment Agreement between RxBazaar and Anand Adya dated
                  April 3, 2000***
   *10.22         Employment Agreement between RxBazaar and Bruce Warwick dated
                  May 15, 2000***
   *10.23         Employment Agreement between RxBazaar and James Stahly dated
                  October 23, 2000***
   *10.24         Form of Employee Non-Disclosure Agreement and Intellectual
                  Property Assignment Agreement
   *10.25         2000 Stock Option/Restricted Stock Plan***
   *10.26         2002 Stock Incentive Plan***
   *10.27         Commercial Lease Agreement between SPC Properties Limited and
                  Superior Pharmaceutical Company
   *10.28         Lease Agreement between Scott F. Orton, John H. Thigpen, III and RxBazaar dated April 25, 2001
   *10.29         Financing and Security Agreement among The CIT Group/Business
                  Credit, Inc., Superior Pharmaceutical Company and RxBazaar dated February 23, 2001
   *10.30         RxBazaar Guaranty pursuant to Financing and Security Agreement among The CIT Group/Business Credit, Inc., Superior
                  Pharmaceutical Company and RxBazaar dated February 23, 2001
   *10.31         Pledge Agreement between RxBazaar and The CIT Group/Business
                  Credit, Inc. dated February 23, 2001
   *10.32         Form of Liquidation Assistance Agreement among each of
                  Wadekar, Stahly, Cusick, and Superior Pharmaceutical Company,
                  RxBazaar, and The CIT Group/Business Credit, Inc. dated
                  February 23, 2001
   *10.33         First Amended and Restated Loan Agreement between DynaGen,
                  Inc., RxBazaar, Superior Pharmaceutical Company, Argosy
                  Investment Partners, L.P. and FINOVA Mezzanine Capital Inc.
                  dated February 23, 2001
   *10.34         Security Agreement between RxBazaar and FINOVA Mezzanine
                  Capital Inc. dated February 23, 2001
   *10.35         Pledge and Security Agreement between RxBazaar and FINOVA
                  Mezzanine Capital Inc. dated February 23, 2001
   *10.36         Assignment and Assumption Agreement among DynaGen, Inc., Able
                  Laboratories, Inc. and Superior Pharmaceutical Company dated
                  February 23, 2001
   *10.37         Guaranty and Pledge Agreement dated February 15, 2001 between
                  DynaGen, Inc., RxBazaar, Kenilworth LLC, Infusion Capital
                  Investment Corp. and Ocean Marketing Corp.
    10.38         Agreement with Able Laboratories, Inc. dated September 9, 2002
     21.1         List of subsidiaries of the registrant
     23.1         Consent of Foley Hoag LLP (included in Exhibit 5.1)
     23.2         Consent of Grassi & Co., P.C. (formerly Feldman Sherb & Co.,
                  P.C.)
     23.3         Consent of Wolf & Co., P.C.

* Previously filed as an exhibit to the registrant's post-effective amendment to Registration Statement on Form SB-2/A (File No. 333-39044), as filed with the Securities and Exchange Commission on April 15, 2002 and amended thereafter, and incorporated herein by reference.
** Previously filed as an exhibit to the registrant's Current Report on Form 8-K, filed with the Securities and Exchange Commission on August 9, 2002, and incorporated herein by reference.
***      Indicates management contract or compensatory plan.